Exhibit 10.1


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                                  OFFICE LEASE

                                     between

                   NINE PENN CENTER ASSOCIATES, L.P., Landlord

                                       AND

                               LORJO CORP., Tenant


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                               MELLON BANK CENTER

                               1735 MARKET STREET

                           PHILADELPHIA, PENNSYLVANIA



                               Date: May 26, 1994


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                     Guarantor: PMA REINSURANCE CORPORATION




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                              SCHEDULE OF EXHIBITS


     Exhibit               Contents                          Section Reference
     -------               --------                          -----------------
       "A"      FLOOR PLAN OF PREMISES                                2.1
       "B"      [INTENTIONALLY OMITTED]
       "C"      RULES AND REGULATIONS                                10.5
       "D"      INDEX OF DEFINED TERMS                                1.0
       "E"      CONTRACTOR INSURANCE REQUIREMENTS                     7.9.2
       "F"      CORE AND SHELL SPECIFICATIONS                         7.1
       "G"      CLEANING SPECIFICATIONS                               8.4
       "H"      NON-DISTURBANCE AGREEMENT                            18.3
       "I"      GUARANTY                                             35.22
       "J"      SALVAGEABLE MATERIALS                                 7.4
       "K"      SITE LOGISTICS AND PROCEDURES                         7.11
       "L"      CONFIRMATION OF LEASE COMMENCEMENT                    3.1.2
       "M"      LANDLORD'S ESTIMATES                                  6.2.3
       "N"      EXPANSION OPTION SPACE                               31.1
       "O"      SUBLEASE                                             12.1
       "P"      SUBLEASE CONSENT                                     12.1


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                               AGREEMENT OF LEASE

                THIS IS AN AGREEMENT OF LEASE (hereinafter "Lease") made this 26th day of May, 1994, by and between NINE PENN CENTER ASSOCIATES, L.P., a Pennsylvania limited partnership (herein called "Landlord") and LORJO CORP., a Pennsylvania corporation (herein called "Tenant").

                                   BACKGROUND

                A. Landlord desires to lease to Tenant the premises identified in this Lease under the terms and conditions herein set forth.

                B. Tenant desires to lease and accept from Landlord the premises identified in this Lease under the terms and conditions herein set forth.

                C. Tenant intends to sublease the premises to PMA Reinsurance Corporation, Tenant's guarantor hereunder, in accordance with the terms of this Lease.

                D. Landlord has agreed to consent to the Tenant's sublease to PMA Reinsurance Corporation, so long as such sublease complies with the terms herein.

                                   AGREEMENTS

                IN CONSIDERATION of the Background, and the mutual covenants and agreements herein set forth, and other good, valuable and sufficient consideration received, and intending to be legally bound hereby, the parties hereto agree as follows, all of the following agreements and covenants being regarded as strict legal conditions:

                1. Definitions. Exhibit "D" attached to this Lease identifies the respective Sections of this Lease in which certain terms are defined. When used in this Lease, the following terms shall have the following meanings:

                              Additional Rent.  The term "Additional Rent" or
"additional rent" shall mean all sums payable under this Lease for any purpose, whether or not they are expressly designated as "Additional Rent" or "additional rent" or would otherwise be considered rent, other than Minimum Rent.

                              Affiliate.  The term "affiliate" of any entity,
corporation, or partnership shall mean any other entity, corporation, or partnership controlling, controlled by, or under common control with the former.


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                              Agent. The term "Agent" shall mean The Rubin
Organization, having an address at The Bellevue, Third Floor, 200 South Broad Street, Philadelphia, PA 19102, or such other party or such other address as Landlord may designate, from time to time, by written notice to Tenant.

                              Building. The term "Building" shall mean that
certain commercial office building and related improvements presently known as Mellon Bank Center, located at 1735 Market Street in Philadelphia, Pennsylvania. The Building contains 1,354,725 Rentable Square Feet of space (being the aggregate Rentable Area of the Office Space, Retail Space, Storage Space and Garage Space).

                              Business Day. The term "Business Day" shall mean
Monday through Friday, except Holidays. All references to a period of days in this Lease shall be deemed to refer to calendar days unless the term Business Day is used.

                              Business Hours. The term "Business Hours" shall
mean 8:00 A.M. to 6:00 P.M., Monday through Friday, and 8:00 A.M. to 1:00 P.M. on Saturday, Holidays excepted.

                              Construction Allowance. The term "Construction
Allowance" shall mean the sum of One Million Dollars ($1,000,000.00), to be applied as set forth in Section 7.8 below.

                              Force Majeure. The term "Force Majeure" shall mean
delay, hindrance or prevention of Tenant or Tenant's contractor from the performance of the Tenant Work, directly resulting from (a) so-called "wild cat" strikes or other unforeseeable labor walk outs or lock outs, (b) acts of God,
(c) enemy or terrorist act, (d) governmental ordinances, restrictions or regulations not in effect on the date of this Lease, (e) civil commotion, insurrection, sabotage, war or other national emergency, (f) accidents, floods, fires or other casualties not caused by the act or omission of Tenant or Tenant's employees or contractors, or (g) failure of utility companies to provide necessary utilities services to the Building.

                              Garage Space. The term "Garage Space" shall mean
the underground parking garage forming a part of the Building, containing 66,367 Rentable Square Feet of space.

                              Holidays. The term "Holidays" shall mean
President's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and New Year's Day.

                              Land. The term "Land" shall mean those parcels of
real property on which the Building is located.

                              Landlord. The term "Landlord" shall mean that
entity named on page 1 of this Lease and any subsequent owner of such Landlord's interest in the Property, as well as their respective heirs, personal


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


representatives, successors and assigns, all subject to the provisions of
Section 29 hereof.

                              Landlord Delay. The term "Landlord Delay" shall
mean delay, hindrance or prevention of Tenant or Tenant's contractor from the performance of the Tenant Work, directly resulting from material interference by Landlord or Landlord's agents, contractors or employees with Tenant's contractor's performance of the Tenant Work or Tenants' fixturing of or move into the Premises (it being agreed that Landlord's reasonable control over access to and use of the Premises during performance by Landlord of Landlord's Work shall not be deemed Landlord Delay).

                              Lease Interest Rate. The term "Lease Interest
Rate" shall mean the lesser of (A) the greater of (i) twelve percent (12%) per annum or (ii) the Prime Rate in effect from time to time plus two percent (2%), or (B) the maximum amount or rate that Landlord may lawfully charge Tenant in the circumstances if such a maximum exits.

                              Office Space. The term "Office Space" shall mean
the 1,231,518 Rentable Square Feet of office space contained in the Building.

                              Permitted Use. The term "Permitted Use" shall mean
use only for commercial executive offices (and offices for the clerical and other staff providing support services necessarily attendant thereto), and for no other purpose.

                              Prime Rate. The term "Prime Rate" shall mean the
reference rate of interest as announced by Citibank, New York or its successor; if such reference rate is discontinued or no longer quoted, then such comparable rate as Landlord reasonably designates by notice to Tenant.

                              Property. The term "Property" shall mean the Land
and the Building together.

                              Rentable Area. The term "Rentable Area" for any
space in the Building shall mean the total Rentable Square Feet included in such space including office space, retail space, storage space, and garage space.

                              Rentable Square Feet. The terms "Rentable Square
Foot", "Rentable Square Feet" and "Rentable Square Footage" shall refer to the rentable square footage of any space leased by Tenant hereunder, as calculated by Landlord.

                              Retail Space. The term "Retail Space" shall mean
the 43,183 Rentable Square Feet of retail space contained in the Building.



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                              Storage Space. The term "Storage Space" shall mean
the 13,657 Rentable Square Feet of storage space contained in the Building.



                2. Premises; Use

                              2.1 Premises. Landlord, for the Term and subject
to the provisions and conditions hereof, leases to Tenant, and Tenant hereby leases and rents from Landlord, the space (hereinafter collectively referred to as the "Premises" and more particularly delineated on the floor plans constituting "Exhibit A" attached hereto and made a part hereof), aggregating 57,914 Rentable Square Feet, consisting of 22,638 Rentable Square Feet of space located on and being the entire 28th floor of the Building, 22,330 Rentable Square Feet of space located on and being the entire 29th floor of the Building, and 12,946 Rentable Square Feet of space located on and being a portion of the 30th floor of the Building.

                              2.2 Use. Tenant shall not use or occupy, or permit
or suffer to be used or occupied, the Premises or any part thereof, other than for the Permitted Use.

                 3. Term

                              3.1 Duration

                                  3.1.1 Generally. The term of this Lease (the
"Term") shall commence on that date (the "Lease Commencement Date") which is the earlier of (a) the one hundred seventy-fifth (175th) calendar day following the date of full execution of this Lease, or (b) the date Tenant or anyone claiming under or through Tenant first occupies or takes possession of the Premises or any portion thereof for purposes of conducting business therein. Notwithstanding the foregoing, in the event that completion of Tenant's performance of the Tenant Work shall be delayed in excess of six (6) full days due to Force Majeure or Landlord Delay, or both (which days of delay shall be measured cumulatively and not consecutively), then the time period set forth in Section 3.1.1(a) above shall be extended one day for each full day of such delay in excess of the aforesaid six (6) days. No day of delay in performance of the Tenant Work shall be deemed to have occurred by reason of Force Majeure or Landlord's Delay if performance of the Tenant Work is simultaneously being delayed by causes within Tenant's control. Tenant shall give Landlord prompt written notice of each day of delay in performance of the Tenant Work alleged by Tenant to have been caused by Force Majeure or Landlord Delay. The Term shall continue until the last day of the first (1st) month of the eleventh (11th) Lease Year (the "Termination Date") unless sooner terminated.

                                  3.1.2 Lease Periods. The "First Lease Year"
shall be the twelve (12) month period commencing on the Lease Commencement Date, if the Lease Commencement Date is the first day of a calendar month, or, if the Lease Commencement Date is other than on the first day of a calendar month then the period commencing on the Lease Commencement Date and continuing through the

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last day of the twelfth full calendar month thereafter. Each "Lease Year" after the First Lease Year shall be a consecutive twelve (12) month period commencing on the first day of the calendar month immediately following the preceding Lease Year. Tenant covenants that it shall accept possession of the Premises on the Lease Commencement Date and thereafter continuously occupy the Premises, subject only to any rights of sublease or assignment herein contained, during the entire Term and any exercised renewals thereof. The Lease Commencement Date shall be confirmed in a confirmation memorandum to be executed by both parties promptly following the Lease Commencement Date in a form substantially similar to that in Exhibit "L" attached hereto and made a part hereof.

                4. Rent

                              4.1 Minimum Rent. Annual minimum rent for the
Premises ("Minimum Rent") shall be as follows:

First Lease Year ...................  $7.00 per Rentable Square Foot
                                      ($405,398 per annum, $33,783 per month)

Second Lease Year...................  $9.50 per Rentable Square Foot
                                      ($550,183 per annum, $45,848 per month)

Third and Fourth Lease Years........  $10.50 per Rentable Square Foot
                                      ($608,097 per annum, $50,674.75 per month)

Fifth and Sixth Lease Years.........  $11.00 per Rentable Square Foot
                                      ($637,054 per annum, $53,088 per month)

Seventh and Eighth Lease Years......  $11.50 per Rentable Square Foot
                                      ($666,011 per annum, $55,501 per month)

Ninth and Tenth Lease Years
  and first month of Eleventh ......  $12.50 per Rentable Square Foot
                                      ($723,925 per annum, Lease Year
                                      $60,327 per month)

                All Minimum Rent shall be payable in equal monthly installments commencing on the Lease Commencement Date and thereafter due on the first day of each month during the Term without demand, deduction or set-off, at the office of Agent. Notwithstanding the foregoing, in order partially to reimburse Tenant for the costs of the Tenant Work, Landlord agrees that no Minimum Rent or


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payments on account of Real Estate Taxes or Operating Expenses shall be payable or commence to accrue hereunder during the period commencing with the Commencement Date and ending one hundred thirty-nine (139) days thereafter (the "Rent Free Period"). Tenant shall be responsible for payment of charges for electricity, use and occupancy taxes and other Additional Rent other than the aforesaid payments on account of Real Estate Taxes and Operating Expenses during the Rent Free Period.

                              4.2 Partial Month. If the Rent Free Period ends on
a day other than the first or last day of a month, Minimum Rent from such day until the first day of the following month shall be prorated (on the basis of the number of days during such month) and shall be payable on the first day of the following month together with the Minimum Rent payment for that month.

                              4.3 Rent Acceptance. If Landlord, at any time or
times, shall accept Minimum Rent or any other sum due to it hereunder after the same shall become due and payable, such acceptance shall not excuse delay upon subsequent occasions, or constitute, or be construed as, a waiver of any of Landlord's rights hereunder.

                              4.4 Additional Rent. All sums payable by Tenant
under this Lease, whether or not stated to be rent, Minimum Rent or Additional Rent or otherwise denominated (hereinafter collectively referred to as "Rent"), shall be collectible by Landlord as rent and upon default in payment thereof Landlord shall have the same rights and remedies as for a failure to pay Minimum Rent (without prejudice to any other right or remedy available therefor). Notwithstanding anything to the contrary elsewhere contained in this Lease, any payment of Additional Rent other than those payments required to be made on demand may be paid by Tenant as follows, and such payments shall be considered timely notwithstanding that any other provision of this Lease stipulates that payment must be made within a fixed number of days:

                                  4.4.1 If Landlord's bill for the Additional
Rent is received by Tenant prior to the last ten (10) days of a calendar month, Tenant may pay the Additional Rent together with the payment of Minimum Rent due on the first day of the next succeeding calendar month.

                                  4.4.2 If Landlord's bill for the Additional
Rent is received by Tenant during the last ten (10) days of a calendar month, Tenant may pay such Additional Rent together with the payment of Minimum Rent due on the first day of the second calendar month next following.

                              4.5 Late Charge. If any payment of Rent
(including, without limitation, all Minimum Rent and all Additional Rent) or any part thereof to be made by Tenant to Landlord pursuant to the terms of this Lease shall become overdue for a period in excess of ten (10) days, a late charge equal to the greater of Five Cents ($0.05) for each dollar so overdue or interest accrued on


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

the overdue payment from the date such payment or part thereof was due until paid, at the Lease Interest Rate, shall be paid by Tenant together with the overdue sum for the purpose of defraying the expense incident to handling such delinquent payment. Nothing herein or in the imposition or acceptance of a late charge by Landlord shall be construed as a waiver of any rights of Landlord arising out of any default of Tenant; the right to collect any late charge or interest is separate and apart from any rights or remedies of Landlord relating to any default by Tenant.

                              4.6 Independent Covenant; Survival. Tenant's
covenant to pay all Rent hereunder is independent of any other covenant, agreement, term or condition of this Lease. Without limiting the other obligations of Tenant which shall survive the expiration of the Term hereof, the obligation of Tenant to pay Rent shall survive the expiration of the Term hereof.

                5. Real Estate Taxes

                              5.1 Definitions. As used in this Section 5, the
following terms shall be defined as hereinafter provided:

                                  5.1.1 "Real Estate Taxes" shall mean all taxes
and assessments of every kind and nature, ordinary or extraordinary, general or special, levied, assessed or imposed by any governmental authority with respect to the Property, as well as all fees or assessments payable on account of the Property being located in the Philadelphia Special Services District. Notwithstanding the foregoing:

                                      5.1.1.1 if at any time during the Term of
this Lease the present system of ad valorem taxation of real property shall be changed or supplemented so that in lieu of or in addition to the ad valorem tax on real property there shall be assessed on Landlord or the Property any tax of any nature which is imposed in whole or in part, in substitution for, addition to, or in lieu of any tax which would otherwise constitute a Real Estate Tax, (which tax may include, but shall not be limited to, a state, county, municipal or other local capital levy or other tax or levy on the gross rents or gross receipts with respect to the Property, unless Tenant is able to conclusively establish that such tax, assessment or levy was not intended to be in substitution for, in addition to, or in lieu of any tax which would otherwise constitute a Real Estate Tax) such tax shall be included within the term "Real Estate Taxes," but only to the extent that the same would be payable if the Property were the only property of Landlord;

                                      5.1.1.2 Real Estate Taxes shall also
encompass all of Landlord's expenses, including but not limited to reasonable attorney's fees and expenses, incurred by Landlord in any effort to minimize Real Estate Taxes whether by contesting proposed increases in assessments, applying for the benefit of any tax abatement program available for the Property, appealing the denial of any such tax abatement, or contesting any challenge to the validity of any tax abatement program or its applicability to the Property or by any other means or procedures appropriate in the circumstances; provided, however, that under no circumstances shall Landlord have any obligation to undertake any contest, appeal or other procedure to minimize Real Estate Taxes or to obtain or maintain the benefits of any tax abatement program for the Property; further provided that any reduction in Real Estate Taxes resulting from any such appeal or contest shall inure to the benefit of Tenant to the extent of Tenant's Tax Share (hereinafter defined) of such reduction; and

                                     5.1.1.3 except as otherwise provided in
Subsection 5.1.1.1 above, there shall be excluded from Real Estate Taxes all net income, excess profit, excise, franchise, estate, succession and inheritance taxes, penalties due to Landlord's lateness or failure to pay taxes when due and transfer taxes imposed on Landlord.

                                  5.1.2 "Tenant's Tax Share" shall be that
percentage of Real Estate Taxes which is equal to the ratio of the Rentable Area of the Premises (as the same may change from time to time as a result of the exercise of expansion or contraction options hereunder) to 1,354,725, the total Rentable Area contained in the Building (being the Office Space, Garage Space, Retail Space and Storage Space). As of the date of this Lease, Tenant's Tax Share is 4.275%.

                                  5.1.3 "Tax Year" shall mean each calendar
year, or such other period of twelve (12) months as now or hereafter may be duly adopted as the fiscal year for real estate tax purposes of the governmental unit in which the Property is located, occurring during the Term of this Lease.

                                  5.1.4 "Tax Statement" shall mean a statement
provided by Landlord, setting forth: (a) the Real Estate Taxes for any Tax Year,
(b) Tenant's Tax Share thereof, prorated if only a part of the Tax Year falls within the Term of this Lease; and (c) the amount by which the Tenant's Tax Share thereof exceeds (or is less than) payments made by Tenant pursuant to Sections 5.2.2 and 5.2.3 below for the specified Tax Year or portions thereof.

                              5.2 Payment of Tenant's Tax Share. Commencing on
the Lease Commencement Date, Tenant shall pay to Landlord, as Additional Rent hereunder, an amount equal to Tenant's Tax Share of Real Estate Taxes with respect to each Tax Year during the remaining Term of this Lease. If less than a full twelve (12) month period of a Tax Year is included within the term of this Lease, Tenant's Tax Share shall be prorated on a per diem basis for such partial Tax Year. Tenant's Tax Share for each Tax Year shall be paid as follows:

                                  5.2.1 After receipt of a Real Estate Tax bill,
Landlord shall furnish Tenant a Tax Statement as hereinabove defined. Within twenty-five (25) days following the receipt of such Tax Statement, Tenant shall pay to Landlord the amount, if any, by which the Tenant's Tax Share for such Tax Year exceeds the total amount, if any, of payments made pursuant to Subsection
5.2.3 below on account of the Tenant's Tax Share as shown on the Tax Statement.

                                  5.2.2 Notwithstanding the foregoing Section
5.2.1, if at any time after execution of this Lease Landlord receives a Real Estate Tax bill for taxes in excess of the Real Estate Taxes for the preceding Tax Year or a notice of any governmental action which could effect an increase in Real Estate Taxes over the Real Estate Taxes for the preceding Tax Year including, but not limited to, notice of any increase in assessment or of a forthcoming increase in the real estate tax rate, or notice, providing that the Property is not entitled to the benefit of any tax abatement program pursuant to which Landlord has previously determined the Tenant's Tax Share, or that the validity of any tax abatement program applicable to the Property has been challenged by appropriate legal proceedings, Landlord may notify Tenant that Landlord elects to increase the installments presently being paid by Tenant pursuant to Subsection 5.2.3 below. Landlord's notice shall be in writing and shall specify the amount due, or estimated to become due, and the amount of each installment or increased installment to be paid by Tenant. Payments in the amount of the installment (or increase in installment) set forth in Landlord's notice shall be due semi-annually with the payments on account of Tenant's Tax Share made pursuant to Section 5.2.3.

                                  5.2.3 On or before May 1 of each calendar
year, Landlord will deliver a statement to Tenant specifying the amount of the installments owing on account of Tenant's Tax Share on or before June 1 and December 1 of that Tax Year; provided, however, that should Landlord deliver such statement later than May 1 in any calendar year, Tenant may defer payment of the installment owing on June 1 of that Tax Year to that date which is thirty
(30) days after Tenant receives Landlord's statement. Subject to the foregoing, Tenant shall pay one half (1/2) of the Tenant's Tax Share of the Real Estate Taxes as set forth in Landlord's notice on or before June 1 and the remaining one-half (1/2) of the Tenant's Tax Share of such Real Estate Taxes on or before December 1 of each Tax Year, as an estimate and on account of the Tenant's Tax Share for the current Tax Year, which payments shall be subject to increase upon receipt by Tenant of a notice from Landlord pursuant to Subsection 5.2.2 above increasing the amount of semi-annual estimated payments. In the event either payment is not received by the specified date (subject to extension as aforesaid), then at Landlord's sole option, for the duration of the Term of this Lease, as the same may be extended, Tenant shall be required to make monthly payments, together with payment of Minimum Rent, as an estimate and on account of the Tenant's Tax Share for the current Tax Year, which payments shall be subject to increase upon receipt by Tenant of a notice from Landlord pursuant to subsection 5.2.2 above increasing the amount of monthly estimated payments.

                                  5.2.4 Real Estate Taxes with respect to a Tax
Year which is the subject of an appeal filed by or on behalf of Landlord shall be paid on the basis of the amount reflected in the tax bill and shall not be adjusted until the final determination of the appeal. Upon such determination of any appeal, Landlord will notify Tenant in writing of the actual amount of Tenant's Tax Share and the amount, if any, remaining due by Tenant in excess of Tenant's estimated payments. Tenant shall pay such entire amount so due on the due date for the next installment of Minimum Rent, or if this Lease has terminated, Tenant shall pay the amount due within fifteen (15) days after receipt of Landlord's notice. If the actual taxes are less than the amounts upon which the payments previously made by Tenant were based, Tenant shall receive a credit against the installment of Minimum Rent next coming due in the amount by which Tenant's payments on account of Tenant's Tax Share exceeded the payments actually due for the applicable year, or if the Term of the Lease has expired, Landlord shall refund to Tenant the amount of any such overpayment within fifteen (15) days after determination of the amount due to Tenant.

                                  5.2.5 If Tenant shall pay any Tenant's Tax
Share for any periods which were calculated on the basis of the qualification of the Property for a tax abatement program, and subsequently it is determined that for such periods or any portion thereof the Property was not entitled to the benefit of such program or that such program was invalid and a retroactive assessment is made, then Tenant's Tax Share for such periods shall be recomputed on the basis of the actual amount of Real Estate Taxes required to be paid in the absence of abatement, provided such period shall have occurred during the Term of this Lease. Landlord will notify Tenant in writing both of any additional amounts due (the "Deficiencies") by Tenant by reason of such recalculations of Tenant's Tax Share for such periods in excess of Tenant's previous payments of Tenant's Tax Share and of the amount of any increase in installments payable by Tenant pursuant to Subsection 5.2.3 above for the balance of the current Tax Year. Tenant shall pay the entire amount of the Deficiencies by the due date of the next installment of Minimum Rent due Landlord.

                                  5.2.6 Pending the resolution of any dispute
between Landlord and Tenant respecting the correctness of any Tax Statement furnished by Landlord to Tenant hereunder (which dispute shall be undertaken in accordance with the terms of Section 6.3 below), Tenant shall make payments in accordance with said Tax Statement or other notice which is the subject of such dispute.

                              5.3 Real Estate Tax Credit. In the event that the
sum of (a) Tenant's Tax Share of Real Estate Taxes for the twelve (12) month period following the end of the Rent Free Period, plus (b) Philadelphia Use and Occupancy Taxes respecting the Premises for the twelve (12) month period following the end of the Rent Free Period, shall exceed $4.75 per Rentable Square Foot of the Premises, Tenant shall receive a one-time credit against Minimum Rent equal to the lesser of (i) the amount of such excess or (ii) $1.50 per Rentable Square Foot of the Premises. Solely by way of example, if Tenant's Tax Share and Philadelphia Use and Occupancy Taxes for the twelve (12) month period following the end of the Rent Free Period total $5.50 per Rentable Square Foot of the Premises, Tenant would receive a Minimum Rent credit equal to $.75


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per Rentable Square Foot of the Premises ($5.50 - $4.75 = $.75). Such Minimum
Rent credit shall be applied to the installment of Minimum Rent falling due immediately following the month in which Tenant becomes aware of such excess, and Tenant shall include a notice to Landlord with its Minimum Rent payment for that month, stating that such credit is reflected in the payment.

                              5.4 Timely Payment of Real Estate Taxes. Landlord
shall reasonably endeavor to pay all Real Estate Taxes within the time period (if any) during which the taxing authority affords taxpayers the benefit of a discount for payment. Any discounts granted by the tax authority shall be reflected in Tenant's Tax Share of Real Estate Taxes.

                6. Operating Expenses

                              6.2 Definitions

                                  As used in this Section 6 the following terms
shall be defined as hereinafter provided:

                                  6.1.1 "Operating Year" shall mean each
calendar year, or such other period of twelve (12) months as hereafter may be adopted by Landlord as its fiscal year, occurring either in whole or in part during the Term of this Lease.

                                  6.1.2 "Tenant's Expense Share" shall be that
percentage of Operating Expenses derived by dividing the Rentable Area contained within the Premises (as the same may from time to time increase or decrease by reason of the exercise of any contraction or expansion option provided herein) by 1,231,518, the Rentable Area contained in the Building excluding the Rentable Area of the Garage Space, the Retail Space and the Storage Space. As of the date of this Lease, Tenant's Expense Share is 4.703%.

                                  6.1.3 "Operating Expenses" shall mean the
expenses incurred by Landlord in connection with the operation, repair, maintenance, protection and management of the Property (subject to allocation as provided in Section 6.1.3.26 and the exclusions contained in Section 6.1.6), including by way of example rather than of limitation, the following:

                                      6.1.3.1 Wages, salaries, fees and other
compensation and payments, payroll taxes, contributions to any social security, unemployment insurance, welfare, pension or similar fund and payments for other fringe benefits (reasonably and equitably allocated by Landlord among the Operating Expenses of the Building and the operating expenses of any other building with respect to which services are performed in the event that an employee performs services for more than one building) made to or on behalf of any and all employees of Landlord performing services rendered in connection with the operation, repair, maintenance, protection and management of the Property, including, without limitation: elevator operators; elevator starters; window cleaners; porters; janitors; maids; miscellaneous handymen; watchmen; persons engaged in patrolling and protecting the Property; carpenters; engineers; mechanics; electricians; plumbers; landscapers; insurance risk managers; building superintendent and assistants; building manager; and clerical and administrative personnel. Landlord may contract for any of the foregoing to be performed by independent contractors, in which event all sums paid to such independent contractors shall be included within Operating Expenses pursuant to Subsection 6.1.3.20 below.

                                     6.1.3.2 The cost of employee uniforms, and
the cleaning, pressing and repair thereof.

                                     6.1.3.3 Cleaning costs for the Property,
including the facade, windows and sidewalks, all costs for snow and rubbish removal (other than removal of debris associated with tenant alterations or any work performed by any tenant or Landlord in the Building, the cost of which is not included in Operating Expenses) and the costs of all labor, supplies, equipment and materials incidental to such cleaning.

                                     6.1.3.4 Premiums and other charges incurred
by Landlord with respect to all insurance relating to the Property and the operation and maintenance thereof, including without limitation: all risk of physical damage or fire and extended coverage insurance; public liability insurance; elevator insurance; workmen's compensation insurance; boiler and machinery insurance; sprinkler leakage insurance; rent insurance; and health, accident and group life insurance for employees (reasonably and equitably allocated by Landlord among the Operating Expenses of the Building and the operating expenses of any other building with respect to which services are performed in the event that an employee performed services for more than one building).

                                      6.1.3.5 The actual cost of heat, water,
sewer and all other utility services, excluding electricity, servicing the Building generally, as well as the cost of electricity consumed by central HVAC equipment serving the Building (such as, but not limited to, the condensor water system pumps, cooling tower fan and fresh air fans located within the Building core) (the cost of electricity for non-central HVAC equipment serving leased portions of the Building being billed directly to the tenant or tenants of such floor pursuant to Section 8.8, or the equivalent, of their respective leases).

                                      6.1.3.6 Costs (other than utility costs
which are provided for in Subsection 6.1.3.5 above) incurred for operation, service, maintenance, inspection, repairs and alterations of the Property, and the heating, air-conditioning, ventilating, plumbing, outdoor underground heating coils, electrical and elevator systems of the Building and the costs of labor, materials, supplies and equipment used in connection with all of the aforesaid items.

                                      6.1.3.7 Sales and excise taxes and the
like upon any of the expenses enumerated herein.


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

                                      6.1.3.8 Management fees of the managing
agent for the Building, if any, which Landlord agrees shall at all times be competitive with management fees paid to managing agents of similar first class office buildings in center city Philadelphia.

                                      6.1.3.9 The cost of tools, equipment, and
supplies and any replacement thereof.

                                      6.1.3.10 The cost of repainting or similar
cosmetic redecorating of any part of the Building other than premises demised to tenants in the Building.

                                      6.1.3.11 Displays or decorations for the
lobby, balconies and other public portions of the Property.

                                      6.1.3.12 Dues paid to associations
representing landlords, in connection with the membership of Landlord or the Building manager therein.

                                      6.1.3.13 The cost of long distance
telephone charges, telecopier and courier services, postage and delivery charges, office supplies, maintenance and repair of office equipment, and similar costs, to the extent incurred in connection with the operation of the Building management office located at Mellon Bank Center or at another location as designated by the Landlord in the event that the management office at Mellon Bank Center is relocated.

                                      6.1.3.14 The cost of licenses, permits and
similar fees and charges, excluding those relating to the Garage Space and Retail Space.

                                      6.1.3.15 Auditing and accounting fees
including accounting fees incurred in connection with the preparation and certification of the Tax Statements and the Operating Expense Statements specified in Sections 5 and 6 of this Lease.

                                      6.1.3.16 All costs incurred by Landlord to
comply with governmental requirements, whether federal, state or municipal; and all repairs, replacements and improvements which are appropriate in Landlord's reasonable judgment for the continued operation of the Building as a first class building, including capital expenditures which under generally accepted accounting principles are expensed or are regarded as deferred expenses.

                                      6.1.3.17 All costs associated with the
acquisition and installation of any energy or cost saving devices.

                                      6.1.3.18 All costs and expenses relating
to the maintenance, operation and repair of any facilities partially on or attached to and partially adjacent to the Property used in the operation thereof, including without limitation the atrium and related facilities which are partially on and partially adjacent to the Property, but specifically excluding any costs or expenses relating to maintenance, operation and repair of
(a) any portion of such facilities which have been leased to third parties and
(b) that certain adjacent office building and related facilities (other than the aforesaid atrium) commonly known as Six Penn Center.

                                      6.1.3.19 All that portion of the Business
Privilege Tax of the City of Philadelphia which is based upon gross "receipts" with respect to the Property and not upon "net income" with respect to the Property, and any taxes imposed on personal property in the Building owned by Landlord and used in connection with the Property. For Business Privilege Tax reporting and payment purposes, the Landlord intends to exclude from its taxable base the portion of its gross receipts attributable to the distributive share of its general partner, The Equitable Life Assurance Society of the United States (a mutual life insurance company incorporated under the laws of the State of New
York), in reliance on the retaliatory-tax-exclusion for foreign insurance companies set forth in the First Class Cities Business Tax Reform Act and in the City of Philadelphia Business Privilege Tax Ordinance, and in reliance on the preferential rate of tax set forth in the First Class Cities Business Tax Reform Act and in the City of Philadelphia Business Privilege Tax Ordinance for "regulated industries." It is understood and agreed by the parties hereto that if it is determined by the City of Philadelphia or a court of appropriate jurisdiction following all permissible appeals that the Landlord improperly excluded from its taxable base the portion of its gross receipts attributable to the distributive share of The Equitable Life Assurance Society of the United States and assesses deficiencies in such tax as a result of those excluded amounts, the Tenant shall pay to Landlord Tenant's allocable portion of the tax, for the period within the Term, with interest (excluding any penalties) assessed thereon by the City of Philadelphia, if any, upon written notice provided to the Tenant by the Landlord, as Additional Rent.

                                      6.1.3.20 Cost of independent contractors
performing services, including, but not limited to, cleaning, janitorial, window-washing, rubbish removal, security, landscaping, snow and ice removal services, electrical, painting, plumbing, elevator, heating, ventilation and air conditioning maintenance and repair and all fees due such independent contractors. Notwithstanding the foregoing, in the event that any services are provided to the Property by a contractor which is an affiliate of Landlord, such services shall be provided at a cost which is reasonably competitive with that which could be obtained from an independent contractor not affiliated with Landlord.

                                      6.1.3.21 Legal fees with respect to the
Property other than those incurred in the negotiation or enforcement of tenant leases, which are not reimbursed through other sources.

                                      6.1.3.22 Capital expenditures necessitated
by casualties to the extent of the lesser of the deductible under Landlord's policy of insurance insuring same, or $50,000.00.

                                      6.1.3.23 Any and all other expenditures of
Landlord which are properly expenses in accordance with generally accepted accounting principles consistently applied with respect to the operation, repair, maintenance, protection and management of first-class office buildings in the City of Philadelphia, Pennsylvania.

                                      6.1.3.24 If Landlord shall lease any item
of capital equipment, then, subject to the cap contained in Section 6.1.3.25 below, payments under such lease ("Capital Lease Payments") shall be included in Operating Expenses for each Operating Year in which they are incurred.


                                      6.1.3.25 Notwithstanding anything to the
contrary herein contained in this Section 6.1.3, if Landlord shall purchase any item of capital equipment or make any capital expenditure, including without limitation those described in Subsections 6.1.3.16, 6.1.3.17 or 6.1.3.22 above (collectively, "Capital Expenditures"), then the costs for same shall be amortized on a straight line basis beginning in the year of installation and continuing for the shorter of (a) the useful life thereof as determined in accordance with the United States Internal Revenue Code or (b) ten (10) years, with a per annum interest factor equal to the Prime Rate in effect on the date of purchase thereof. The amount of amortization for such costs shall be included in Operating Expenses for each Operating Year within the amortization period; provided, however, that Tenant's Expense Share of Operating Expenses shall not include Capital Lease Payments and Capital Expenditures aggregating in excess of Ten Thousand Dollars ($10,000) per Lease Year during the first five (5) Lease Years, or aggregating more than Twenty Thousand dollars ($20,000) per Lease Year during the sixth (6th) through tenth (10th) Lease Years.

                                      6.1.3.26 Landlord shall calculate and
reasonably allocate Operating Expenses among the Office Space, Retail Space, Garage Space and Storage Space, and Tenant's Share shall be applied only against Operating Expenses which are so allocated to the Office Space, and not to those portions of the Operating Expenses which are allocated to the Retail Space, Storage Space and Garage Space. In the event any portion of the Atrium attached to the Building is leased, that leased space shall be included in the Retail Space for the purpose of calculating Tenant's Expense Share.

                                  6.1.4 Operating Expenses shall be "net" and,
for that purpose, shall be reduced by the amounts of any reimbursement, discount or credit received by Landlord with respect to an item of cost that is included within Operating Expenses (other than reimbursements to Landlord by tenants of the Property pursuant either to operating expense provisions of any lease or separate contractual arrangements).

                                  6.1.5 In determining Operating Expenses for
any Operating Year during which less than ninety percent (90%) of the rentable area of the Building shall have been occupied by tenants for more than thirty
(30) days during such year, that portion of the actual Operating Expenses for such year which vary with occupancy shall be increased to the amount which normally would have been incurred for such Operating Year had such occupancy of the Building been ninety percent (90%) throughout such Operating Year, as reasonably determined by Landlord. Notwithstanding the foregoing, in no event shall Landlord receive more than one hundred percent (100%) of the Building's actual Operating Expenses as a result of the operation of this Subsection 6.1.5.

                                  6.1.6 Notwithstanding the provisions of
Section 6.1.3, "Operating Expenses" shall not include expenditures for any of the following:

                                      6.1.6.1 Any capital addition made to the
Building, including the cost to prepare space for occupancy by a new tenant, except as set forth in Subsections 6.1.3.16, 6.1.3.17 or 6.1.3.22 above.

                                      6.1.6.2 Repairs or other work occasioned
by fire, water, windstorm or other casualty or hazard, in excess of the lesser of the deductible under Landlord's policy of insurance insuring such casualty or hazard, or $50,000.00.

                                      6.1.6.3 Leasing commissions and
advertising expenses incurred in leasing or procuring new tenants.

                                      6.1.6.4 Repairs or rebuilding necessitated
by condemnation.

                                      6.1.6.5 Depreciation and amortization of
the Building, other than as permitted pursuant to Subsection 6.1.3.25.

                                      6.1.6.6 Real Estate Taxes.

                                      6.1.6.7 The salaries and benefits of
executive officers of Landlord, if any.

                                      6.1.6.8 Debt service payments on any
indebtedness applicable to the Property, including any mortgage debt, or ground rents payable under any ground lease for the Property.

                                      6.1.6.9 Costs of services not generally
provided to all tenants in the Office Space.

                                      6.1.6.10 Capital costs of replacing
Building components which are replaced due to normal wear and tear or sudden failure shall not be included in Operating Expenses (or amortized under Section 6.1.3.25).

                                  6.1.7 "Monthly Operating Expense Estimate"
shall have the meaning specified in Subsection 6.2.1.1 hereof.

                                  6.1.8 "Operating Expense Statement" shall mean
a statement provided by Landlord, setting forth in reasonable detail: (a) the Operating Expenses for the Operating Year (or portion thereof if less than a full Operating Year) immediately preceding the Operating Year in which the statement is issued, reasonably detailed by major categories, (b) the Tenant's Expense Share for such preceding Operating Year, prorated if only a part of the Operating Year falls within the Term of this Lease, (c) the amount of payments made by Tenant on account of the Tenant's Expense Share during such preceding Operating Year, (d) the amount of payments of the Monthly Operating Expense Estimate made by Tenant in the Operating Year in which the Expense Statement is issued, and (e) the Monthly Operating Expense Estimate for the Operating Year in which the Operating Expense Statement is issued.

                              6.2 Tenant's Expense Share. Commencing with the
Lease Commencement Date, as Additional Rent for each Operating Year or portion thereof occurring within the remainder of the Term of this Lease, Tenant shall pay to Landlord (in the manner hereinafter provided) the amount of Tenant's Expense Share of the Operating Expenses for every Operating Year. For any portion of an Operating Year less than a full twelve (12) month period occurring within the Term of this Lease, Tenant's Expense Share shall be prorated on a per diem basis.

                                  6.2.1 Such Additional Rent shall be paid (or
credited) in the following manner:

                                      6.2.1.1 Beginning with the Lease
Commencement Date and continuing thereafter on the first day of each month until receipt of the Operating Expense Statement with respect to the Operating Year during which Lease Commencement Date occurs, Tenant will pay Landlord an amount set by Landlord sufficient to pay Landlord's estimate (reasonably based on the actual Operating Expenses for the preceding Operating Year and Landlord's projections of any anticipated increases or decreases thereof) of Tenant's Expense Share for the current Operating Year (or remaining portion thereof) (the "Monthly Operating Expense Estimate"). The Monthly Operating Expense Estimate for a period less than a full calendar month shall be duly prorated.

                                      6.2.1.2 Following the end of each
Operating Year, Landlord shall furnish Tenant an Operating Expense Statement setting forth the information described in Subsection 6.1.8 above. Within thirty
(30) days following the receipt of such Operating Expense Statement (the "Expense Share Date") Tenant shall pay to Landlord: (i) the amount by which the Tenant's Expense Share for the Operating Year (or portion thereof) covered by the Operating Expense Statement exceeds the aggregate of Monthly Operating

Expense Estimates paid by Tenant with respect to such Operating Year (or portion thereof); and (ii) the amount by which the Monthly Operating Expense Estimate for the current Operating Year as shown on the Operating Expense Statement multiplied by the number of months elapsed in the current Operating Year (including the month in which payment is made) exceeds the aggregate amount of payments of the Monthly Operating Expense Estimate theretofore made in the Operating Year in which the Operating Expense Statement is issued. Landlord shall diligently endeavor to furnish Tenant an Operating Expense Statement not later than one hundred and twenty (120) days following the end of each Operating Year.

                                      6.2.1.3 On the first day of the first
month following receipt by Tenant of any annual Operating Expense Statement and continuing thereafter on the first day of each succeeding month until the issuance of the next ensuing Operating Expense Statement, Tenant shall pay Landlord the amount of the Monthly Operating Expense Estimate shown on the Operating Expense Statement.

                                      6.2.1.4 If on any Expense Share Date
Tenant's payments of the installments of the Monthly Operating Expense Estimate for the preceding or current year's Operating Expenses are greater than the actual Operating Expenses for such preceding Operating Year or Monthly Operating Expense Estimate for the current year, Landlord shall credit Tenant with any excess, which credit may be offset by Tenant against next due installments of Rent. If the Term of the Lease has expired prior to the Expense Share Date for the applicable Operating Year and if Tenant's payments of Monthly Operating Expense Estimate either exceed or are less than Tenant's Expense Share, Landlord shall send the Operating Expense Statement to Tenant, and an appropriate payment from Tenant to Landlord or refund from Landlord to Tenant shall be made on the Expense Share Date. The provisions of this Subsection 6.2.1.4 shall remain in effect notwithstanding any termination of this Lease; provided however, that if upon termination of this Lease Tenant owes Landlord any sums under this Lease (for Rent or otherwise), Landlord shall have the right to reduce the amount of any refund due Tenant under this Section 6.2.1.4 against such sums owed by Tenant to Landlord.

                                  6.2.2 Notwithstanding any dispute concerning
any Operating Expense Statement or other notice, Tenant shall continue to make payments in accordance with said Operating Expense Statement or other notice pending the resolution of such dispute.

                                  6.2.3 Landlord's Estimates. Landlord has
submitted to Tenant, and Tenant has relied upon in entering into this Lease, the estimates of Real Estate Taxes and Operating Expenses shown on Exhibit "M" attached hereto and made a part hereof.

                              6.3 Audit of Landlord's Books. Landlord shall keep
at all times during the Term of this Lease, at the office of Landlord or Agent, full, complete and accurate books of account and records prepared in accordance with generally accepted accounting principles with respect to Operating Expenses and Real Estate Taxes, and shall retain such books and records, as well as contracts, bills, vouchers, and checks, and such other documents as are reasonably necessary to audit properly the Operating Expenses and Real Estate Taxes for at least one (1) year after the year to which they are applicable, or if any audit is required or any controversy should arise between the parties hereto regarding Tenant's Tax Share or Tenant's Expense Share, until such audit or controversy is resolved or terminated. After one (1) year from the submission of a given Operating Expense Statement or the Tax Statement, as the case may be, by Landlord to Tenant, Tenant waives its rights to inspect such books and records which are applicable to said statements. During such one (1) year period such books and records shall be open to the inspection of Tenant or its duly authorized representatives, who shall have full and free access to the same and the right to require of Landlord, its agents and employees, such information or explanation with respect to the same as may reasonably be necessary for a proper examination thereof. Anything herein to the contrary notwithstanding, Tenant shall have the right to inspect said records only during Business Hours and upon at least five (5) business days' prior written notice to Landlord and only for such period as is reasonably required to complete such inspection. Tenant shall hold all information obtained from such inspection in the strictest confidence. If it is determined that the Operating Expenses or the Real Estate Taxes shown in the Operating Expense Statement or the Tax Statement exceed the actual Operating Expenses or Real Estate Taxes for any period covered by Landlord's statement by four percent (4%) or more, Landlord shall pay all reasonable expenses incurred by Tenant in determining the actual Operating Expenses or Real Estate Taxes for said period; otherwise Tenant shall pay all expenses which it incurred in making any such audit. In the event that any audit by Tenant reveals that the actual Operating Expenses and Real Estate Taxes for any period are less than the sum paid by Tenant for the period, then the amount of the excess shall be applied on account of the next installment or installments of Rent due under this Lease unless the Term shall have ended, in which event Landlord shall pay to Tenant the amount of the excess within thirty (30) days after the parties have agreed upon the amount of the excess.

                7. Improvement of the Premises

                              7.1 Base Building Plans. Landlord shall make
available to Tenant for use by Tenant or its architect or engineer, such structural, electrical and mechanical drawings, specifications, and other information with respect to the Building ("Base Building Plans") reflecting Landlord's construction of the Core and Shell of the Building described in Exhibit F attached hereto (the "Core and Shell"). Landlord shall also make available for Tenant's inspection all shop drawings and submittals respecting the construction of the Core and Shell. Tenant acknowledges that the Core and Shell were constructed to construction industry standard tolerances permitting limited deviations from the requirements of the Base Building Plans. Accordingly, promptly following execution of the Lease, and prior to commencement of preparation of the plans and documents which Tenant is obligated to produce under Section 7.3 below, Tenant will cause its architect or engineer to conduct a field survey of the Premises to verify critical dimensions and ascertain any deviation from the Base Building Plans.

                              7.2 Tenant hereby designates Fred Harle as the
"Tenant's Construction Representative," who Tenant agrees shall be available to meet and consult with Landlord on a continuing basis at the Premises as Tenant's representative concerning the matters which are the subject of this Section 7 and who, as between Landlord and Tenant, shall have the power legally to bind Tenant in giving direction to Landlord respecting the Construction Documents and the Tenant Work, in giving approvals of design documents and work, and in making requests and approval for changes. Tenant may from time to time change the designation of Tenant's Construction Representative by written notice to Landlord, so long as there is at all times at least one individual designated to serve in such capacity.

                              7.3 Preparation, Review and Approval of Tenant's
Schematic Design Documents, Design Development Documents and Construction Documents. Tenant shall, at its expense, consult with its architect, engineer, designer and such other consultants as it shall deem necessary for development and timely completion of certain documents as described in this Section 7, which documents shall conform to the Base Building Plans.

                                  7.3.1 Schematic Design. Tenant shall prepare
at its expense "Schematic Design Documents" reasonably satisfactory to Landlord which generally indicate functional and organizational relationships, the location and size of the Premises, all demising and interior walls, and the locations and configuration of all offices and conference rooms, libraries, file rooms and other office areas and improvements to be contained in the Premises.

                                  7.3.2 Design Development. Subject to the
procedural requirements set forth in Subsection 7.3.4 below, Tenant, at its expense, shall cause to be prepared and delivered to Landlord for its review and approval, which approval shall not be unreasonably withheld or delayed: one (1) complete reproducible set and two (2) blue-line print sets of "Design Development Documents" consisting of: architectural, mechanical, electrical, plumbing and structural drawings and other documents to fix and describe the size and character of the space, all commonly called "Space Plans", prepared by an architect or space planner approved by Landlord. Tenant shall deliver to Landlord in a timely manner the Schematic Design Documents and the Design Development Documents for approval, so that the Construction Documents are timely delivered and approved as set forth below. Tenant shall cause the Design Development Documents to be prepared in conformity with and consistent with the Schematic Design Documents.

                                  7.3.3 Construction Documents. Tenant, at its
expense, shall cause to be prepared and delivered to Landlord one (1) complete reproducible set and two (2) blue-line print sets of complete and final "Construction Documents" consisting of (a) working drawings; (b) two (2) copies of specifications, as approved by Landlord for the construction of the Premises for Tenant's occupancy; and (c) a permit set. Tenant shall deliver the Construction Documents to Landlord not later than April 18, 1994. Tenant shall cause the Construction Documents to be prepared in conformity with and consistent with the Design Development Documents.

                                      7.3.3.1 Tenant's Construction Documents
shall be signed and sealed by an architect or professional engineer (where applicable) licensed and registered in the Commonwealth of Pennsylvania. In addition to conforming to Landlord's Base Building Plans, Tenant's Construction Documents shall also conform to all applicable laws, ordinances, building codes and requirements of public authorities and insurance underwriters. Tenant's Construction Documents shall contain, at a minimum, floor plans, reflected ceiling plans, power and telephone plans, mechanical plans, electrical plans, fire protection plans and all other details and schedules which designate the locations and specifications for all mechanical, electrical, fire protection and life safety equipment to be installed in the Premises, and all partitions, doors, lighting fixtures, electric receptacles and switches, telephone outlets, special air conditioning, and other improvements to be installed within the Premises.

                                  7.3.4 Landlord Approval. Tenant shall submit
for Landlord's approval, Schematic Design Documents, Design Development Documents and Construction Documents, in accordance with guidelines and time frames described above. The approval by Landlord of Tenant's Schematic Design Documents, Design Development Documents and Construction Documents shall be subject to the following procedural requirements:

                                      7.3.4.1 Landlord shall promptly review the
applicable documents or any additional requested information, and either approve the same or return the same to Tenant with requested modifications.

                                      7.3.4.2 If Landlord shall return the
modified documents to Tenant with requested modifications, Landlord shall specify a reasonable period of time, not to exceed three (3) Business Days, within which such modifications shall be made and within which such modified plans shall be re-submitted to Landlord by Tenant, until the modified documents are finally approved by Landlord.

                                      7.3.4.3 To the extent the Tenant's
Schematic Design Documents, Design Development Documents or Construction Documents, as the case may be, in Landlord's sole judgment, involve any modification of, or impact upon, the Building's structural, mechanical, electrical or plumbing systems or components, then such approval may be withheld by Landlord in its absolute and sole discretion.

                                      7.3.4.4 Tenant's Construction Documents,
as approved by Landlord and as modified by Tenant to take account of any changes reasonably requested by Landlord, are hereinafter considered to be "Approved for Construction."

                                  7.3.5 Costs of Tenant's Documents. Landlord
grants to Tenant an allowance for reimbursement of Tenant's actual costs of preparation of its Schematic Design Documents, Design Development Documents and Construction Documents, including without limitation the cost of any interior design services, of Two Hundred Eighty-Nine Thousand Five Hundred Seventy

Dollars ($289,570.00) (Five Dollars ($5.00) per Rentable Square Foot of the Premises) ("Plans Allowance"). Tenant may draw upon the Plans Allowance by submitting to Landlord on or before the twentieth (20th) day of any month, a voucher for the sum requested executed by Tenant's Construction Representative and by an officer of Tenant, setting forth in reasonable detail the amount of the plans costs and identifying the labor, fees, costs and documents to which it relates. Landlord shall endeavor to pay to Tenant the amount of each Tenant voucher within twenty (20) days after Landlord shall have received such voucher, until the Plans Allowance is exhausted. Should the Plans Allowance not be exhausted in reimbursing Tenant the cost of preparing the Construction Documents, any portion thereof remaining shall be applied to reimburse Tenant for the costs of moving into the Premises and shall be payable by Landlord to the Tenant in one or more installments, each within a reasonable time following receipt by Landlord of a voucher from Tenant setting forth in reasonable detail the labor, fees and costs desired to be reimbursed. Notwithstanding the foregoing, Tenant may submit its first draw request voucher at the time of full Lease execution, and Landlord shall endeavor to pay same twenty (20) days thereafter.

                              7.4 Landlords Work. Promptly following full
execution of this Lease, Landlord, in a good and workmanlike manner and at Landlord's expense, (a) shall undertake demolition of those portions of the Premises identified on and in accordance with Tenant's demolition plans and specifications, prepared by Harle Brandt Ginder Architects, dated 2/1/94, consisting of five (5) sheets numbered D1 through D5 and labelled "PMARE @ MELLON BANK CENTER", a true and correct copy of which has been delivered to and approved by Landlord (excluding any demolition of areas on the 30th floor of the Building shown on such plans and specifications but not contained in the Premises on the 30th floor of the Building), and (b) shall remove and dispose of the debris resulting from such demolition ("Landlord's Work"). Landlord shall complete the Landlord's Work within twenty-one (21) days from the date of full execution of this Lease except with respect to the removal of the stairs between the floors of the Premises and redecking of the floors, which Landlord shall complete within forty-two (42) days from the date of full execution of this Lease; provided, however, that the aforesaid periods for completion of Landlord's Work shall be extended one day for each day that Landlord is delayed in the performance of such work by reason of interference by Tenant's contractors or subcontractors performing work in the Premises. During the period of Landlord's performance of Landlord's Work, Landlord shall control the hours and locations at which Tenant's contractors and subcontractors may perform work within the Premises, but Landlord shall not be responsible for any aspect of the work performed by Tenant's contractors and subcontractors by reason of such control. Landlord shall leave in the Premises those salvageable materials listed on Exhibit "J" attached hereto, in reasonably good and serviceable condition, for use by Tenant in performance of the Tenant Work.

                              7.5 Tenant Work Defined. Tenant shall, in a good
and workmanlike manner, cause the Premises to be improved and completed at Tenant's expense (subject to the Construction Allowance hereinafter provided) and in accordance with Tenant's Construction Documents, which work (including materials, supplies, components, labor and services therefor) is herein referred to as the "Tenant Work".

                              7.6 Tenant's Contractor

                                  7.6.1 The Tenant Work is to be performed by
Tenant's contractor, selected by Tenant subject to Landlord's written approval. Landlord will not unreasonably withhold or delay its approval of any contractor submitted by Tenant, and Landlord's disapproval shall not be considered unreasonable if the disapproved contractor may, in Landlord's sole opinion, prejudice Landlord's relationship with Landlord's contractors or subcontractors or the relationship between such contractors and their subcontractors or employees, or otherwise disturb harmonious labor relations in or about the Building.

                                  7.6.2 Upon Landlord's approval of the Tenant's
contractor, Tenant shall enter into a construction contract or construction management agreement for the Tenant Work (the "Tenant Work Contract"). The Tenant Work Contract shall require that both Landlord and Tenant must approve the selection of each subcontractor and supplier furnishing goods or services costing over Fifty Thousand Dollars ($50,000.00) within three (3) business days of written request for approval, such approval not to be unreasonably withheld, and shall require Tenant's contractor to comply with all requirements of Section
7.9 below.

                                  7.6.3 Prior to commencement of that portion of
the Tenant Work which requires a building permit, Tenant will provide Landlord with a copy of the building permit respecting the Tenant Work. Additionally, upon completion of the Tenant Work and prior to occupancy of the Premises by Tenant, Tenant will deliver to Landlord a copy of the temporary or permanent Certificate of Occupancy respecting the Premises; provided that if Tenant delivers a temporary Certificate of Occupancy, Tenant shall diligently and continuously pursue issuance of a permanent Certificate of Occupancy and shall deliver a copy of same to Landlord upon receipt. Should Tenant so request, Landlord agrees to provide reasonable assistance to Tenant, at no expense to Landlord, in Tenant's efforts to obtain a permanent Certificate of Occupancy for the Premises.

                              7.7 [INTENTIONALLY OMITTED.]

                              7.8 Payment of Construction Allowance

                                  7.8.1 Tenant may draw upon the Construction
Allowance to pay for labor and materials provided for the Tenant Work (and to pay Tenant's architect's and engineer's and other professional fees incurred in connection with the design and construction of the Tenant Work as provided in
Section 7.3.5 if the Plans Allowance is exhausted) (herein called "Tenant's Costs") in accordance with the terms of this Section 7.8. At the time Tenant's Construction Documents are finalized, Tenant will deliver to Landlord an estimated budget reasonably detailing the anticipated Tenant's Costs. Tenant shall submit to Landlord on or before the twenty-eighth (28th) day of each month, a voucher for Tenant's Costs executed by Tenant's Construction Representative and by a partner or officer of Tenant, setting forth in reasonable detail the amount of such Tenant's Costs and identifying the material, labor, fees, and costs to which they relate. Landlord shall pay to Tenant the amount of each Tenant voucher within thirty (30) days after receipt of such voucher from Tenant. Notwithstanding anything set forth in this Section 7.8.1, any amounts held back as retainage under contracts for the Tenant Work shall not constitute a part of Tenant's Costs unless and until paid to the contractor under the terms of the subject contract.

                                  7.8.2 Each voucher submitted to Landlord by
Tenant (as set forth in Section 7.8.1) shall be accompanied by a certificate duly executed and sworn to by Tenant's Construction Representative stating that:
(i) based on site inspections and the data comprising the invoice submitted by Tenant for payment by Landlord, the Tenant Work has progressed to the point indicated and the quality and condition of the Tenant Work theretofore completed or in the process of completion as of the date of such certificate is in accordance with the Construction Documents; and (ii) that Tenant's contractor is entitled to the amount so certified.

                              7.9 Tenant Contractors. In performing the Tenant
Work or in performing alterations within any Expansion Area prior to Tenant's beneficial occupancy thereof, the following conditions shall be fulfilled, and Tenant, by undertaking to have such work performed by its contractor or contractors, shall be deemed to have agreed to cause such conditions to be fulfilled:

                                  7.9.1 Prior to commencing any such work, the
Construction Documents shall have been Approved for Construction in accordance with Section 7.3.

                                  7.9.2 The work shall be performed at Tenant's
expense by responsible contractors and subcontractors approved in advance by Landlord, who shall not in Landlord's sole opinion, and who in fact do not, prejudice Landlord's relationship with Landlord's contractors or subcontractors or the relationship between such contractors and their subcontractors or employees, or disturb harmonious labor relations. Tenant's contractors and subcontractors shall comply with all insurance requirements and undertakings set forth in Exhibit "E" attached hereto, as the same may be changed by written notice from Landlord to Tenant from time to time during the Term.

                                  7.9.3 Such contractors or Tenant shall, prior
to the commencement of the contractors' work and not later than ten (10) days after the execution of the contractors' respective contracts, file waivers of mechanic's liens in the appropriate public office, which waivers shall be effective to preclude the filing of any mechanic's liens on account of the work to be performed by any of Tenant's contractors, subcontractors or materialmen. A copy of all such waivers shall be delivered to Landlord by Tenant prior to the commencement of any such work.

                                  7.9.4 No such work shall be performed in such
manner or at such times as to interfere with any work being done by any of Landlord's contractors or subcontractors in the Premises or in or about the Property generally. Tenant's contractors and subcontractors shall be subject to the decisions of Agent and Landlord's contractor as to such matters and as to avoidance of interference with other tenants of the Building or the work of other tenants' contractors and subcontractors, but Agent and Landlord's contractor shall not be responsible for any aspect of the work performed by Tenant's contractors or subcontractors.

                                  7.9.5 Except as otherwise set forth in this
Section 7.9, all such work shall be subject to the requirements and provisions of Sections 10.5, 10.7 and 25 of this Lease.

                                  7.9.6 Tenant and its contractors and
subcontractors shall be solely responsible for the transportation, safekeeping and storage of materials and equipment used in the performance of their work, for the removal of waste and debris resulting from the work, and for any damage caused by them to the Building or to any installations or work performed by Landlord's or any other tenant's contractors and subcontractors.

                              7.10 Condition of Premises. The taking of
possession of the Premises by Tenant upon completion of the Tenant Work shall be conclusive evidence, as against Tenant, that the Premises and the Property were in good and satisfactory condition and that the Landlord's Work was satisfactorily completed at the time such possession was so taken.

                              7.11. Site Logistics and Procedures. Tenant's
occupancy of the Premises during performance of the Tenant Work shall be subject to all of the terms and conditions of this Lease, excepting only that no Rent shall be payable during such period except to the extent specifically required under this Section 7.11, and except that Landlord shall not be obligated to provide janitorial services pursuant to Section 8.4. During such period, Tenant shall comply with the Site Logistics and Procedures set forth on Exhibit "K" attached hereto and incorporated herein by reference. Any work to be performed by Tenant in the elevator lobby and common corridors of the 30th floor of the Building shall be undertaken at such times and in such a manner as will not unreasonably disturb other tenants of such floor or unreasonably interfere with the conduct of their respective businesses, as determined by Landlord. Tenant shall pay to Landlord all of Landlord's costs for electricity consumed by Tenant and its contractors and subcontractors in the performance of the Tenant Work including, without limitation, the cost of electricity consumed in the provision of HVAC service to the Premises during such period, computed at the rate set forth in Section 8.1 and 8.8. The cost of electricity will be submetered on full floors of the Premises and shall be reasonably allocated by Landlord on partial floors of the Premises, based upon usage. The costs of electricity shall be payable by Tenant to Landlord within fifteen (15) days following receipt of a bill from Landlord therefor, as Additional Rent.

                8. Landlord agrees that in consideration of Tenant's performance of its obligations under this Lease and so long as no Event of Default (hereinafter defined) has occurred and is continuing, Landlord shall provide services after the Lease Commencement Date as follows:

                              8.1 HVAC. Heat or air-conditioning to the Premises
(depending on the season) and ventilation (collectively, "HVAC") as set forth in the Core and Shell description attached hereto as Exhibit F, during Business Hours. Heat or air-conditioning and ventilation required by Tenant at other times shall be available to Tenant at Landlord's then prevailing rates (presently $20.00 per hour, excluding costs of submetered electricity) with prior notice to Landlord, and shall be paid for by Tenant as Additional Rent within thirty (30) days after billing. The cost of electricity consumed in providing HVAC service to Tenant hereunder shall be billed to and payable by Tenant in accordance with Section 8.8, below. The furnishing of the foregoing heating, air-conditioning and ventilation services during the times and in accordance with the standards hereinabove set forth shall be subject to any statute, ordinance, rule, regulation, resolution or recommendation for energy conservation which may be promulgated by any governmental agency or organization which Landlord shall be required to abide by or in good faith may elect to observe.

                              8.2 Elevators. Landlord shall provide self-service
passenger elevator service to the Premises during Business Hours, with one elevator subject to call at all other times. Landlord shall also provide freight elevator service, subject to such reasonable rules and regulations as to availability and use as Landlord may hereafter promulgate from time to time, provided, however, that Tenant shall be required to pay Landlord for any special services required by Tenant in connection with such use and/or in connection with its operation of such service during other than Business Hours at such rates as Landlord shall reasonably establish therefor. Notwithstanding the foregoing, during Tenants' performance of the Tenant Work and initial move into the Premises, Tenant shall not be required to pay any charges for use of the Building freight elevators (even if the initial move occurs on a weekend or Holiday, or is spread over more than one weekend).

                              8.3 Access. Tenant and its employees shall have
access to the Premises twenty-four hours per day, 365 days per year, subject to compliance with such security measures as shall from time to time be in effect for the Building.

                              8.4 Janitorial. Landlord shall provide janitorial
services to the Premises consistent with those set forth in the Cleaning Specifications attached hereto as Exhibit G. Any and all additional or specialized janitorial services desired by Tenant shall be contracted for by Tenant directly with Landlord's independent janitorial contractor and the cost and payment thereof shall be the sole responsibility of Tenant.

                              8.5 Landlord Repairs. Landlord shall make all
necessary structural repairs to the Building, as well as all repairs and adjustments which may be reasonably requested by Tenant and which Landlord shall determine may be needed to the mechanical, HVAC, electrical and plumbing systems (including VAV boxes and their associated thermostats) in and servicing the Premises and all repairs to exterior windows. In the event that any such repair is required by reason of the negligence or abuse of Tenant or its agents, employees, invitees or of any other person using the Premises with Tenant's consent, express or implied, Landlord may make the repair and charge Tenant for the costs thereof plus interest thereon at the Lease Interest Rate computed from the date such costs are incurred by Landlord until paid, which costs and interest shall be due and payable following completion of the repairs with the next installment of Minimum Rent thereafter due. Any repairs to any non-building standard fixtures or other improvements installed or made by or at the request of Tenant requiring maintenance or repairs of a type or nature not customarily provided by Landlord to office tenants of the Building, and necessary replacements of non-building standard fixtures or improvements, shall be made by Landlord at Tenant's expense or, at Landlord's election, by contractors engaged by Tenant and approved by Landlord, at Tenant's expense. Notwithstanding the foregoing, Landlord shall not be responsible for any HVAC repairs or adjustments during any period of time when the HVAC system is under warranty.

                              8.6 Water. Landlord shall provide water in
reasonable quantities consistent in Landlord's reasonable judgment with customary office usage for drinking, lavatory and toilet purposes to be drawn from the bathrooms or other approved fixtures within the Premises.

                              8.7 Public Areas. Landlord shall keep and maintain
the public areas and facilities of the Property reasonably clean and in good working order, and the sidewalks adjoining the Property in good repair and, during Business Hours, free from accumulations of snow and ice.

                              8.8 Electricity. Landlord shall furnish, at
Tenant's cost and expense, the Premises with 4.5 watts per square foot (net usable area) of electric current for lighting and normal office use, and shall replace light bulbs and tubes when required. The cost of replacement light bulbs, tubes, lamps, and ballasts, shall be paid by Tenant as Additional Rent. Tenant's use of electric energy in the Premises shall not at any time exceed the safe capacity of any of the electric conductors and equipment in or otherwise serving the Premises. Tenant shall not, without Landlord's prior written consent, which is not to be unreasonably withheld, in each instance, connect to the Building's electric distribution system any fixtures, appliances, equipment or machinery other than lamps, typewriters, desktop computers, xerox machines, and similar small office machines, as well as food and beverage vending machines, coffee makers, refrigerators, hot plates and microwave ovens, nor make any alterations or additions to the electric system of the Premises. Should Landlord grant such consent, all additional lines, risers or other equipment required therefor shall be provided by Landlord at Tenant's cost and expense. Tenant agrees that its consumption of electric energy in the Premises shall be submetered by Landlord at Tenant's expense. The cost of electricity consumed at the Premises shall be billed to Tenant by Landlord, monthly on the basis of the rate paid by Landlord for electricity consumed in the Building, being the Philadelphia Electric Company High Tension Rate (or the replacement rate paid by Landlord if such rate is discontinued), based on the average cost per kilowatt hour of electricity consumed in the Building, which bill shall be payable by Tenant within ten (10) days following receipt as Additional Rent. Tenant agrees that if, in the future, it is required by the Pennsylvania Public Utility Commission or by a Federal or state law or by applicable tariff as a necessary condition to the supply of electric energy to the Premises or any part thereof, to become the direct customer of the applicable utility, Tenant will do so.

                              8.9 Directory. Landlord shall maintain a static
directory of office tenants in the lobby area of the Building, on which shall be listed the name of Tenant, and shall maintain an electronic directory of office tenants in the lobby area of the Building in which shall be listed the name of Tenant and any sublessee, and Tenant's and such sublessees' executive officers. Landlord will not impose a charge for preparing and installing Tenant's initial listings on the lobby directories.

                9. Limitation Regarding Services. Landlord reserves the right, without any liability to Tenant and without being in breach of any covenant of this Lease, to interrupt or suspend service of any of the heating, ventilating, air-conditioning, electric, sanitary, elevator or other Building systems serving the Premises, or the rendering of any of the other services required of Landlord under this Lease, whenever and for so long as may be necessary by reason of accidents, emergencies, strikes or the making of repairs or changes which Landlord is required by this Lease, by law, or in good faith deems advisable to make or by reason of difficulty in securing proper supplies of fuel, steam, water, electricity, labor or supplies, or by reason of any cause beyond Landlord's reasonable control, including, without limitation, mechanical failure and governmental restrictions on the use of materials or the use of any of the Building's systems. In each instance however, Landlord shall exercise reasonable diligence to eliminate the cause of the interruption and to effect restoration of service. Tenant shall not be entitled to any diminution or abatement of rent or other compensation, and this Lease and all of the obligations of Tenant hereunder shall not be affected or reduced nor shall Landlord be liable to Tenant in any way, by reason of the interruption, stoppage or suspension of any of the Building's systems or services arising out of any of the causes set forth in this Section. Notwithstanding the foregoing, if by virtue of any of the above circumstances, the Premises or a material portion thereof is rendered untenantable for a period exceeding five (5) consecutive business days, then the Minimum Rent and monthly payments on account of Tenant's Expense Share and semi-annual or monthly (as the case may be) payments on account of Tenant's Tax Share shall be abated, on a pro rata basis if less than the entire Premises is so rendered untenantable, from the sixth Business Day of the untenantability until the condition is remedied.

                10. Care of Premises. Tenant agrees that it shall comply with the following requirements:

                              10.1 Notice of Damage or Accident. Tenant shall
give Landlord prompt written notice of any accident in the Premises and of any breakage, defect or failure in any of the systems or equipment serving the Premises.

                              10.2 Access to Landlord. Tenant shall give
Landlord access to the Premises at all reasonable times, without charge or diminution of Rent and upon twenty-four (24) hours prior notice (or such lesser time period which the parties may agree upon) and accompanied by Tenant or Tenant's representative (except that no prior notice or accompaniment shall be required in an emergency), to enable Landlord:

                                  10.2.1 to examine the same and to take any and
all measures (including inspections, repairs, additions and alterations and improvements to the Premises or the Property) as Landlord may reasonably deem necessary or advisable for the preservation of the integrity, safety and good order of the Property or any part thereof, or of Landlord's interests, or as may be necessary or desirable in the operation or improvement of the Property or in order to comply with laws, orders and requirements of governmental or other authorities; and

                                  10.2.2 to show the Premises to prospective
mortgagees, assignees and purchasers and to others having a legitimate interest therein (and to prospective tenants of the Premises as well during the one (1) year period prior to expiration of the Term, if no renewal option has been exercised by Tenant at the time).

                              10.3 Condition. Tenant at its sole cost and
expense shall maintain the Premises and all fixtures and appurtenances thereto including, but not limited to, ceilings, partitions, doors, lighting fixtures, switches, floor coverings, and tenant improvements in good order, condition and repair during the Term of this Lease, except that the Landlord, at Landlord's expense (unless caused by the fault or negligence of Tenant, its contractors, agents or employees, in which event at Tenant's expense) shall keep in repair those items specified in Section 8.5 hereof. All repairs, replacements and alterations made by Tenant shall be at least sufficient to maintain the Premises in as good condition and repair as was the Premises at the beginning of the Term, reasonable wear and tear, damage by fire or other casualty and repairs which are Landlord's obligation expected. Tenant shall not overload the Premises or any of its systems, or damage or deface the Premises nor commit any waste thereon. In addition, Tenant shall also at all times (subject to Section 8.4 hereof) remove all dirt, rubbish, waste, and refuse from the Premises.

                              10.4 Surrender. Upon the termination of this Lease
for any cause whatsoever, Tenant shall remove Tenant's goods and effects and those of any other person claiming under Tenant, and quit and deliver up the Premises to Landlord peaceably and quietly in as good order and condition as at the inception of the Term of this Lease (or in such condition as the same hereafter may be improved by Landlord or Tenant), reasonable wear and tear, damage by fire or other casualty and repairs which are Landlord's obligation excepted. Goods and effects not removed by Tenant at the termination of this Lease shall be considered abandoned and Landlord may, upon five (5) days notice to Tenant, dispose of and/or store the same as it deems expedient, the reasonable cost thereof to be charged to Tenant and payable upon demand. This Subsection 10.4 shall survive termination of this Lease.

                              10.5 Rules and Regulations. Tenant shall observe
the rules and regulations attached hereto as "Exhibit C" and all additions thereto and modifications thereof as may be promulgated by Landlord from time to time by written notice to Tenant and which, in Landlord's reasonable judgment, are desirable for the general safety, comfort and convenience of occupants and tenants of the Building. All rules and regulations shall be deemed a part of this Lease, as conditions, with the same effect as though written herein, and Tenant covenants that they shall be faithfully observed by Tenant, Tenant's employees, and all those visiting the Premises or claiming under Tenant. Landlord shall not be responsible for the failure of any other tenant or occupant of the Building to observe any of said rules and regulations. Landlord agrees to enforce such rules and regulations uniformly against all office tenants of the Building (it being agreed that the Pyramid Club, although a tenant within the Office Space, will not necessarily be subject to all rules and regulations applicable to office tenants by virtue of the fact that a private dining club is operated within its premises).

                              10.6 Compliance with Law. Tenant agrees at all
times to comply promptly and fully at Tenant's sole cost and expense with all applicable laws, ordinances, regulations and other requirements whatsoever, including without limitation environmental laws, of any and all Federal, Commonwealth or local authorities or of the Board of Fire Underwriters or any insurance organizations, associations or companies (collectively the "Laws"), relating to Tenant's use and occupancy of the Premises; provided that Tenant shall have no obligation hereunder with respect to any non-compliance not attributable to Tenant's particular use of or operations within the Premises. Landlord shall at its sole cost and expense (which shall be an Operating Expense to the extent so provided under Section 6 above) comply or cause compliance with any and all Laws which are not obligations of Tenant under this Section 10.6 and which are pertinent to Tenant's use and occupancy of the Premises or its use of the common facilities of the Building. Supplementing the foregoing, Tenant agrees that it shall not knowingly do or commit, or suffer to be done or committed anywhere in or on the Property, any act or thing contrary to any of the Laws. Without limiting the foregoing, Tenant agrees that the Laws include the federal Americans with Disabilities Act ("ADA") and that Tenant's responsibilities hereunder include the duty to ensure that the Premises, and all facilities and improvements therein, comply with the requirements of the ADA and, if the Premises comprise any full floor of the Building, that all facilities on such floor of the Building, whether or not technically within the Premises (such as, but not limited to, restrooms and elevator lobbies) comply with the ADA; provided that Landlord shall be responsible for causing those restrooms contained in the Premises on the date of this Lease to comply with the ADA so long as Tenant has not made any material modifications to the facilities contained therein (in which event compliance with the ADA shall be Tenant's responsibility and cost), and Landlord shall be responsible for assuring that the elevator call buttons in the elevator lobbies within the Premises comply with the ADA, all of the foregoing being at Landlord's sole expense so long as Tenant has not modified same (in which event compliance with the ADA shall be Tenant's responsibility and cost). Each of Landlord and Tenant agrees to indemnify the other and hold the other and the other's agents, officers, constituent partners, directors and employees harmless of and from all costs and expenses (including reasonable attorneys' fees) incurred by the other or any of them as a consequence of any and all claims made against the other or any of them resulting from or arising out of any failure by the indemnifying party to perform the obligations contained in this Subsection 10.6.

                              10.7 Alterations; Additions

                                  10.7.1 For each and every alteration, addition
or improvement Tenant wishes to make following completion of the Tenant Work, excepting alterations, additions or improvements costing less than Ten Thousand Dollars ($10,000.00) to complete and not involving alteration or modification of the Building exterior, structural elements or electrical, HVAC or other Building utilities systems, Tenant shall first (i) submit to Landlord a detailed description thereof, and (ii) obtain Landlord's written approval thereof.

                                  10.7.2 Provided that the proposed alteration,
addition or improvement does not in Landlord's judgment involve any material modification to the Building's exterior or its structural, mechanical, HVAC, electrical, or plumbing systems or components, such approval shall not be unreasonably withheld or delayed, but may be conditioned upon compliance with reasonable requirements of Landlord. If Landlord withholds its approval to any proposed alteration, addition or improvement, Landlord will cooperate in good faith in Tenant's attempt to develop an alternative proposal acceptable to Landlord.

                                  10.7.3 Landlord may withhold its approval in
its absolute and sole discretion with respect to each such alteration, addition or improvement which Landlord determines involves any material modification to the Building's exterior or its structural, electrical, mechanical, HVAC or plumbing systems or any components thereof.

                                  10.7.4 Tenant shall not permit any financing
statement or statements to be filed with respect to any of the Tenant Work or any alterations, additions or improvements made by Tenant, except a financing statement given to an affiliate of Tenant to secure a loan of funds utilized by Tenant to complete the Tenant Work and Tenant's initial move into the Premises; provided, however, that any such permitted financing statement shall be delivered by Tenant pursuant to a security agreement approved in advance by Landlord (which approval shall not be unreasonably withheld or delayed), which security agreement shall provide, inter alia, (i) that such security agreement and the security interest granted thereunder shall terminate absolutely upon any termination of this Lease for any reason, (ii) that such security agreement may not be assigned by the holder thereof, and (iii) that the holder of the security interest granted thereunder shall not have the right at any time or for any reason to enter or index a judgment against or to remove or dismantle any fixtures attached to the Premises (other than Tenant's trade and business fixtures and equipment) including in connection with any action brought to enforce or perfect the security interest granted thereunder. All Tenant Work and fixtures attached to the Premises (other than Tenant's trade and business fixtures and equipment) shall be the property of Tenant during the Term (but without the right to encumber or remove same except as expressly provided in this Lease), and, unless Landlord gives Tenant notice to remove them at the time of installation, shall remain at the Premises at the expiration or sooner termination of this Lease and thereupon automatically become the property of Landlord without payment therefor or, at Landlord's option, after notice to Tenant at the time of installation, any or all of the foregoing which may be designated by Landlord in such removal notice shall be removed at the sole cost of Tenant before such expiration or sooner termination and in such event, Tenant shall repair all damage to the Premises caused by the installation or removal thereof, and shall restore the Premises to its original improved condition (ordinary wear and tear excepted), on or before the expiration or termination of this Lease. Should Tenant fail to remove the same or restore the Premises, Landlord may cause same to be removed and/or the Premises to be restored at Tenant's expense, and Tenant hereby agrees to pay Landlord the actual cost of such removal and/or restoration, together with any and all damages which Landlord may suffer and sustain by reason of the failure of Tenant to remove the same and/or restore the Premises as herein provided.

                                  10.7.5 All such alterations, additions or
improvements shall be performed at Tenant's cost (including, without limitation, the costs of permits therefor) and shall be performed by or for Tenant in accordance with the following requirements:


                                      (a) If deemed necessary by Landlord in
Landlord's reasonable discretion, prior to commencing any such work, Tenant shall obtain Landlord's written approval of Tenant's reasonably detailed plans and specifications respecting the work. Landlord shall provide Tenant with its written approval or disapproval of Tenant's plans and specifications, together with any requested modifications in the event of disapproval, within seven (7) days following receipt of Tenant's written request for approval specifically referencing such seven (7) day response requirement; provided however, that notwithstanding the foregoing, such seven (7) day response requirement shall not be applicable to Tenant's plans and specifications respecting any work involving modification of the exterior of the Building, any structural elements of the Building, or any mechanical, HVAC, electrical or plumbing systems or components serving the Building generally (as opposed to those portions thereof located exclusively within the Premises), with respect to which Landlord agrees to respond within a reasonable period of time.

                                      (b) The work shall be performed at
Tenant's expense by responsible contractors and subcontractors approved in advance by Landlord, who shall not in Landlord's sole opinion, and who in fact do not, prejudice Landlord's relationship with Landlord's contractors or subcontractors or the relationship between such contractors and their subcontractors or employees, or disturb harmonious labor relations. Tenant's contractors and subcontractors shall comply with all insurance requirements and undertakings set forth in Exhibit "E" attached hereto, as the same may be changed or waived by written notice from Landlord to Tenant from time to time during the Term.

                                      (c) Such contractors or Tenant shall,
prior to the commencement of the contractors' work and not later than ten (10) days after the execution of the contractors' respective contracts, file waivers of mechanic's liens in the appropriate public office, which waivers shall be effective to preclude the filing of any mechanic's liens on account of the work to be performed by any of Tenant's contractors, subcontractors or materialmen. A copy of all such waivers shall be delivered to Landlord by Tenant prior to the commencement of any such work.

                                      (d) No such work shall be performed in
such manner or at such times as to interfere with any work being done by any of Landlord's contractors or subcontractors in the Premises or in or about the Property generally. Tenant's contractors and subcontractors shall be subject to the reasonable decisions of Agent as to such matters and as to avoidance of interference with other tenants of the Building or the work of other tenants' contractors and subcontractors, but Agent, by virtue of such decisions, or shall not be responsible for any aspect of the work performed by Tenant's contractors or subcontractors.

                                      (e) Except as otherwise set forth in this
Section 10.7, all such work shall be subject to the requirements and provisions of Sections 10.5 and 25 of this Lease.

                                      (f) Tenant and its contractors and
subcontractors shall be solely responsible for the transportation, safekeeping and storage of materials and equipment used in the performance of their work, for the removal of waste and debris resulting from the work, and for any damage caused by them to the Building or to any installations or work performed by Landlord's or any other tenant's contractors and subcontractors.

                                  10.7.6 Tenant shall not place, or cause or
allow to be placed, any sign, advertising matter, lettering, stand, booth, showcase or other article or matter outside of the Premises without the prior written consent of Landlord which may be withheld in its sole discretion.

                11. Negative Covenants of Tenant

                                  11.1 System Changes. Supplementing the
provisions of Sections 7 and 10.7.2 above, Tenant shall not install any equipment of any kind or nature whatsoever which would or could, in Landlord's judgment, necessitate any material change, replacement or addition to (or which might cause damage to) the plumbing, heating, air-conditioning or electrical systems serving the Premises or any other portion of the Building without the prior written consent of Landlord. In the event such consent is granted, all costs in connection with such changes, replacements or additions shall be paid

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for by Tenant in advance. If Landlord withholds its approval to any proposed equipment installation, Landlord will cooperate in good faith in Tenant's attempt to develop an alternative proposal acceptable to Landlord.

                              11.2 Sales. Without the prior written consent of
Landlord, Tenant shall not exhibit, sell or offer for sale (or permit the exhibition, sale or offering for sale) in the Premises, or at the Property, any tangible article or thing. The parties intend the foregoing prohibition to apply solely to sales activities on the order of those carried on at retail establishments, which would generate a steady flow of persons entering into or leaving the premises, and do not intend such prohibition to extend to such activities as the offering for sale in the Premises of investment contracts, insurance or securities to clients of Tenant.

                              11.3 Prohibited Uses. Tenant will not make or
permit to be made any use of the Premises or any part thereof which would violate any of the covenants, agreements, terms, provisions and conditions of this Lease or which directly or indirectly is forbidden by public law, ordinance or governmental regulation or which may be dangerous to life, limb or property or which may invalidate or increase the premium cost of any policy of insurance carried on the Property or covering its operation or which will suffer or permit the Premises or any part thereof to be used in any manner or which would permit anything to be brought into or kept therein which, in the reasonable judgment of Landlord, would in any way impair or tend to impair the character, reputation or appearance of the Building as a high quality office building or which would impair or interfere with or tend to impair or interfere with any of the services performed by Landlord for the Building or which could threaten the safety of the Building or any of its occupants.

                              11.4 Signs. Tenant shall not display, inscribe,
print, paint, maintain or affix on any place in or about the Premises or the Property any sign, notice, legend, direction, figure or advertisement, except on the doors of the Premises and on the directory board of the Building and then only such name(s) and matter, and in such color, size, style, place and materials, as shall first have been approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed but may be conditioned upon Tenant utilizing Landlord's Building standard signage on the exterior doors of the Premises in any portion of the Premises occupying less than a full floor of the Building. Notwithstanding the foregoing, on any full floor of the Building comprising a portion of the Premises, Tenant or PMA Reinsurance Corporation (if a subtenant) may prominently display identification signage in the elevator lobbies of that floor. The listing by Landlord of any name other than that of Tenant, whether on the doors of the Premises, on the directory board of the Building or otherwise, shall not operate to vest any right or interest in this Lease or in the Premises or be deemed to be the written consent of Landlord mentioned in Section 12 hereof, it being expressly understood that any such listing is a privilege extended by Landlord and revocable at will by written notice to Tenant.

                              11.5 Advertising. Without Landlord's prior written
consent in each instance, which consent shall not be unreasonably withheld or

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delayed in the case of item (1) following but may be withheld Landlord's sole discretion as to either item (2) or item (3) following, Tenant shall not: (1) advertise the business, profession or activities of Tenant conducted at the Premises in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining to such business, profession or activities; or (2) use the name of the Building for any purpose other than that of the business address of Tenant; or (3) use any picture or likeness of the Building in any circulars, notices, advertisements or correspondence.

                              11.6 Locks. Locks or similar devices may only be
attached to or removed from any door or window in the Premises with Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed but may be conditioned upon Landlord's receipt of a copy of the key, combination or other means of unlocking same, and in compliance with the terms of Section 21.4 below.

                              11.7 Compatible Labor. Tenant shall not contract
for any work or service which might involve the employment of labor incompatible with the employees of the Building or with employees of contractors doing work or performing services by or on behalf of the Landlord, or which would otherwise disturb harmonious labor relations at the Building.


                              11.8 Hazardous Substances

                                  11.8.1 Tenant Warranty. Tenant represents,
warrants and covenants that (1) the Premises will not be used for any dangerous, noxious or offensive trade or business and that it will not cause or maintain a nuisance there, (2) it will not bring, generate, treat, store or dispose of Hazardous Substances (as hereinafter defined) at the Premises, (3) it shall at all times comply with all applicable Environmental Laws (as hereinafter defined) and shall cause the Premises to comply, and (4) Tenant will keep the Premises free of any lien imposed pursuant to any Environmental Laws and not the result of any acts or omissions of Landlord or any other tenant or occupant of the Property. "Premises" for purposes of this Section shall include the Building and the Property including parking areas. Notwithstanding the foregoing, Landlord acknowledges that Tenant will, from time to time, keep upon the Premises certain products and materials used in the normal conduct of Tenant's business therein which would technically constitute a violation of the terms of this subsection, and Landlord agrees that, with regard to such products and materials Tenant shall not be in violation hereof so long as such products and materials are (a) used at all times for the purpose for which and in the manner in which they are intended to be used by their respective manufacturers, (b) not kept upon the Premises in any greater quantities than necessary for the normal conduct of Tenant's business and (c) used and disposed of by Tenant and Tenant's employees, contractors and agents in a lawful manner evidencing reasonable care under the circumstances, given the toxicity thereof.

                                  11.8.2 Reporting Requirements. Tenant warrants
that it will promptly deliver to the Landlord, (i) copies of any documents received from the United States Environmental Protection Agency and/or any

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

state, county or municipal environmental or health agency concerning the Tenant's operations upon the Premises, (ii) copies of any documents submitted by the Tenant to the United States Environmental Protection Agency and/or any state, county or municipal environmental or health agency concerning its operations on the Premises, including but not limited to copies of permits, licenses, annual filings and registration forms, and (iii) after the occurrence of an Environmental Default (as hereinafter defined) and upon the request of Landlord, Tenant shall provide Landlord with evidence of compliance with applicable Environmental Laws.

                                  11.8.3 Termination, Cancellation, Surrender.
At the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord free of any and all Hazardous Substances and in compliance with all applicable Environmental Laws.

                                  11.8.4 Environmental Defaults. In the event of
(1) a violation of an applicable Environmental Law, (2) a release, spill or discharge of a Hazardous Substance on or from the Premises, or (3) the discovery of an environmental condition requiring response which violation, release, or condition is attributable to the acts or omissions of Tenant, its agents, employees, representatives, invitees, licensees, subtenants, customers, or contractors, (together "Environmental Defaults"), Landlord shall have the right, but not the obligation, to enter the Premises upon twenty-four (24) hours prior notice (except in an emergency), to supervise and approve any actions taken by Tenant to address the violation, release, or environmental condition, or if the Landlord deems it necessary, then Landlord may perform, at Tenant's expense, any lawful actions reasonably necessary to address the violation, release, or environmental condition.

                                  11.8.5 Mutual Indemnification

                                      11.8.5.1 Tenant shall indemnify, defend
(with counsel approved by Landlord, which approval shall not be unreasonably withheld or delayed) and hold Landlord and Landlord's affiliates, shareholders, directors, constituent partners, officers, employees and agents harmless from and against any and all claims, judgments, damages (including consequential damages), penalties, fines, liabilities, losses, suits, administrative proceedings, costs and expenses of any kind or nature, known or unknown, contingent or otherwise, which are caused by or arise out of one or more Environmental Defaults caused by the acts or omissions of Tenant, its agents, employees, representatives, invitees, licensees, subtenants, customers or contractors during or after the Term of this Lease (including, but not limited to, reasonable attorneys', consultant, laboratory and expert fees and including without limitation, diminution in the value of the Building or Property, damages for the loss or restriction on use of rentable space or of any amenity of the Building or Property and damages arising from any adverse impact on marketing of space in the Building).

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


                                      11.8.5.2 Landlord shall indemnify, defend
(with counsel approved by Tenant, which approval shall not be unreasonably withheld or delayed) and hold Tenant and Tenant's affiliates, shareholders, directors, officers, employees and agents harmless from and against any and all claims, judgments, damages (excluding consequential damages), penalties, fines, liabilities, losses, suits, administrative proceedings, costs and expenses of any kind or nature, known or unknown, contingent or otherwise which are caused by or arise out of any breach by Landlord of its warranty contained in Section
11.8.7 below during the Term of this Lease (including, but not limited to, reasonable attorneys', consultants', laboratory and expert fees). Landlord's indemnification obligation contained in this Section 11.8.5.2 shall be expressly limited by the terms of Section 29.3 below.

                                  11.8.6 Definitions

                                      (a) "Hazardous Substances" means, (i)
asbestos and any asbestos containing material and any substance that is then defined or listed in, or otherwise classified pursuant to, any Environmental Laws or any applicable laws or regulations as a "hazardous substance", "Hazardous Material", "hazardous waste," "infectious waste", "toxic substance", "toxic pollutant" or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, or Toxicity Characteristic Leaching Procedure (TCLP) toxicity, (ii) any petroleum and drilling fluids, produced waters, and other wastes associated with the exploration, development or production of crude oil, natural gas, or geothermal resources and (iii) petroleum products, polychlorinated biphenyls, urea formaldehyde, radon gas, radioactive material (including any source, special nuclear, or by-product material), and medical waste.

                                      (b) "Environmental Laws" collectively
means and includes all present and future laws and any amendments thereto (whether common law, statute, rule, order, regulation or otherwise), permits, and other requirements or guidelines of governmental authorities applicable to the Premises and relating to the environment and environmental conditions or to any Hazardous Substance (including, without limitation, CERCLA, 42 U.S.C {9601, et seq, the Resource Conservation and Recovery Act of 1976, 42 U.S.C {6901, et seq, the Hazardous Materials Transportation Act, 49 U.S.C. {1801, et seq, the Federal Water Pollution Control Act, 33 U.S.C. {1251, et seq, the Clean Air Act, 33 U.S.C. {7401, et seq, the Clean Air Act, 42 U.S.C. {741, et seq, the Toxic Substances Control Act, 15 U.S.C. {2601-2629, the Safe Drinking Water Act, 42 U.S.C. {300f-300j, the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. {1101, et seq, and any so-called "Super Fund" or "Super Lien" law, any law requiring the filing of reports and notices relating to hazardous substances, environmental laws administered by the Environmental Protection Agency, and any similar state and local laws and regulations, all amendments thereto and all regulations, orders, decisions, and decrees now or hereafter promulgated thereunder concerning the environment, industrial hygiene or public health or safety).

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                                  11.8.7 Landlord's Warranty. Landlord
represents and warrants to Tenant that, to the best of Landlord's knowledge, in the construction of the Building no Hazardous Substances were incorporated in the Building in violation of any applicable Environmental Laws. Landlord further represents and warrants to Tenant that during the Term Landlord will not bring, generate, treat, store or dispose of Hazardous Substances at the Property and shall at all times comply with all applicable Environmental Laws. Notwithstanding the foregoing, Tenant acknowledges that Landlord will, from time to time, keep upon the Property certain products and materials used in the normal operation of the Property which would technically constitute a violation of the foregoing representation and warranty, and Tenant agrees that, with regard to such products and materials, Landlord shall not be deemed to have breached the foregoing representation and warranty so long as such products and materials are (a) used at all times for the purpose for which and in the manner in which they are intended to be used by their respective manufacturers, (b) not kept upon the Premises in any greater quantities than necessary for the normal operation of the Property and (c) used and disposed of by Landlord and Landlord's employees, contractors and agents in a lawful manner evidencing reasonable care under the circumstances.

                              11.9 Floor Load. Tenant shall not place or permit
to be placed upon any floor of the Premises any item of any nature the weight of which shall exceed such floor's rated floor load limit of seventy (70) pounds per square foot live load (including partitions) unless additional floor loads are approved in writing by Landlord in advance. In the event Landlord disapproves an additional floor load requested by Tenant, Landlord will cooperate in good faith with Tenant in Tenant's efforts to find a satisfactory alternative to such floor load.

                12. Subletting and Assigning

                              12.1 General Restriction

                                  12.1.1 As a material condition to this Lease,
Tenant covenants that it shall deliver to Landlord within three (3) Business Days following Tenant's execution of this Lease a sublease of the entire Premises to PMA Reinsurance Corporation (the "Subtenant") in the form attached to this Lease as Exhibit "O" and made a part hereof (the "Sublease"), duly executed by both Tenant and Subtenant. Simultaneously with the execution of this Lease, Landlord, Tenant and Subtenant shall duly execute and deliver to one another a Sublease Consent, Subordination, Nondisturbance and Attornment Agreement in the form attached hereto as Exhibit "P" (the "Consent Agreement"), evidencing Landlord's consent to the Sublease. Failure of Tenant to timely sublease the Premises to Subtenant and deliver a fully executed original copy of the Sublease to Landlord as herein provided shall entitle Landlord to terminate this Lease upon written notice to Tenant (notwithstanding anything to the contrary contained in Section 17 below), it being agreed that execution and delivery of the Sublease as aforesaid is a material inducement to Landlord to enter into this Lease. Other than the Sublease to Subtenant, Tenant may not assign this Lease or sublet or all or any portion or portions of the Premises without first obtaining Landlord's prior written consent thereto, which consent may be withheld in Landlord's sole discretion. The Sublease shall at all times provide that (a) Subtenant shall not assign the Sublease without first obtaining Landlord's prior written consent thereto, which consent may be withheld in Landlord's sole discretion, and (b) Subtenant shall not further sublet all or any portion or portions of the Premises (such further subletting by Subtenant being herein referred to as a "sublease") without first obtaining Landlord's prior written consent thereto, which consent shall not be unreasonably withheld


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or delayed. Any consent by Landlord to an assignment or sublease, if given, will not release Tenant from its obligations hereunder and will not be deemed a consent to any further subletting or assignment. Neither Tenant nor Subtenant shall convey, pledge, mortgage, encumber or otherwise transfer other than by permitted sublease or assignment (collectively "Pledge") (whether voluntarily or otherwise) this Lease, the Sublease or any interest in or under either of them. For purposes of this Section, an assignment shall include any direct or indirect transfer of fifty percent (50%) or more of the stock of a corporate tenant, or fifty percent (50%) or more of the equitable or other interests of a partnership, individual, or other non-corporate tenant. Any attempt by Tenant or Subtenant to assign or Pledge this Lease or the Sublease or sublet the Premises in contravention of the terms of this Lease shall constitute an Event of Default (as hereinafter defined) hereunder.


                                      12.1.1.1 It shall be reasonable for
Landlord to withhold its consent to a sublease proposed by Subtenant for any of the following reasons:

                                      A. the business use of the Premises to be
made by the proposed sublessee:

                                          (a) would constitute a breach of any
of the terms or conditions of this Lease;

                                          (b) would constitute a breach by
Landlord of any lease restrictions binding on Landlord and any tenant in the Building and such tenant does not consent to such proposed sublease;

                                          (c) is one of the following uses, as a
principal use: (i) employment agency; (ii) telephone answering service; (iii) barber or beautician services; (iv) medical offices where patients are examined or treated (other than a medical infirmary for use by employees); (v) school or training center; (vi) governmental offices (other than solely as senior management or executive level offices and necessary support staff); (vii) commercial real estate brokerage services (unless part of a use, the dominant character of which is financial services, investments and/or investment banking); or (viii) distribution or sale of sexually explicit, lewd (in Landlord's reasonable judgment) or illegal-drug-related materials or products;

                                      B. the proposed sublessee:

                                          (a) is insolvent or in bankruptcy;

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

                                          (b) either refuses to present a
current financial statement to Landlord or presents a financial statement indicating, in Landlord's reasonable judgment, that it is likely that it would not be able to perform the economic obligations of its sublease or this Lease required to be performed by it;

                                          (c) is an existing tenant in the
Building and would be vacating space then leased and occupied by such tenant (whether or not at the end of the term of such tenant's lease) in the Building to move into the portion or portions of the Premises to be occupied by such tenant under the proposed sublease or assignment unless such existing tenant is vacating its space in the Building at the end of the term of its lease and Landlord is unable to allow such tenant to renew its lease and is unable to offer such tenant a lease of other space within the Building; or

                                          (d) is (or its business is) subject to
compliance with additional requirements of the ADA (including related regulations) beyond those requirements which are applicable to the Tenant, unless the proposed assignee or sublessee shall (i) first deliver plans and specifications for complying with such additional requirements and obtain Landlord's consent thereto, and (ii) comply with all Landlord's conditions for or contained in such consent, including without limitation, requirements for security to assure the lien-free completion of such improvements at the sole cost of such expense of such sublessee, or Subtenant; or

                                      C. the length of the term of any proposed
sublease extends beyond the end of the term of this Lease and beyond the end of the renewal option terms contained in this Lease, if such renewal option terms have been exercised by the Tenant.

                                  12.1.2 Notwithstanding the foregoing: (i) no
prior approval of the Landlord shall be required for the subletting by Subtenant of all or a portion of the Premises to any corporation or other entity which is a parent or wholly-owned subsidiary of, or under common majority control with, Subtenant (a "Related Party"), except that no subletting to a Related Party shall be made unless the Tenant shall have provided to the Landlord such information as the Landlord shall reasonably require such as, but not limited to, satisfactory evidence as to the relationship as parent, affiliate or subsidiary of the proposed subtenant or assignee, and evidence as to its legal existence and corporate (or other) authority to enter into the sublease or assignment; and (ii) the foregoing prohibition shall not apply to any assignment of the Sublease which would occur as a result of a merger, consolidation or reorganization of the Subtenant's corporate structure, provided the Tenant shall have first provided to the Landlord such information as the Landlord may reasonably require relating to the merger, consolidation or reorganization, such as, but not limited to, satisfactory evidence of the relationship as a result of any merger, consolidation or reorganization of the proposed assignee, evidence as to its legal existence and its corporate authority to enter into the assignment, and further provided that Tenant provides to Landlord evidence satisfying to Landlord in Landlord's reasonable discretion that Subtenant's net worth will not be diminished thereby.

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                              12.2 Landlord's Costs; Forms. Tenant shall
reimburse Landlord for Landlord's reasonable expenses, including reasonable attorneys' fees, in reviewing and approving (or disapproving) any documents relating to any proposed Pledge, sublease or assignment other than Tenant's initial sublease of the entire Premises to Subtenant. All forms of consents and agreements relating to or effecting any sublease or assignment shall be supplied or approved (as Landlord shall elect) by counsel to Landlord.

                              12.3 Rent Collection. If this Lease is assigned or
if the Premises or any part thereof is sublet or occupied by a person or entity other than Tenant, Landlord may, after the occurrence of an Event of Default, collect Rent from the assignee, subtenant or occupant and apply the net amount collected to the Rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of Tenant's covenants contained in this Lease or the acceptance by Landlord of the assignee, subtenant or occupant as Tenant, or a release of Tenant from further performance by Tenant of the covenants of Tenant herein contained.

                              12.4 Sublet Notice. Notwithstanding anything
contained in this Lease to the contrary, if at any time during the Term of this Lease Tenant or Subtenant desires to sublet or assign all or part of the Premises, Tenant shall advise Landlord in writing (such notice being hereinafter referred to as a "Sublet Notice") of the identity of the proposed assignee or subtenant and its business and of the terms of the proposed subletting or assignment and the area proposed to be sublet. Tenant shall also transmit therewith the most recent financial statement or other evidence of financial responsibility of such assignee or subtenant and a certification executed by Tenant or Subtenant (whichever desires to effect such sublease or assignment) stating whether or not any premium or other consideration is being paid for the proposed sublease or assignment.

                              12.5 Receipt of Sublet Notice. Upon receipt of a
Sublet Notice Landlord shall have the right to: (1) approve or withhold approval of the proposed sublease or assignment in its reasonable discretion; or (2) sublet from Tenant or Subtenant such space (hereinafter referred to as the "Sublet Space") as Tenant or Subtenant proposed to lease to the proposed subtenant; or (3) terminate this Lease if the Sublet Notice contains a proposal to assign all of Tenant's rights under this Lease, to assign all of Subtenant's rights under the Sublease, or to sublease the entire Premises for the remainder of the Term.

                              12.6 Option to Approve or Reject Sublease. The
option to approve or reject any proposed sublease or assignment or to terminate this Lease, as specified in Section 12.5 above shall be exercisable by Landlord sending Tenant a written notice specifying the exercise of any such right within nine (9) Business Days after receipt of a Sublet Notice from Tenant.

                                  12.6.1 If Landlord exercises its option to
sublease the Sublet Space, the term of the subletting from Tenant to Landlord for the Sublet Space shall be the term set forth in the Sublet Notice and

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

Landlord shall pay the same Minimum Rent and Additional Rent as Tenant is required to pay to Landlord under this Lease for the same space and shall be upon such other terms and conditions as are contained in this Lease to the extent applicable. If the Sublet Space does not constitute the entire Premises, the Minimum Rent for the Sublet Space and sublessee's share of Operating Expenses and Real Estate Taxes under the sublease shall equal the product derived by multiplying the Minimum Rent and Tenant's Expense Share and Tenant's Tax Share by the fraction, the numerator of which is the the Rentable Area of the Sublet Space and the denominator of which is the Rentable Area of the Premises. Landlord and Tenant or Subtenant (as the case may be) shall enter into a sublease of the Sublet Space on such terms.

                                  12.6.2 If the Sublet Space does not constitute
the entire Premises and Landlord exercises its option to terminate this Lease with respect to the Sublet Space pursuant to Section 12.5(3) above, then as to that portion of the Premises which is not part of the Sublet Space, this Lease shall remain in full force and effect except that the Minimum Rent, Tenant's Tax Share and Tenant's Expense Share shall be reduced by the amount each bears to the fraction, the numerator of which shall be the Rentable Area of the Sublet Space and the denominator of which shall be the Rentable Area of the Premises.

                                  12.6.3 If Landlord elects to terminate this
Lease pursuant to Section 12.5(3), this Lease shall terminate on a date set forth in Landlord's notice to Tenant described above in this Section 12.6, provided such date shall not be less than thirty (30) days after the date Landlord delivers such notice to Tenant.

                                  12.6.4 If Landlord withholds approval to the
proposed subletting or assignment, this Lease (and the Sublease) shall remain in full force and effect.

                                  12.6.5 In the event Landlord does not exercise
any of its rights specified in Section 12.5 within the time period specified in this Section 12.6, Landlord shall be deemed to have withheld approval of the sublease or assignment. Upon Landlord's failure to exercise any of its rights in writing, Tenant may again request Landlord's approval which approval shall be deemed given unless Landlord responds to the contrary within five (5) days of Tenant's second request.

                              12.7 Premium for Sublease

                                  12.7.1 As a condition to Landlord's consent to
any proposed assignment or sublease under this Section 12 (other than the Sublease but including any further sublease by Subtenant to any third party), Tenant shall pay to Landlord the amount of any Profit received by Tenant or Subtenant in connection with the proposed assignment or sublease. For purposes hereof the term "Profit" shall mean the amount by which the Premium (as defined in Section 12.7.3 below) payable to Tenant or Subtenant by any third party (other than an affiliate of Subtenant which does not itself further sublease the Premises to an entity unaffiliated with Subtenant) in connection with the proposed assignment or sublease exceeds the sum of (a) the Rent due under this Lease plus (b) Tenant's Expenses (as defined in Section 12.7.2 below). Tenant's Expenses shall be deemed amortized on a straight line basis over the remainder of the Term of this Lease or the term of the assignment or sublease, if shorter,

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

commencing on the effective date of the assignment or sublease, for purposes of this Section. Commencing with the first month in which Tenant receives a payment from any third party on account of the assignment or sublease, and each month thereafter during the term of such assignment or sublease, Tenant shall pay to Landlord on or before the first day of the next following calendar month, in arrears and as Additional Rent, the amount of Profit received by Tenant in such calendar month, computed as follows: Tenant shall pay the amount of any Premium received by Tenant or Subtenant in the month in question, reduced by the sum of
(i) the Rent due under this Lease for such month (pro rated based upon the Rentable Area covered by the assignment or sublease if the assignment or sublease relates to less than the entire Premises) plus (ii) the amortized portion of Tenant's Expenses attributable to such month.

                                  12.7.2 For purposes of this Lease, the term
"Tenant's Expenses" shall mean the aggregate of the following costs and expenses paid by Tenant or Subtenant on account of the assignment or sublease: reasonable advertising costs, reasonable brokerage commissions, allowances or free rent provided to an assignee or subtenant, Tenant's or Subtenant's reasonable legal fees incurred in negotiating the assignment or sublease and the reasonable cost of any construction required to permit the operation of any Sublet Space as a premises separate from the balance of the Premises.

                                  12.7.3 For purposes of this Lease, the term
"Premium" shall mean any cash or other consideration which any third party agrees to pay to Tenant or Subtenant on account of an assignment or sublease, whether in the form of all Rent payable under this Lease or under the Sublease (as the case may be), an increased monthly or annual rental, a lump sum payment, or otherwise. If Tenant or Subtenant enters into a separate agreement for the lease of personal property, at reasonable rates, to any sublessee, such reasonable rates shall not be included in determining the Premium.

                              12.8 Liability of Assignee. Each assignee of this
Lease shall assume and be deemed to have assumed this Lease and shall be and remain liable jointly and severally with Tenant for all payments and for the due performance of all terms, covenants, conditions and provisions herein contained on Tenant's part to be observed and performed. No assignment shall be binding upon Landlord unless the assignee shall deliver to Landlord an instrument in form reasonably satisfactory to Landlord containing a covenant of assumption by the assignee. The failure or refusal of assignee to execute the same shall not release an assignee from its liability as set forth herein.

                              12.9 Rental Basis. All the foregoing
notwithstanding, neither Tenant nor Subtenant shall enter into any lease, sublease, license, concession or other agreement for the use, occupancy or utilization of the Premises or any portion thereof which provides for a rental or other payment for such use, occupancy or utilization based in whole or in part on the income or profits derived by any person from the property leased,


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

used, occupied or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales). Any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use or occupancy of any part of the Premises.

                              12.10 Future Compliance. Any consent by Landlord
hereunder shall not constitute a waiver of strict future compliance by Tenant or Subtenant of the provisions of this Section 12 or a release of Tenant from the full performance by Tenant of any of the terms, covenants, provisions, or conditions in this Lease contained.

                13. Fire or Other Casualty

                              13.1 Repair Obligations. In the event of damage to
the Premises by fire or other casualty Landlord shall at its expense cause the damage to the Premises, exclusive of the Tenant Work and other improvements made by or for Tenant or any prior tenant, to be repaired to a condition as nearly as practicable to that required by the Base Building Plans, with reasonable promptness and due diligence. Landlord shall not, however, be obligated to restore or rebuild the Premises to a condition in excess of that required by the Base Building Plans, nor in any event to repair, restore or rebuild any of Tenant's property, the Tenant Work, or any other alterations or additions made by or for Tenant or any prior tenant. In no event shall Landlord be obligated to repair, restore, or replace any furniture, furnishings or equipment. Tenant shall p thereafter, at its own cost and with reasonable promptness and due diligence, repair and restore the Tenant Work and any other improvements to the Premises made by or for Tenant or any prior tenant at least to the extent of the value and as nearly as possible to the character of the property involved as it was immediately before the loss.

                              13.2 Abatement of Rent. To the extent the Premises
are rendered untenantable by a casualty not caused by the gross negligence or willful misconduct of Tenant, the Minimum Rent and Additional Rent shall proportionately abate from the date of the casualty until the first to occur of
(a) one hundred and five (105) days after Landlord has tendered to Tenant the damaged portion of the Premises, restored by Landlord to the extent required hereunder, or (b) Tenant's resumed occupancy thereof for the purposes of conducting its business therein. Landlord shall endeavor to provide Tenant with thirty (30) days notice of its intent to tender to Tenant the restored Premises.

                              13.3 Landlord's Termination Right. In the event
the damage shall involve the Building generally and shall be so extensive that Landlord shall decide not to repair or rebuild the Building, or if available insurance proceeds for the Building are insufficient to repair or rebuild the damage, or if any mortgagee shall not permit the application of adequate insurance proceeds for repair or restoration, or if the casualty to the Building shall not be of a type insured against under all-risk fire and extended coverage insurance, this Lease shall, at the option of Landlord, exercisable by written notice to Tenant given within


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

one hundred eighty (180) days after the date of the casualty, be terminated as of a date specified in such notice (which shall not be more than sixty (60) days thereafter) and the Minimum Rent and Additional Rent (taking into account any abatement as aforesaid) shall be adjusted proportionately as of the date of the termination and Tenant shall thereupon promptly vacate the Premises. Landlord agrees that it shall not exercise its rights to terminate the Lease enumerated within this Section 13.3, unless it also exercises its rights to terminate the leases of all other Office Space tenants.

                              13.4 Tenant's Termination Rights

                                  13.4.1 If fire or other casualty not caused by
the gross negligence or willful misconduct of Tenant damages the Premises rendering more than fifty percent (50%) of the Premises untenantable, or causes damage to the Building which precludes access to the Premises from the Building lobby, and the completion of the repairs to the Premises or the repairs necessary to restore access thereto which Landlord is required to perform hereunder will require a period of in excess of two hundred forty (240) days days following the commencement of construction (as reasonably estimated by Landlord or its experts, of which Tenant shall receive notice within one hundred eighty (180) days after the date of the casualty), then Tenant may terminate this Lease by written notice given to Landlord within thirty (30) days after Landlord's notice to Tenant thereof (such termination to occur as of a date specified in such notice which shall not be more than sixty (60) days thereafter), and Minimum Rent and Additional Rent (taking into account any abatement as aforesaid) shall be adjusted proportionately from the date of the termination.

                                  13.4.2 Notwithstanding the foregoing, in the
event Landlord shall elect to repair or rebuild following a casualty not caused by the gross negligence or wilful misconduct of Tenant, but the time to repair or rebuild as reasonably estimated by Landlord or its experts, as aforesaid, is such that the repairs or rebuilding are expected to be completed during the last Lease Year of the Term (as the Term may have been extended by Tenant's exercise of any renewal option pursuant to Section 30 hereof prior to the casualty), then Tenant may elect to terminate this Lease by written notice given to Landlord within thirty (30) days after Landlord's notice to Tenant thereof (such termination to occur as of a date specified in such notice which shall not be more than sixty (60) days thereafter), and Minimum Rent and Additional Rent (taking into account any abatement as aforesaid) shall be adjusted proportionately as of the date of the termination.

                14. Release and Indemnity

                              14.1 Mutual Release

                                  14.1.1 Tenant agrees that Landlord, Agent and
their respective agents, employees, officers, directors, shareholders and constituent partners shall not be liable to Tenant and Tenant hereby releases said parties from any liability, for any personal injury, loss of income or


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

damage to or loss of persons or property, or loss of use of any property, in or about the Premises or Property from any cause whatsoever unless such damage, loss or injury results from the negligence or willful misconduct of Landlord, its officers, employees, contractors or agents. Landlord, Agent and their respective agents, employees, officers, directors and partners shall not be liable to Tenant for any such damage or loss, whether or not such damage or loss so results from such negligence or willful misconduct, to the extent Tenant is compensated therefor by Tenant's insurance. The release contained in this
Section 14.1 shall apply, by way of example and not limitation, to damage, loss or injury resulting directly or indirectly from any existing or future condition, matter or thing in the Premises, the Building or any part thereof, or from equipment or appurtenances becoming out of repair, or from accident, or from the flooding of basements or other subsurface areas or from refrigerators, sprinkling devices, air-conditioning apparatus, water, snow, frost, steam, excessive heat or cold, falling plaster, broken glass, sewage, gas, odors, or noise, or the bursting or leaking of pipes or plumbing fixtures, and shall apply equally whether any such damage, loss or injury results from the act or omission of other tenants or occupants in the Building or any other persons, and whether such damage be caused by or result from any thing or circumstance, whether of a like or wholly different nature.

                                  14.1.2 Landlord agrees that Tenant and its
agents, employees, officers and shareholders shall not be liable to Landlord and Landlord hereby releases said parties from any liability, for any personal injury, loss of income or damage to or loss of persons or property or loss of use of any property in or about the untenanted portions of the Property from any cause whatsoever unless such damage, loss or injury results from the negligence or willful misconduct of Tenant, its officers, employees, contractors or agents. Tenant and its agents, employees, officers and directors shall not be liable to Landlord for any such damage or loss, whether or not such damage or loss so results from such negligence or willful misconduct, to the extent Landlord is compensated therefor by Landlord's insurance.

                              14.2 Tenant's Indemnity. Tenant shall defend,
indemnify, save and hold harmless ("Indemnify") Landlord, Agent and their respective agents, employees, officers, directors, shareholders, and constituent partners from and against all liabilities, obligations, damages, penalties, claims, causes of action, costs, charges and expenses, including reasonable attorneys' fees, court costs, administrative costs, and costs of appeals which may be imposed upon or incurred by or asserted against any of them by reason of any of the following which shall occur during the Term of this Lease, or during any period of time prior to the Lease Commencement Date when Tenant may have been given access to or possession of all or any portion of the Premises:

                                  (1) any work or act done in, on or about the
Premises or the Building or any part thereof at the direction of or caused by Tenant, its agents, contractors, subcontractors, servants, employees, licensees or invitees, unless such work or act is done or performed by Landlord or its agents, employees or contractors;

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

                                  (2) any negligence or other wrongful act or
omission on the part of Tenant or any of its agents, contractors, subcontractors, servants, employees, subtenants, licensees or invitees; and

                                  (3) any accident, injury or damage to any
persons or property occurring in, on or about the Premises or any part thereof, unless caused by the negligence of Landlord, its employees, agents or contractors

                                  The obligation of Tenant to Indemnify
contained in this Section 14.2 shall not be limited by any limitation on the amount or type of damages, compensation or benefits payable by or for Tenant, its agents or contractors under workers' or workman's compensation acts, disability benefit acts or other employee benefits acts, or under any other insurance coverage Tenant may obtain.

                              14.3 Landlord's Indemnity. Landlord shall defend,
indemnify, save and hold harmless ("Indemnify") Tenant and Tenant's employees, officers, directors and shareholders from and against all liabilities, obligations, damages, penalties, claims, causes of action, costs, charges and expenses, including reasonable attorneys' fees, court costs, administrative costs and costs of appeals which may be imposed upon or incurred by or asserted against any of them by reason of any of the following which shall occur during the Term of this Lease or during any period of time prior to the Lease Commencement Date when Tenant may have been given access to or possession of all or any portion of the Premises.

                                  (1) any work or act done in, on or about the
Premises or the Building or any part thereof at the direction of or caused by Landlord or its agents, employees, unless such work or act is done or performed by Tenant or its agents, employees or contractors; and

                                  (2) any negligence or any wrongful act or
omission on the part of Landlord or any of its agents, contractors, subcontractors, servants, employees, subtenants, licensees or invitees; and

                                  (3) any accident, injury or damage to any
persons or property occurring in, on or about those areas of the Building and Property intended for the common use of all tenants and their employees and invitees, unless caused by the negligence of Tenant, its employees, agents or contractors.

                                  The obligation of Landlord to Indemnify
contained in this Section 14.3 shall not be limited by any limitation on the amount or type of damages, compensation or benefits payable by or for Landlord, its agents or contractors under workers' or workman's compensation acts, disability benefit acts or other employee benefits acts or under any other insurance coverage Landlord may obtain, but shall be expressly limited by the terms of Section 29.3, below.

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


                15. Insurance

                              15.1 Insurance Coverage. Tenant, at its expense,
shall maintain during the Term commercial general liability insurance, primary and/or excess combination, and property damage insurance under policies issued by insurers having a combined single limit for any one (1) occurrence of not less than Three Million Dollars ($3,000,000.00) for personal injury, bodily injury, death, disease and damage or injury to or destruction of property (including the loss of use thereof) occurring upon, in, or about the Premises and for: products liability; liability relating to the sale or distribution of food and/or alcoholic beverages in the Premises; punitive damages awarded by virtue of the conduct of the Tenant (to the full extent insurable and reasonably available); and contractual liability assumed under this Lease. To satisfy the liability insurance requirements of this Section 15.1, the Tenant must obtain an endorsement which applies the aggregate limits separately to the Premises (ISO Endorsement CG-25-05-11-85, Amendment-Aggregate Limits of Insurance [Per Location] or an equivalent endorsement satisfactory to Landlord). The certificate of insurance evidencing such policy must evidence that the limits of the Tenant's liability insurance required hereunder apply solely to the Premises and not to other locations. Tenant shall also maintain such other insurance in form and amount as Landlord may reasonably require, so long as such coverage is also required of other Office Space tenants within the Building (other than the Pyramid Club).

                              15.2 Improvements Coverage. Tenant agrees to carry
all risk property insurance on a repair and replacement basis and in form and amount satisfactory to Landlord on all improvements to the Premise, including all Tenant Work or other improvements then under construction (including without limitation Builder's Risk coverage during construction of the Tenant Work or any other permitted alterations). Tenant also agrees to carry such all risk insurance in form and amount mutually satisfactory to Landlord and Tenant on Tenant's fixtures, furnishings, wall coverings, carpeting, drapes, equipment and all other items of personal property of tenant located on or within the Premises. Tenant agrees that Landlord, any ground lessor and Landlord's secured lenders with respect to the Property, shall be named as additional insureds under all such policies.

                              15.3 Worker's Compensation and Employer's
Liability Insurance. Tenant shall carry worker's compensation insurance containing statutory limits covering Tenant's employees and business operations in the Premises, as well as employer's liability insurance providing coverage of not less than five hundred thousand dollars ($500,000.00). Tenant shall submit to Landlord evidence of such coverage satisfactory to Landlord.

                              15.4 Extra Expense Insurance. Tenant shall, during
the Term hereof, keep in full force and effect extra expense insurance providing limits in an amount not less than two million dollars ($2,000,000.00).


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


                              15.5 Form of Insurance. All insurance policies
obtained by Tenant pursuant to this Section 15 shall be issued by companies with a rating of not less than "A-" and of not less than "Class VIII" in financial size as rated in the most current available "Best's" Insurance Reports and which are qualified to do business in the Commonwealth of Pennsylvania. Such policies (exclusive of the worker's compensation policy) shall name Landlord and Agent as additional insureds and Tenant shall furnish Landlord with a certificate (or certificates) respecting such policies which specifies that Landlord shall receive thirty (30) days prior written notice of any proposed cancellation, non-renewal of or material change in any such policy. Originals, certified policy copies or certificates, as Landlord shall elect, of all policies of insurance obtained by Tenant shall be provided to Landlord.

                              15.6 Insurance Violations. Tenant will not do,
fail to do, suffer to be done, or keep or suffer to be kept anything in, upon or about the Premises which will violate the provisions of Landlord's policies insuring against loss or damage by fire or other hazards (including, but not limited to, public liability) or which would adversely affect Landlord's fire or liability insurance premium rating or which would increase premiums being paid by Landlord for any such coverage, or which would prevent Landlord from procuring such policies from companies acceptable to Landlord. If anything is done, omitted to be done or suffered to be done by Tenant, or kept or suffered to be kept in, upon or about the Premises which shall cause the premium rate of fire or other insurance on the Premises or other property in the Building, with companies acceptable to Landlord, to be increased beyond the established rate fixed by the appropriate underwriters from time to time applicable to the Premises for use for the purpose permitted under this Lease, Tenant shall pay the amount of such increase. Tenant's payment of the amount of such increase shall not preclude or limit Landlord's ability to exercise its remedies under this Lease for a violation of Tenant's obligations set forth in the first sentence of this Section 15.6.

                              15.7 "Claims Made" Policies. Tenant shall not
obtain any of the above insurance through policies written on a "claims made" basis without Landlord's prior express written consent, which consent may be conditioned upon any requirements which Landlord may impose. In all events, should Landlord consent to such a policy, then the policy shall satisfy all of the following requirements:

                                  (1) the policy retroactive date shall coincide
with or precede the Tenant's occupancy or use of any portion of the Property;
and

                                  (2) the Tenant shall maintain such policy for
at least three (3) years following the termination or expiration of this Lease (whichever is later); and

                                  (3) if such insurance is terminated for any
reason, Tenant shall purchase an extended reporting provision of at least three
(3) years duration to report claims arising from this Lease or Tenant's occupancy; and

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


                                  (4) the policy shall allow for the report of
circumstances or incidents which might give rise to future claims.

                              15.8 Flammable and Hazardous Materials

                                  15.8.1 Neither Tenant nor Tenant's servants,
employees, contractors, agents, visitors, or licensees may use, bring or keep upon the Premises, the Building, or the Property any highly flammable, combustible, caustic, poisonous or explosive fluid, chemical or substance, or any chemicals except reasonable quantities of such as are components of commercial products not regulated by law in their use or disposal and are normally used by occupants of office buildings for ordinary cleaning and office related activities.

                                  15.8.2 Landlord shall utilize flammable,
explosive or caustic materials upon the Property only in such quantities and in such manner as Landlord reasonably deems necessary for the ordinary and normal maintenance, repair and operation of the Property and its systems.

                              15.9 Landlord Purchase. At Landlord's option,
Landlord may, after eight (8) days notice to Tenant, elect to obtain for itself any or all of the forms of insurance required to be obtained by Tenant pursuant to this Section if Tenant fails to procure same. In the event Landlord shall so elect, Tenant shall reimburse Landlord upon demand for the cost of all insurance so obtained by Landlord.

                              15.10 Waiver of Subrogation. Landlord and Tenant
hereby release each other from any and all liability or responsibility to each other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property covered by any fire and extended coverage insurance then in force, even if such fire or other casualty shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible, provided, however, that this release shall be applicable and in force and effect only to the extent of and with respect to any loss or damage occurring during such time as the policy or policies of insurance covering said loss shall contain a provision to the effect that this release shall not adversely affect or impair said insurance or prejudice the right of the insured to recover thereunder. Landlord and Tenant shall each cause their respective insurers to include such a provision in their respective policies, subject, however, to the following provisions: If at any time the fire insurance carriers issuing fire insurance policies to Landlord or Tenant shall exact an additional premium for the inclusion of such or similar provisions, the party whose insurance carrier has demanded the premium (the "Notifying Party") shall five the other party hereto notice thereof. In such event, if the other party requests, the Notifying Party shall require the inclusion of such or similar provisions by its fire insurance carrier, and the requesting other party shall reimburse the Notifying Party for any such additional premiums as they become due for the remainder of the term of this Lease. If at any time any such insurance carrier shall not include such or similar provisions in any fire or


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

extended coverage insurance policy, then, as to loss covered by that policy, the release set forth in this Section 15.10 shall be deemed of no further force or effect. The party whose policy no longer contains such provision shall notify the other party that the provision is no longer included in the policy, but a failure or delay in giving such notice shall not affect such termination of the release set forth in this Section. During any period while the foregoing waivers of right of recovery are in effect, the party hereto as to whom such waivers are in effect shall look solely to the proceeds of such policies to compensate itself for any loss occasioned by fire or other casualty which is an insured risk under such policies.

                              15.11 Landlord's Insurance. During the Term of
this Lease, Landlord covenants and agrees to maintain the following insurance, all of which shall be in amounts which are commercially reasonable in light of the types and amounts of insurance customarily maintained at any given time by the owners of other first class office buildings in center city Philadelphia:

                                  (a) Commercial general liability insurance
relating to the Building and the common areas thereof having a combined single limit of at least $5,000,000.00;

                                  (b) all risk fire and extended coverage
insurance in an amount equal to the full replacement value of the Building;

                                  (c) boiler and machinery insurance coverage
(if necessary); and

                                  (d) such insurance as Landlord's mortgagee(s)
may from time to time require.

                16. Eminent Domain

                              16.1 Total or Partial Taking. In the event of
exercise of the power of eminent domain whereby:

                                  (1) such portion of the Property is taken that
access to the Premises is permanently impaired thereby and reasonable alternate access is not provided by Landlord within one hundred twenty (120) days of such taking; or

                                  (2) all or substantially all of the Premises
or the Property is taken; or

                                  (3) less than substantially all of the
Property is taken but Landlord, acting in good faith, determines that it is economically unfeasible to continue to operate the uncondemned portion of the Building as a first-class office building; or

                                  (4) less than substantially all of the
Premises is taken, but Tenant, acting in good faith, determines that because of such taking it is economically unfeasible to continue to conduct its business in

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

the uncondemned portion of the Premises, then in the case of (1) or (2), either party, and in the case of (3), Landlord, and in the case of (4), Tenant, shall have the right to terminate this Lease as of the date when possession of that part which was taken is required to be delivered or surrendered to the condemning authority; and in such case all Rent and other charges shall be adjusted to the date of termination. A "taking" as such term, is used in this
Section 16 shall include a transfer of title or of any interest in the Property by deed or other instrument in settlement of or in lieu of transfer by operation of law incident to condemnation proceedings.

                              16.2 Temporary Taking. Notwithstanding anything
hereinabove provided, in the event of a taking of only the right to or for possession of the Premises for a fixed period of time or for the duration of an emergency or other temporary condition, then this Lease shall continue in full force and effect with the abatement of Minimum Rent and Additional Rent for the duration of such taking, and all amounts payable by the condemnor with respect to such taking to Landlord. The above notwithstanding, if any such temporary taking shall continue for a period in excess of 180 days, Tenant shall have the right to terminate this Lease upon 10 days written notice to Landlord.

                              16.3 Tenant's Waiver. Regardless of whether this
Lease shall terminate, Tenant shall have no right to participate or share in any condemnation claim, damage award or settlement in lieu thereof with respect to any taking of any nature; provided, however, that Tenant shall not be precluded from independently claiming or receiving payment for Tenant's relocation and moving expenses and the value of Tenant's improvements as may be permitted under applicable law.

                17. Default and Remedies

                              17.1 Defaults. The occurrence of any one or more
of the following shall constitute an "Event of Default" under this Lease:

                                  17.1.1 Tenant does not pay in full when due
any installment of Rent or any other charge or payment whether or not herein included as Rent, and such failure to pay is not cured within ten (10) days following Tenant's receipt of notice from Landlord thereof (it being agreed that Landlord's bill for Rent sent in the ordinary course of business shall not constitute notice for purposes of this subsection); provided, however, that Landlord shall only be obligated to give Tenant notice of failure to pay Rent two (2) times during any twelve (12) consecutive calendar months. Thereafter, for the duration of such twelve (12) calendar months, Tenant shall be in default upon Tenant's failure to pay in full, within ten (10) days after due, any installment of Rent, without benefit of such notice.

                                  17.1.2 Tenant violates or fails to perform or
otherwise breaks any covenant, agreement or condition contained in this Lease, other than those specifically addressed elsewhere in this Section 17.1, or any other obligation of Tenant to Landlord, and such violation or failure continues

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

for thirty (30) days after receipt of notice thereof from Landlord, provided that if such violation or failure is not susceptible of being cured or corrected within the aforesaid thirty (30) day period, then if Tenant shall have commenced such cure within the aforesaid thirty (30) day period and diligently and continuously prosecutes same to completion, Tenant shall have such additional time as Tenant may reasonably require to complete such cure, unless, Landlord reasonably determines that such additional time would materially jeopardize the Premises, the Property or any tenants of the Building, in which event Landlord may require Tenant to complete such cure within the aforesaid thirty (30) day period.

                                  17.1.3 Tenant does not occupy the Premises
within sixty (60) days after the Lease Commencement Date.

                                  17.1.4 Tenant removes or attempts to remove
Tenant's property from the Premises other than in the ordinary course of business or upon termination of this Lease, without having first paid to Landlord in full all Rent and any other charges that may have become due; provided however, that so long as Tenant is current in its obligations to pay Rent and other charges that may be due, such removal or attempt to remove shall not constitute an Event of Default.

                                  17.1.5 Tenant becomes the subject of
commencement of an involuntary case under the federal bankruptcy law as now or hereafter constituted, or there is filed a petition against Tenant seeking reorganization, arrangement, adjustment or composition of or in respect of Tenant under the federal bankruptcy law as now or hereafter constituted, or under any other applicable federal or state bankruptcy, insolvency, reorganization or other similar law, or seeking the appointment of a receiver, liquidator or assignee, custodian, trustee, sequestrator (or similar official) of Tenant or any substantial part of the property of either Tenant or seeking the winding-up or liquidation of its affairs and such involuntary case or petition is not stayed or dismissed within sixty (60) days after the filing thereof, or if Tenant commences a voluntary case or institutes proceedings to be adjudicated a bankrupt or insolvent, or consents to the institution of bankruptcy or insolvency proceedings against it, under the federal bankruptcy laws as now or hereafter constituted, or any other applicable federal or state bankruptcy, reorganization or insolvency or other similar law, or consents to the appointment of or taking possession by a receiver or liquidator or assignee, trustee, custodian, sequestrator (or other similar official) of Tenant or of any substantial part of its property, or makes any assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due, or fails to generally pay its debts as they become due, or if Tenant takes any action in contemplation of any of the foregoing.

                                  17.1.6 Any guarantor of Tenant hereunder
becomes the subject of commencement of an involuntary case under the federal bankruptcy law as now or hereafter constituted, or there is filed a petition against any guarantor of Tenant hereunder seeking reorganization, arrangement, adjustment or composition of or in respect of any guarantor of Tenant hereunder

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


under the federal bankruptcy law as now or hereafter constituted, or under any other applicable federal or state bankruptcy, insolvency, reorganization or other similar law, or seeking the appointment of a receiver, liquidator or assignee, custodian, trustee, sequestrator (or similar official) of any guarantor of Tenant hereunder or any substantial part of the property of any guarantor of Tenant hereunder, or seeking the winding-up or liquidation of its affairs and such involuntary case or petition is not stayed or dismissed within sixty (60) days after the filing thereof, or if any guarantor of Tenant hereunder commences a voluntary case or institutes proceedings to be adjudicated a bankrupt or insolvent, or consents to the institution of bankruptcy or insolvency proceedings against it, under the federal bankruptcy laws as now or hereafter constituted, or any other applicable federal or state bankruptcy, reorganization or insolvency or other similar law, or consents to the appointment of or taking possession by a receiver or liquidator or assignee, trustee, custodian, sequestrator (or other similar official) of any guarantor of Tenant hereunder or of any substantial part of its property, or makes any assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due, or fails to generally pay its debts as they become due, or if any guarantor of Tenant hereunder takes any action in contemplation of any of the foregoing.

                                  17.1.7 Tenant fails to deliver a requested
estoppel statement within the time period required following Landlord's second request for same pursuant to Section 26.2 below.

                                  17.1.8 Tenant or Subtenant makes an assignment
of its rights under this Lease or enters into any sublease (or purports to do so) in violation of the terms of Section 12, above.

                              17.2 Landlord's Remedies. Upon the occurrence of
an Event of Default, and at the sole option of Landlord, in addition to all remedies Landlord may have at law or in equity,

                                  17.2.1 the whole balance of Rent and any other
charges, whether or not payable as Rent, for the entire balance of the Term and any renewal or extension thereof for which Tenant has become bound, discounted to present value at the rate of 6.5% per annum, and also all or any costs and sheriff's, marshall's, constable's or other officials' commissions, whether chargeable to Landlord or Tenant, including watchman's wages, shall be taken to be due and payable and in arrears as if by the terms of this Lease said balance of Rent and such other charges and expenses were on that date payable in advance, and/or

                                  17.2.2 the Term of this Lease shall terminate
and become absolutely void, without notice and without any right on the part of Tenant to save the forfeiture by payment of any sum due or by other performance of any condition, term, agreement or covenant broken, and/or

                                  17.2.3 any prothonotary or attorney of any
court of record is hereby irrevocably authorized and empowered to appear for Tenant in any action to confess judgment against Tenant, and may sign for Tenant

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an agreement, for which this Lease shall be his sufficient warrant, for entering in any competent court an action or actions in ejectment, and in any suits or in said actions to confess judgment against Tenant as well as all persons claiming by, through or under Tenant for the recovery by Landlord of possession of the Premises. Such authority shall not be exhausted by any one or more exercises thereof, but judgment may be confessed from time to time as often as any event set forth in Subsection 17.1 hereof shall have occurred or be continuing. Such powers may be exercised during as well as after the expiration or termination of the original Term and during and at any time after any extension or renewal of the Term, and/or

                                  17.2.4 [INTENTIONALLY OMITTED.]

                                  17.2.5 In any confession of judgment for
ejectment, Landlord shall cause to be filed in such action an affidavit setting forth the facts necessary to authorize the entry of judgment and if a true copy of this Lease (and of the truth of the copy, such affidavit shall be sufficient proof) be filed in such action, it shall not be necessary to file the original as a warrant of attorney, notwithstanding any law, rule of court, custom or practice to the contrary. Tenant releases to Landlord, and to any and all attorneys who may appear for Tenant, all procedural errors in any proceedings taken by Landlord, whether by virtue of the powers of attorney contained in this Lease or not, and all liability therefor. Tenant expressly waives the benefits of all laws, now or hereafter in force, exempting any property within the Premises or elsewhere from distraint, levy or sale. Tenant further waives the right to any notice to remove as may be specified in the Pennsylvania Landlord and Tenant Act of April 6, 1951, as amended, or any similar or successor provision of law, and agrees that five (5) days notice shall be sufficient in any case where a longer period may be statutorily specified, and/or

                                  17.2.6 After re-entry or retaking or
recovering of the Premises, whether by way of termination of this Lease or not, Landlord may lease the Premises or any part or parts thereof to such person or persons and upon such terms as may in Landlord's reasonable discretion seem best for a term within or beyond the Term of this Lease, and Tenant shall be liable for any loss of Rent for the balance of the Term and any renewal or extension for which Tenant has become bound plus the costs and expenses of reletting and of making repairs and alterations to the Premises. Further, Tenant, for itself and its successors and assigns, hereby irrevocably constitutes and appoints Landlord as Tenant's agent to collect the rents due and to become due from all subleases and apply the same to the Rent due hereunder without in any way affecting Tenant's obligation to pay any unpaid balance of Rent due or to become due hereunder not covered by such application of sublease rent, and/or

                                  17.2.7 Landlord may (but shall not be
obligated to do so), in addition to any other rights it may have in law or equity, cure such Event of Default on behalf of Tenant, and Tenant shall reimburse Landlord upon demand for all costs incurred by Landlord in curing such Event of Default, including, without limitation, reasonable attorneys' fees and


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


other legal expenses, together with interest thereon at the Lease Interest Rate, which costs and interest thereon shall be deemed Additional Rent hereunder.

                              17.3 Remedies Cumulative. All remedies available
to Landlord hereunder and at law and in equity shall be cumulative and concurrent. No termination of this Lease nor taking or recovering possession of the Premises shall deprive Landlord of any remedies or actions against Tenant for Rent, for charges or for damages for the breach of any covenant, agreement or condition herein contained, nor shall the bringing of any such action for Rent, charges or breach of covenant, agreement or condition, nor the resort to any other remedy or right for the recovery of Rent, charges or damages for such breach be construed as a waiver or release of the right to insist upon the forfeiture and to obtain possession. No re-entering or taking possession of the Premises, or making of repairs, alterations or improvements thereto, or reletting thereof, shall be construed as an election on the part of Landlord to terminate this Lease unless written notice of such election be given by Landlord to Tenant. The failure of Landlord to insist upon strict and/or prompt performance of the terms, agreements, covenants and conditions of this Lease or any of them, and/or the acceptance of such performance thereafter shall not constitute or be construed as a waiver of Landlord's right to thereafter enforce the same strictly according to the terms thereof in the event of a continuing or subsequent default.

                              17.4 Expenses of Enforcement. In the event of any
litigation between Landlord and Tenant, the prevailing party shall be entitled to receive from the other the amount of its reasonable out-of-pocket legal fees and out-of-pocket expenses of counsel incurred in connection therewith.

                              17.5 Nonwaiver. Any failure of Landlord to enforce
any remedy allowed for the violation of any provision of this Lease shall not imply the waiver of any such provision, even if such violation is continued or repeated, and no express waiver shall affect any provision other than the one(s) specified in such waiver and only for the time and in the manner specifically stated. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way (i) alter the length of the Term or of Tenant's right of possession hereunder, or (ii) after the giving of any notice, reinstate, continue or extend the Term or affect any notice given to Tenant prior to the receipt of such moneys, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

                              17.6 Tenant's Remedies. If after the Commencement
Date Landlord shall be in default for 5 consecutive days in the performance of any of its obligations to provide any service to the Premises and shall thereafter be in default for 30 consecutive days after written notice thereof from Tenant (unless the default is not susceptible of cure within 30 days after such notice, in which event Landlord shall have failed to commence curing the default within such 30-day period after written notice thereof and to diligently prosecute such cure until completion), and provided such default does not arise as a result of Force Majeure, then in addition to any other rights Tenant may have at law or in equity, Tenant may (but shall not be obligated to) cure such default on behalf of Landlord, and Landlord shall reimburse Tenant upon demand for all reasonable out-of-pocket costs incurred by Tenant in curing such


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

default, together with interest thereon at the Lease Interest Rate. Notwithstanding the foregoing, Tenant shall not have any right in exercising its remedies under the preceding sentence (i) to make any repairs or modifications to areas outside the Premises or to Building systems except (and subject to Sections 10.7 and 11.1) those within and solely affecting the Premises, (ii) to provide any services for the benefit of any occupants of the Property other than Tenant, or (iii) to retain any contractors or subcontractors to perform such services which are not responsible contractors and subcontractors which, in Landlord's reasonable judgment, may prejudice Landlord's relationship with Landlord's contractors or subcontractors or the relationship between such contractors and their subcontractors or employees, or may disturb harmonious labor relations.

                18. Subordination

                              18.1 Generally. This Lease is and shall be subject
and subordinate to all ground or underlying leases of the Property and to all mortgages which may now or hereafter be secured upon such leases or the Property and to any and all renewals, modifications, consolidations, replacements and extensions thereof so long as any subsequent mortgagee and Tenant execute and deliver to one another a non-disturbance agreement in a form substantially similar to that attached as Exhibit H, subject only to the requirements of
Section 4 of the non-disturbance agreement attached as Exhibit H (or any equivalent section) if same is contained in a non-disturbance agreement executed by Tenant hereunder which is then in effect. This Section shall be self-operative and no further instrument of subordination shall be required by any lessor or mortgagee, but in confirmation of such subordination, Tenant shall execute, within fifteen (15) days after being so requested, any certificate that Landlord may reasonably require, in a form reasonably acceptable to Tenant, acknowledging such subordination. If Landlord shall so request, Tenant shall send to any mortgagee or ground lessor of the Property designated by Landlord, a copy of any notice thereafter given by Tenant to Landlord alleging a material breach by Landlord of its obligations under this Lease.

                              18.2 Rights of Mortgagee. In the event of any act
or omission of Landlord which would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right:

                                  (1) until it has given written notice of such
act or omission to the holder of each such mortgage or ground lease whose name and address shall previously have been furnished to Tenant in writing; and

                                  (2) until a reasonable period for remedying
such act or omission not to exceed thirty (30) days shall have elapsed following the giving of such notice (which reasonable period shall in no event be less


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


than the period to which Landlord would be entitled under this Lease or otherwise, after similar notice, to effect such remedy).

                              18.3 Non-Disturbance. Landlord shall deliver to
Tenant for execution a non-disturbance agreement from Landlord's present mortgagee substantially in the form attached hereto as Exhibit "H" on the date of Tenant's execution of this Lease. As a condition to the subordination of this Lease to any future mortgage or ground lease under Section 18.1 above, Landlord agrees to obtain for the benefit of Tenant a subordination, nondisturbance and attornment agreement substantially in the same form as that attached hereto as Exhibit "H" from every mortgagee to which Landlord grants a mortgage of the Property hereafter, and from every ground lessor which may hereafter acquire fee title to the Land.

                19. Holding Over. Should Tenant continue to occupy the Premises after the expiration of the Term of this Lease or any renewal or renewals thereof, or after a forfeiture incurred, such tenancy shall (without limiting any of Landlord's rights or remedies concerning an Event of Default) be one at sufferance from month to month at a minimum monthly rent equal to two (2) times the total of the Minimum Rent payable for the last month of the Term of this Lease prior to the holdover and, in addition thereto, Tenant shall pay to Landlord all other Rent falling due during the holdover period (without increase), as if the Term had been extended. Neither Landlord's demand nor Landlord's receipt of the aforesaid compensation for use and occupancy shall be deemed to provide Tenant with any right to any use, occupancy, or possession of the Premises either for the period for which such compensation has been demanded or paid, or for any time before or after such period. The provisions of this
Section 19 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law or in equity.

                20. Notices. All bills, statements, notices or other communications given hereunder shall be deemed sufficiently given or rendered only if in writing and sent to Tenant or Landlord by certified or registered mail, return receipt requested, postage prepaid, by commercial overnight delivery service (such as Federal Express), or by hand delivery against signed receipt, as follows:

                If to Tenant:

                Prior to the Commencement Date:

                              Lorjo Corp.
                              c/o PMA Reinsurance Corporation
                              925 Chestnut Street
                              Philadelphia, PA 19107
                              Attn: Steve Tirney


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

                With a copy to:

                              Lorjo Corp.
                              c/o PMA Reinsurance Corporation
                              925 Chestnut Street
                              Philadelphia, PA  19107
                              Attn:  Paul T. Luber

                After the Commencement Date:

                              Lorjo Corp.
                              c/o PMA Reinsurance Corporation
                              Suite 2800
                              1735 Market Street
                              Mellon Bank Center
                              Philadelphia, PA  19103
                              Attn:  Steve Tirney

                With a copy to:


                              The PMA Building
                              380 Sentry Parkway
                              Blue Bell, PA  19422
                              Attn:  Paul T. Luber

                If to Landlord:

                              c/o The Rubin Organization
                              The Bellevue, 3rd Floor
                              200 S. Broad Street
                              Philadelphia, PA. 19102
                              Attn:  Director of Leasing

                With a copy to:

                              Richard I. Rubin & Co., Inc.
                              Management Office
                              Concourse Level, Mellon Bank Center
                              1735 Market Street
                              Philadelphia, PA  19103
                              Attention:  Building Manager


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

                If to Landlord's mortgagee:

                              Banque Paribas
                              The Equitable Tower
                              787 Seventh Avenue
                              New York, New York 10019
                              Attention:  Douglas Veasey

                With a copy to:

                              Winston & Strawn
                              175 Water Street
                              New York, New York 10038
                              Attention:  Douglas L. Wisner, Esq.

or such other person or place as either party hereto may designate by notice given as aforesaid. Notice shall be deemed received as of the date set forth on the return receipt, the date of delivery reflected in the records of the overnight delivery service, or the date set forth on the hand delivery receipt, as the case may be.


                21. Certain Rights Reserved to the Landlord. Landlord waives no rights except those that may be specifically waived in this Lease, and explicitly retains all other rights including, without limitation, the following rights, the exercise of which shall not be deemed to constitute an eviction or disturbance of Tenant's use or possession of the Premises and shall not give rise to any claim for set-off or abatement of Rent or any other claim:

                              21.1 Building Name. To change the name of the
Building, presently Mellon Bank Center, and to change the street address of the Building, presently 1735 Market Street.

                              21.2 Exterior Signs. To install and maintain a
sign or signs on the exterior of the Building.

                              21.3 Decoration. To decorate or to make repairs,
alterations, additions or improvements, whether structural or otherwise, in or about the Property, or any part thereof, and for such purposes to temporarily close doors, entry ways, public space and corridors in and about the Property and to interrupt or temporarily suspend services or use of facilities, all without affecting any of Tenant's obligations hereunder, so long as the Premises are reasonably accessible and usable.

                              21.4 Keys. To furnish, at Landlord's expense, 10
door keys, and 100 pass cards for the entry door(s) in the Premises at the commencement of the Lease and to retain at all times, and to use in appropriate instances, keys and pass cards to all doors within


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


and into the Premises. Tenant agrees to (i) purchase, only from Landlord, additional duplicate keys or pass cards as required, (ii) change no locks or other security devices and (iii) not to affix locks on doors without the prior written consent of the Landlord, which consent shall not be unreasonably withheld or delayed but may be conditioned upon Landlord's receipt of a key, combination or other means of unlocking any new or replacement lock or security device installed by Tenant. Upon the expiration of the Term or Tenant's right to possession, Tenant shall return all keys and pass cards to Landlord and shall disclose to Landlord the combination of any safes, cabinets or vaults left in the Premises.

                              21.5 Window Coverings. To designate and approve
all window coverings used on the Property or any part thereof.

                              21.6 Placement of Loads. To approve the weight,
size and location of safes, vaults and other heavy equipment and articles in and about the Premises and the Property so as not to exceed the legal load per square foot designated by the structural engineers for the Property (presently 70 pounds), and to require all such items and furniture and similar items to be moved into or out of the Property and Premises only at such times and in such manner as Landlord shall direct in writing. Tenant shall not install or operate machinery or any mechanical devices of a nature not directly related to Tenant's ordinary use, as limited by the Permitted Use, of the Premises without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed. Movements of Tenant's property into or out of the Property or Premises are entirely at the risk and responsibility of Tenant, except as to damage caused solely by the negligence of Landlord or its agents.

                              21.7 Deliveries. To regulate delivery of supplies
and the usage of the loading docks, receiving areas and freight elevators.

                              21.8 Entry to Premises. To enter the Premises in
accordance with the terms of this Lease, and in the last year of the Term of this Lease, to show the Premises to prospective tenants at reasonable times upon twenty-four (24) hours prior notice (unless the parties agree to a shorter time) and accompanied by Tenant or Tenant's representative (provided that no such advance notice or accompaniment shall be required in an emergency) and, if vacated or abandoned, to view the Premises at any time.

                              21.9 Pipes, Conduits, and Wiring. To erect, use
and maintain pipes, ducts, wiring and conduits, and appurtenances thereto, in and through the Premises at reasonable and concealed locations existing in the Premises or, if necessary, constructed by Landlord in reasonably inconspicuous locations having no material adverse effect upon Tenant's use of the Premises or the aesthetics thereof. If Landlord undertakes such construction, Landlord agrees to reasonably cooperate with Tenant or its design experts as to the location and finish of the work, to use materials comparable to and compatible with those adjacent to such new construction, and to perform all such construction at Landlord's sole cost and expense.


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


                              21.10 Inspection and Repair. To enter the Premises
at any reasonable time upon twenty-four (24) hours prior written notice (unless the parties agree to a shorter time) and accompanied by Tenant or Tenant's representative (provided that no such advance notice or accompaniment shall be required in an emergency), to inspect the Premises and to make repairs or alterations as Landlord reasonably deems necessary, with due diligence and minimum disturbance.

                              21.11 Conduct of Other Business on the Property.
To grant to any person or to reserve unto itself the exclusive right to conduct any business other than reinsurance or render any service in or on the Property.

                              21.12 Alterations to Property. To alter the
layout, design and/or use of the Property (excluding the Premises) in such manner as Landlord, in its sole discretion, deems appropriate, so long as the character of the Property as a first-class office property is maintained.

                              21.13 Adjoining Areas. The use of and reasonable
access thereto through the Premises, for the purposes of operation, maintenance, and repair, of (a) all walls, windows and doors bounding the Premises (including exterior walls of the Building, core corridor walls and doors and any core corridor entrance) except the surfaces thereof within the Premises , (b) any terraces or roofs adjacent to the Premises and (c) any space in or adjacent to the Premises used for shafts, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other facilities.

                22. Landlord's Security Interest. As additional security for the faithful performance and observance by Tenant of all of the terms, provisions and conditions of this Lease, Tenant hereby grants to and creates on behalf of Landlord a security interest in all of Tenant's equipment, fixtures, decorations, alterations, furniture, machinery, installations, additions, and improvements in the Premises. The security interest herein granted and any security interest of Landlord granted by statute shall be subordinate to any security interest given by Tenant in connection with the financing of the purchase or installation of the item in question. Upon the occurrence of any Event of Default Landlord may, at its option, foreclose on said security through judicial action and apply the proceeds of the sale of the property covered thereby for the payment of all Rent owing under this Lease or any other sum owing by Tenant under the terms of Section 17, above, including but not limited to any damages or deficiencies resulting from any reletting of the Premises, whether said damage or deficiency accrued before or after summary proceedings or other reentry by Landlord. Tenant covenants that it shall keep and maintain all fixtures, machinery, equipment, furnishings and other personalty at the Premises, whether or not the property of Tenant, in good, substantial and efficient operating condition (including replacement of same when necessary) at Tenant's sole cost and expense, at all times during the Term of this Lease.


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


                23. Use and Occupancy Tax and Miscellaneous Taxes. Tenant shall pay prior to delinquency all taxes assessed against or levied upon its occupancy of the Premises or upon the fixtures, furnishings, equipment and all other personal property of Tenant located in the Premises and when possible Tenant shall cause said fixtures, furnishings, equipment and other personal property to be assessed and billed separately from the property of Landlord. In the event any or all of Tenant's fixtures, furnishings, equipment or other personal property or its occupancy of the Premises shall be assessed and taxed with the property of Landlord, Tenant shall pay to Landlord its share of such taxes, as reasonably and equitably allocated by Landlord if but not separately allocated on the face of the tax bill, within twenty (20) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant's fixtures, furnishings, equipment, personal property or occupancy. If, during the Term of this Lease or any renewal or extension thereof, any tax is imposed upon the privilege of renting or occupying the Premises, Tenant will pay each month, as Additional Rent, a sum equal to such tax or charge that is imposed for such month, but nothing herein shall be taken to require Tenant to pay any income, estate, inheritance or franchise tax imposed upon Landlord. In addition, Tenant will pay as additional rent all Philadelphia School District Business Use and Occupancy Tax applicable to Tenant and the Premises (if any) within the time set forth in any bill rendered by the City of Philadelphia or Landlord for said tax.

                24. Excepted from Premises. Any hallways, passageways, stairways, elevators, or other means of access to and from the Premises or the Property, or the space occupied by the said hallways, passageways, stairways, elevators and other means of access, although such may be within the Premises as described hereinabove, shall be taken to be excepted therefrom, without being deemed to reduce the Rentable Area thereof, and reserved to Landlord or to the tenants of the Property in common and the same shall not be considered an exclusive portion of the Premises. All ducts, pipes, wires or other equipment used in the operation of the Property, or any part thereof, and any space occupied thereby, whether or not within the Premises description, shall also be excepted and reserved from the Premises, without being deemed to reduce the Rentable Area thereof, and Tenant shall not remove or tamper with or use the same and will permit Landlord to enter the Premises to service, replace, remove or repair the same in accordance with the provisions of this Lease.

                25. Mechanics' and Other Liens.

                              25.1 Tenant covenants that it shall not (and has
no authority to) create or allow any encumbrance against the Premises, the Property, or any part of any thereof or of Landlord's interest therein.

                              25.2 Tenant covenants that it shall not suffer or
permit to be created, or to remain, any lien or claim thereof (arising out of any work done or services, material, equipment or supplies furnished for or at the request of Tenant or by or for any contractor or subcontractor of Tenant, other than work, materials, equipment or supplies


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


furnished by Landlord) which is or may become a lien upon the Premises, the Property, or any part of any thereof or the income therefrom or any fixture, equipment or similar property therein.

                              25.3 If any lien or claim shall be filed, Tenant
shall within twenty (20) days after receiving notice of the filing thereof, cause the same to be discharged of record by payment, deposit, bond or otherwise. If Tenant shall fail to cause such lien or claim to be discharged and removed from record within that period, then, without obligation to investigate the validity thereof and in addition to any other right or remedy Landlord may have, Landlord may, but shall not be obligated to, contest the lien or claim or discharge it by payment, deposit, bond or otherwise; and Landlord shall be entitled, if Landlord so decides, to compel the prosecution of an action for the foreclosure of such lien by the lienor and to pay the amount of the judgment in favor of the lienor with interest and costs. Any amounts so paid by Landlord and all of Landlord's actual costs and expenses, including reasonable attorneys' fees, incurred by Landlord in connection therewith, together with interest at the Lease Interest Rate from the respective dates of Landlord's making of the payment or incurring of the cost or expense, shall constitute Additional Rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord promptly on demand.

                              25.4 Notwithstanding anything to the contrary in
this Lease or in any other writing signed by Landlord, neither this Lease nor any other writing signed by Landlord shall be construed as evidencing, indicating, or causing an appearance that any erection, construction, alteration or repair to be done, or caused to be done, by Tenant is or was in fact for the immediate use and benefit of Landlord. Further, notwithstanding anything contained herein to the contrary, nothing contained in or contemplated by this Lease shall be deemed or construed in any way to constitute the consent or request on the part of Landlord for the performance of any work or services or the furnishing of any materials for which any lien could be filed against the Premises or the Property or any part of any thereof, nor as giving Tenant any right, power, or authority to contract for or permit the performance of any work or services or the furnishing of any materials for which any lien could be filed against the Premises, the Property or any part of any thereof.

                26. Estoppel Statement

                              26.1 Tenant from time to time, within ten (10)
Business Days after request by Landlord, shall execute, acknowledge and deliver to Landlord a statement in a form reasonably acceptable to the Tenant, which may be relied upon by Landlord or any proposed assignee of Landlord's interest in this Lease or any existing or proposed mortgagee or ground lessor or purchaser of the Property or any interest therein, certifying (i) that this Lease is unmodified and in full force and effect (or that the same is in full force and effect as modified and listing the instruments of modification); (ii) the dates to which Minimum Rent and all other charges have been paid; (iii) whether or not Landlord is in default hereunder or whether Tenant has any claims or demands against Landlord (and, if so, the default, claim and/or demand shall be specified); (iv) if applicable, that Tenant has accepted possession and has entered into occupancy of the Premises; (v) the Lease Commencement Date and the Termination Date; and (vi) certifying as to such other matters as Landlord may reasonably request. Tenant may reasonably modify the requested form of estoppel statement to the extent necessary to meaningfully address all matters intended to be responded to or certified therein, but shall not fail to respond to or certify any of such matters. Tenant acknowledges that any such statements so delivered by Tenant may be relied upon by Landlord, any landlord under any ground or underlying lease, or by any prospective partner, purchaser, mortgagee, lender, or any assignee of any mortgage.

                                 26.2 Should Tenant fail to execute, acknowledge
and deliver to Landlord a requested estoppel statement within the time required under Section 26.1 following Landlord's first request therefor, Landlord may deliver to Tenant a second request for such estoppel statement on or after the tenth (10th) Business Day following Tenant's receipt of the first such request. Should Tenant fail to execute, acknowledge and deliver to Landlord the requested estoppel statement within eight (8) days following receipt of Landlord's second request therefor, such failure shall constitute an Event of Default under this Lease.

                27. Covenant of Quiet Enjoyment. Landlord covenants that Tenant shall, during the Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements contained in this Lease on the part of Tenant to be kept, observed and performed (including, without limitation, the obligation to pay all Rent when due).

                28. Brokers. Each of Landlord and Tenant represents and warrants to the other that it has not dealt with any broker, agent, finder or other person in the negotiation for or the obtaining of this Lease other than Binswanger Company ("Binswanger") and Agent, and each agrees to indemnify and hold the other harmless from any and all costs (including reasonable attorney's fees) and liability for commissions or other compensation claimed by any such broker, agent, finder or other person other than Binswanger and Agent, employed by the indemnifying party or claiming to have been engaged by the indemnifying party in connection with this Lease. Tenant acknowledges that Agent has acted only as an agent with respect to the procurement and negotiation of this Lease and agrees that Agent shall not be responsible or liable for any term, provision or condition of this Lease. Landlord agrees to pay any fee or commission owing Binswanger or Agent on account of this Lease.

                29. Limitations on Liability.

                              29.1 The liabilities of the parties described
below shall be qualified in accordance with this Section 29.

                              29.2 Tenant Liability. The word "Tenant" as used
in this Lease shall be construed in the plural in all cases where there is more than one tenant (and in such cases the liability of such tenants shall be joint and several) and the necessary grammatical changes


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


required to make the provisions hereof apply to corporations, partnerships, or individuals, men or women, shall in all cases be assumed to have been made. Each provision hereof shall extend to and as the case may require, shall bind and inure to the benefit of Tenant and its successors and assigns, provided that this Lease shall not inure to the benefit of any assignee or successor of Tenant except upon the express written consent of Landlord pursuant to Section 12 hereof (unless not required pursuant to Subsection 12.1 above).

                              29.3 Landlord Liability

                                  29.3.1 It is expressly understood and agreed
by Tenant that none of Landlord's covenants, undertakings or agreements are made or intended as personal covenants, undertakings or agreements by Landlord or its partners, and any liability for damage or breach or nonperformance by Landlord shall be collectible only out of Landlord's interest in the Property and no personal liability is assumed by, nor at any time may be asserted against, Landlord or its partners or any of its or their officers, agents, employees, legal representatives, successors or assigns, if any, all such liability, if any, being expressly waived and released by Tenant, and in any proceeding or in the case of any judgment against Landlord, Tenant shall concurrently file a Praecipe to Limit Judgment Lien to reflect the exclusion from liability herein set forth .

                                  29.3.2 The Landlord named on page 1 of this
Lease and any subsequent owners of such Landlord's interest in the Property, as well as their respective heirs, personal representatives, successors and assigns shall each have the same rights, remedies, powers, authorities and privileges as it would have had it originally signed this Lease as Landlord, including the right to proceed in its own name to enter judgment by confession or otherwise, but any such person, whether or not named herein, shall have no liability hereunder after it ceases to hold such interest.

                                  29.3.3 In the event of any sale or other
conveyance or transfer of Landlord's interest in the Property, the transferor shall be and hereby is entirely free and relieved of all covenants and obligations of Landlord hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the transferee at any such sale or conveyance or transfer that (subject to the limitation of Landlord's liability in this Section
29) the transferee has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder, including, without limitation, obligations for all defaults and claims (if any) arising prior to the date of such transfer.

                              29.4 Mortgagee Liability. No mortgagee or ground
lessor which shall succeed to the interest of Landlord hereunder (either in terms of ownership or possessory rights) (a "Successor") shall be:

                                  (a) subject to any prepayments of Rent (except
to the extent that any such prepayment is subject to clause (b) below, credits, offsets, prior defenses or claims or counterclaims which the Tenant may have against any prior Landlord including, without


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limitation, claims against any such prior Landlord based upon the indemnities of such Landlord under this Lease and/or any other agreement, as the case may be;
or

                                  (b) bound by any prepayment of Rent more than
one month in advance (except for any such prepayment which is expressly permitted to be made under this Lease) and not actually delivered to the Successor; or

                                  (c) bound by an amendment or modification of
this Lease made without its prior written consent, other than an amendment or modification of this Lease reflecting the exercise of options set forth in this Lease or acknowledging and/or confirming agreements and/or understandings between Landlord and Tenant as long as any such acknowledgement and/or confirmation does not have the effect of materially varying the obligations of the parties under this Lease or operate or purport to operate as a waiver, forbearance, satisfaction, discharge or compromise of such obligations; or

                                  (d) liable for any act, omission,
misrepresentation or breach of any prior Landlord; provided, however, such Successor shall be obligated to perform the executory obligations of the Landlord under this Lease (subject to the terms of this Section 29.4) arising from and after the date that such Successor obtains title to and possession of the Property and becomes the Landlord under this Lease and, subject to the terms of this Section 29.4, to use reasonable efforts to perform the existing material obligations of the Landlord under this Lease relating to the occupancy of the Premises by the Tenant without any obligation, however, to expend funds or incur any liability or obligation beyond that required in order to perform such existing material obligations in accordance with this Lease; or

                                  (e) required to account for any security
deposit other than any security deposit actually delivered to the Successor; or

                                  (f) liable for any payment to the Tenant of
any sums, or the granting to the Tenant of any credit, in the nature of a contribution towards the cost of preparing, furnishing or moving into the Premises or any portion thereof; or

                                  (g) bound by any covenant to undertake or
complete any improvement to the Premises or the Property.

                30. Renewal Options.

                              30.1 Renewal Terms. Tenant is hereby granted the
options to extend the initial Term of this Lease, with respect to all of the Premises as then constituted, for two (2) consecutive additional periods of five
(5) years each (each of which periods is hereinafter referred to as a "Renewal Term"), provided that an Event of Default shall not have occurred and be continuing either at the time of exercising any such option or at the commencement of the respective Renewal Term. Tenant shall exercise the aforesaid options to renew, in each instance,


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by giving Landlord written notice at least twelve (12) months prior to the
Termination Date or at least twelve (12) months prior to the last day of the Renewal Term then in effect, as applicable. Each Renewal Term shall begin on the day immediately following either the Termination Date or the last day of the prior Renewal Term, as applicable. Each such renewal shall be on the same terms and conditions as specified for the initial Term of this Lease, except that (i) the Minimum Rent during each Renewal Term shall be as specified in Subsection
30.2 below, and (ii) Landlord shall have no obligation to improve or otherwise perform any work in the Premises, or to pay any allowances, unless explicitly required to do so during such Renewal Term elsewhere in this Lease or any amendment hereto. In the event that Tenant shall fail to timely exercise its option with regard to any Renewal Term, or an Event of Default shall have occurred and be continuing either at the time of exercising its option or at the commencement of any Renewal Term, Tenant's rights hereunder with regard to both that Renewal Term and any subsequent Renewal Term shall immediately and irrevocably terminate.

                              30.2 Renewal Rental. If Tenant exercises an option
to extend the Term of this Lease as set forth in Subsection 30.1 hereof, the Minimum Rent for the Premises throughout a given Renewal Term shall equal ninety-five percent (95%) of the Market Rental Rate (as hereinafter defined) in effect at the commencement of that Renewal Term. For purposes of this Lease, the term "Market Rental Rate" shall be defined as the rate of annual minimum rent being quoted by Landlord to prospective tenants of the Building or being charged to tenants whose leases have commenced within the preceding six months, for terms of similar length for comparable space (considering size and location) in the Building (or which would be quoted if comparable space were available). Landlord shall determine the Market Rental Rate for the Renewal Term in question and give Tenant notice thereof (a "Rental Notice") in each case following Tenant's exercise of its option to renew (and not later than thirty (30) days following receipt of written request from Tenant following Tenant's exercise of its option to renew). Should Tenant disagree with Landlord's determination, Landlord and Tenant agree to negotiate reasonably and in good faith to attempt to reach agreement for a period of seventy five (75) days following Tenant's receipt of the Rental Notice; provided, however, that Tenant may elect, by written notice delivered to Landlord within seventy-five (75) days after receipt of the Rental Notice, to either rescind its election to enter into a Renewal Term or to have the Market Rental Rate for such Renewal Term determined by appraisal in accordance with the following procedures, the results of which shall be binding upon both Landlord and Tenant. Should Landlord and Tenant not reach agreement as to the Market Rental Rate, and Tenant fails to deliver written notice of such election to Landlord within such seventy-five (75) day period, Tenant shall be deemed to have irrevocably elected to rescind its election to enter into the Renewal Term. Within ten (10) days after Tenant notifies Landlord of Tenant's election to determine Market Rental Rate by appraisal, each of Landlord and Tenant shall, by written notice to the other, designate an appraiser having at least ten (10) years experience as a licensed Pennsylvania real estate broker or MAI appraiser doing a substantial amount of business in the Center City, Philadelphia area. Within ten (10) days following the appointment of the second of such appraisers, the two appraisers so appointed shall select a third appraiser meeting the same requirements as to experience. In the event that the two appraisers are unable timely to agree


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upon the third appraiser, then Landlord and Tenant shall attempt to agree upon the third appraiser within ten (10) days thereafter, and if they fail to do so the third appraiser shall be an appraiser meeting the qualifications herein set forth and appointed under the commercial arbitration rules of the American Arbitration Association relating to appointment of arbitrators. The three appraisers so chosen shall render their decision as to the Market Rental Rate (as such term is hereinafter defined) within thirty (30) days following the appointment of the third appraiser. Should the three appraisers be unable to agree on the Market Rental Rate, the Market Rental Rate shall be the average of the three respective Market Rental Rates determined by the three appraisers, excluding from such computation, however, any Market Rental Rate which deviates by more than fifteen percent (15%) from the median of the three Market Rental Rates so determined. Landlord and Tenant shall each bear their own costs of such appraisal and equally share the cost of the third appraiser and any arbitration hereunder. Notwithstanding anything to the contrary hereinabove set forth in this Section 30.2, in the event Tenant shall elect the aforesaid appraisal determination of the Market Rental Rate for any Renewal Term, the term "Market Rental Rate" shall be defined as the rate of annual minimum rent being charged or quoted by Landlord for office space in the Building and by Landlord and other landlords for office space in those buildings commonly known as One Liberty Place, Two Liberty Place, Two Logan Square, One Commerce Square, Two Commerce Square, Bell Atlantic Tower and 1901 Market Street, to tenants whose leases have commenced within the six months preceding the time of appraisal, for terms similar in length to the Renewal Term in question, for comparable space (considering size and location) in such buildings (or which would be so charged if comparable space were available), taking into account "free rent" and other lease concessions then being commonly offered in such buildings.

                31. Expansion Options

                              31.1 Third Year Option. Landlord hereby grants to
Tenant an exclusive first option to lease from Landlord either (a) the 1,656 Rentable Square feet of space on the thirtieth (30th) floor of the Building shown cross-hatched on Exhibit N attached hereto ("Option Space A") or (b) that portion of the thirtieth (30th) floor of the Building not theretofore leased by Tenant, consisting of 9,705 Rentable Square Feet of space ("Option Space B"), on the terms herein set forth. Tenant shall exercise such option by delivery to Landlord of a written notice of such exercise not later than the first to occur of (a) October 31, 1996 or (b) the first day of the third Lease Year, and Landlord shall deliver possession of such space to Tenant on or about the first day of the fourth Lease Year, but in no event earlier than September 1, 1997.

                              31.2 Fifth Year Option. Landlord hereby grants to
Tenant an exclusive first option to lease from Landlord either (a) Option Space B if not previously leased by Tenant pursuant to Section 31.1 above, or (b) if Tenant shall have leased Option Space A pursuant to Section 31.1 above, the remaining portion of the thirtieth (30th) floor of the Building not theretofore leased by Tenant, consisting of 8,049 Rentable Square Feet of space ("Option Space C"), on the terms herein set forth. Tenant shall exercise such option by delivery to Landlord of a written notice of such exercise not later than the first to occur of (a) October 31,


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1998 or (b) the first day of the fifth Lease Year, and Landlord shall deliver possession of such space to Tenant on or about the first day of the sixth Lease Year, but in no event earlier than September 1, 1999.

                              31.3. Eighth Year Option. Landlord hereby grants
to Tenant an exclusive first option to lease from Landlord either (a) Option Space B if not previously leased by Tenant pursuant to Sections 31.1 or 31.2 above, or (b) if Tenant shall have leased Option Space A pursuant to Section
31.1 above, and shall not have leased Option Space C pursuant to Section 31.2 above, Option Space C, on the terms herein set forth. Tenant shall exercise such option by delivery to Landlord of a written notice of such exercise not later than the first day of the eighth Lease Year, and Landlord shall deliver possession of such space to Tenant on or about the first day of the ninth Lease Year.

                              31.4 Option Terms

                                  31.4.1 The respective space leased to Tenant
pursuant to its exercise of any one of the options contained in Subsections 31.1 through 31.3, inclusive, hereof shall be referred to as an "Expansion Area". In the event that Tenant shall exercise an option granted to it under the terms of this Section 31, the Expansion Area shall be delivered to Tenant in "as is" condition, except that Landlord shall undertake demolition of partitions and other tenant improvements contained within the Expansion Area in accordance with Tenant's reasonable specifications, at Landlord's expense prior to delivering the Expansion Area to Tenant. Upon the date on which Landlord delivers possession of each Expansion Area to Tenant, the Expansion Area shall constitute a portion of the Premises (and Landlord shall inform Tenant in writing of the then current Rentable Area of the Premises, including the Expansion Area, and Tenant's Tax Share and Expense Share), Tenant shall promptly commence occupancy thereof and the Expansion Area shall be fully subject to the terms, conditions and agreements set forth in this Lease, including, without limitation, the payment of Minimum Rent, other Rent and all other charges payable on account of the Premises calculated as for the Premises, excepting only that the annual rate of Minimum Rent payable for the Expansion Area shall equal the Minimum Rent payable for the remainder of the Premises (as the same shall increase from time to time during the remainder of the Term) plus One Dollar Fifty Cents ($1.50) per Rentable Square Foot of the Expansion Area. Notwithstanding the foregoing, Landlord agrees that no Minimum Rent or monthly payments on account of Tenant's Tax Share or Tenant's Expense Share shall be payable or otherwise accrue on account of a given Expansion Area following the date on which Landlord delivers possession of such Expansion Area to Tenant until the first to occur of (a) the first day of the eighth (8th) week thereafter or (b) the date on which Tenant commences occupancy of the Premises for purposes of conducting its business therein. Landlord shall provide Tenant with an allowance equal to $22.00 per Rentable Square Foot of the Expansion Area, reduced in the amount of $2.20 for each Lease Year elapsed at the time Tenant takes possession of the Expansion Area (for example, if Tenant exercises the option contained in Section 31.2, above, such allowance shall equal $11.00 per Rentable Square Foot of the


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Expansion Area), which allowance shall be payable to Tenant in the same manner and for the same purposes as the Construction Allowance and the Plans Allowance.

                                  31.4.2 Failure of Tenant to deliver the
prescribed notice of election to exercise its option to lease any Expansion Area on or before the date herein specified shall irrevocably and automatically extinguish any such option to lease the Expansion Area in question but shall not prejudice Tenant's rights respecting any other option to lease the Expansion Area. The exercise of an option to lease any Expansion Area shall not be effective or permissible if an Event of Default shall have occurred and be continuing either at the time such option is exercised or at the time possession of the Expansion Area is delivered, and in such event Tenant's option to lease the Expansion Area in question shall cease and be deemed rescinded by Tenant, and Landlord may freely lease such space to a third party of Landlord's choosing, subject to Tenant's subsequent options hereunder.

                                  31.4.3 In the event that Landlord shall be
unable to deliver possession of any Expansion Area to Tenant due to: the holding over of any other tenant, subtenant, licensee, or other person or entity claiming possession of all or any part of the Expansion Area, or any other reason beyond the control of Landlord, then Landlord shall not be liable in damages to the Tenant, and during the period that the Landlord is unable to give possession all rights and remedies of both parties hereunder shall be suspended insofar as they relate to the Expansion Area and the Expansion Area shall not be deemed to be a portion of the Premises; provided, however, that in the event that Landlord shall be able to deliver possession of the Expansion Area thereafter, then Tenant agrees that the exercise of its option shall be effective as of the date Landlord delivers possession of the Expansion Area to Tenant, and that the term of this Lease shall not be or be deemed to have been extended by virtue of such delay. Notwithstanding the foregoing, if Landlord is unable to deliver any Expansion Area on or before the ninetieth (90th) day of the Lease Year at the commencement of which Landlord is obligated to deliver such Expansion Area pursuant to this Section 31, Tenant may elect by notice delivered to Landlord prior to Landlord's delivery of such Expansion Area to Tenant to rescind Tenant's election to lease such Expansion Area. Such rescission shall not affect any of Tenant's subsequent options with respect to the Expansion Area hereunder, if any, and Landlord may thereupon freely lease the Expansion Area in question to a third party of Landlord's choosing subject to Tenant's subsequent options (if any) hereunder.

                32. Right of First Refusal. Landlord hereby grants to Tenant, effective as of the Lease Commencement Date (but not before), a right of first refusal to lease from Landlord during the Term of this Lease, as extended, all (but not less than all) rentable space that becomes available for tenancy and for which Landlord has an Offer (as hereinafter defined) on the 27th and 30th floors of the Building during the Term of this Lease, as extended, excluding only rentable space (a) with respect to which the then existing tenant occupying same desires to exercise a renewal option or negotiate a new lease and (b) with respect to which a presently existing tenant of the Building on the date of this Lease has an expansion option, which shall be deemed to include, without limitation, a right of first refusal or a right of first offer pre-dating


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this Lease, entitling it to lease such space (such rentable space being herein referred to as the "Available Space"), in "as is" condition, on the following terms and conditions: In the event that Landlord should receive a bona fide offer from any third party to rent all or any portion of the Available Space (an "Offer"), Landlord shall deliver a copy of the offer to Tenant. If Tenant does not execute and return to Landlord a letter agreeing to lease the Available Space on all the terms and conditions contained in the Offer within fifteen (15) Business Days following Tenant's receipt of the Offer, Landlord may thereafter complete the leasing of the Available Space to any third party in accordance with the terms of the Offer within a period not to exceed 180 days. If Landlord does not complete such leasing within one hundred eighty (180) days, Tenant's right of first refusal with respect to such portion of the Available Space shall be reinstated. Notwithstanding anything to the contrary contained herein, in the event that Landlord shall receive and present to Tenant Offers respecting more than one portion of the Available Space at the same time, Tenant may elect to accept any number or none of the Offers and shall not be deemed obligated to accept all of such Offers. Landlord hereby advises Tenant, for informational purposes only, that the leases of the tenants on the 27th floor of the Building on the date of this Lease do not contain any renewal or expansion rights.

                33. Contraction Option. Landlord hereby grants to Tenant the option to terminate this Lease with respect to up to a maximum of seven thousand five hundred (7,500) Rentable Square Feet of space contained within the then current Premises on the 30th floor of the Building ("Contraction Space"), subject to Landlord's reasonable approval of the area, location and configuration of the space with respect to which this Lease is so terminated in order to insure the reasonable marketability thereof to third parties for office purposes, on the terms and subject to the conditions herein set forth. By written notice to Landlord on or before the first day of the fifth Lease Year, Tenant may terminate this Lease with respect to the Contraction Space effective at the close of the last day of the fifth Lease Year. In the event Tenant fails to exercise such option then Tenant shall also have the option, exercisable by written notice delivered to Landlord on or before the first day of the eighth Lease Year, to terminate this Lease with respect to the Contraction Space effective at the close of the last day of the eighth Lease Year. Failure to give timely notice of election shall be deemed a waiver of the respective option herein contained, but a waiver of or failure to timely exercise the first such option shall not preclude the timely exercise of the second such option. Tenant's exercise of the options herein contained shall be irrevocable and shall be absolutely subject to satisfaction of the following terms and conditions:

                              33.1 Contraction Fee. Tenant's notice of
contraction must be accompanied by Tenant's good bank check or other payment acceptable to Landlord in an amount equal to the aggregate of (i) three monthly payments of Minimum Rent for the portion of the Premises with respect to which Tenant is terminating this Lease (pro rated on a per Rentable Square Foot basis) (which sum shall not be credited to Minimum Rent owing under this Lease), plus
(ii) three monthly payments on account of Tenant's Tax Share and Tenant's Expense Share in the amounts Tenant is then paying as additional rent for the portion of the Premises with respect to which Tenant is terminating this Lease (pro rated on a per Rentable Square Foot basis) (which payments shall not be credited to Tenant's Tax Share or Tenant's Expense Share), plus


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(iii) the sum derived by multiplying the then unamortized Landlord's Cost of
Leasing (hereinafter defined) (assuming straight line amortization at a rate of 8% per annum over the Term, except with respect to the Construction Allowance, which shall be amortized at 6.5% per annum over the Term), by the percentage derived by dividing the Rentable Square Footage of the Contraction Space by the Rentable Square Footage of the entire Premises prior to such termination. The term "Landlord's Cost of Leasing" shall mean the aggregate cost to Landlord of Landlord's Work performed under Section 7.4, above, the Construction Allowance, the Plans Allowance, the Minimum Rent and additional rent Tenant was excused from paying under Section 4.1, above, and all real estate brokerage fees and commissions paid to Binswanger and Agent by Landlord and all reasonable legal fees paid by Landlord in connection with Tenant's execution of this Lease.

                              33.2 Vacation. Upon election hereunder to
terminate this Lease with respect to the Contraction Space, Tenant shall vacate the Contraction Space on or before the effective date of the termination of this Lease with respect thereto, and such space shall be left in the condition in which the Premises is required to be left at the time of the termination of this Lease.

                34. Termination Option. Notwithstanding anything to the contrary elsewhere contained in this Lease, Tenant is hereby given the option to terminate the Term effective at the close of the last day of the seventh Lease Year, the last day of the eighth Lease Year or the last day of the ninth Lease Year, as Tenant shall elect, provided Tenant gives Landlord at least twelve (12) months prior written notice of such election. Failure to give timely notice of termination shall be deemed a waiver of the option in question, but a waiver of or failure to timely exercise any single option shall not preclude the timely exercise of any subsequent option. Such termination shall be with respect to the entire Premises shall be irrevocable, and shall be absolutely subject to satisfaction of the following terms and conditions:

                              34.1 Termination Payment. Tenant's notice of
termination must be accompanied by Tenant's good bank check or other payment acceptable to Landlord in an amount equal to the aggregate of (i) two monthly payments of Minimum Rent for the entire Premises as then constituted (which sum shall not be credited to Minimum Rent owing under this Lease), plus (ii) two monthly payments on account of Tenant's Tax Share and Tenant's Expense Share in the amounts Tenant is then paying as additional rent with respect to the entire Premises (which payments shall not be credited to Tenant's Tax Share or Tenant's Expense Share), plus (iii) the then unamortized Landlord's Cost of Leasing (assuming straight line amortization at a rate of 8% per annum over the Term, except with respect to the Construction Allowance, which shall be amortized at 6.5% per annum over the Term).

                              34.2 Vacation. Upon election hereunder to
terminate this Lease, Tenant shall vacate the Premises on or before the effective date of the termination of this Lease, and shall leave same in the condition in which the Premises is required to be left on the Termination Date.


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                35. Miscellaneous

                              35.1 [INTENTIONALLY OMITTED.]

                              35.2 No Reservation or Option. The submission of
this Lease for examination does not constitute an offer to lease, or a reservation of or option for the Premises, and this Lease becomes effective only upon execution and delivery thereof by both Landlord and Tenant. In consideration of Landlord's administrative expense in considering this Lease and the term of Tenant's proposed tenancy hereunder, Landlord's reservation of the leased Premises pending such consideration and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Tenant's submission to Landlord of this Lease, duly executed by Tenant, shall constitute Tenant's irrevocable offer to continue for twelve (12) Business Days from and after receipt by Landlord of the said Lease duly executed by Tenant or until Landlord shall deliver to Tenant written notice of rejection of Tenant's offer, whichever shall first occur. If within said twelve (12) Business Day period Landlord shall neither return the Lease duly executed by Landlord nor so advise Tenant of Landlord's rejection of Tenant's offer, then after said twelve
(12) Business Day period Tenant shall be free to revoke its offer, provided, however, Tenant's offer shall continue until (a) ten (10) days after revoked by Tenant in writing or (b) accepted or rejected by Landlord, whichever shall first occur.

                              35.3 Non Waiver. The failure of either party
hereto in any one or more instances to insist upon the strict performance of any one or more of the agreements, terms, covenants, conditions or obligations of this Lease, or to exercise any right, remedy or election herein contained, shall not be construed as a waiver or relinquishment of the right to insist upon such performance or exercise in the future, and such right shall continue and remain in full force and effect with respect to any subsequent breach, act or omission.

                              35.4 Partial Payment. No payment by Tenant or
receipt by Landlord of a lesser amount than the correct Minimum Rent or Additional Rent due hereunder shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed to effect or evidence an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy in this Lease or at law provided.

                              35.5 Prior Agreements; Amendments. This Lease
constitutes the entire agreement between the parties relating to the subject matter contained herein. Neither party hereto has made any representations or promises to the other except as expressly contained herein. This Lease supersedes all prior negotiations, agreements, informational brochures, letters, promotional information and other statements and materials made or furnished by Landlord or its agents. No rights, easements or licenses are acquired in the Property or in any land adjacent thereto, by Tenant by implication or otherwise, except as expressly set forth in this


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Lease. No agreement hereinafter made shall be effective to change, modify, discharge or effect an abandonment of this Lease, in whole or in part, unless such agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

                              35.6 [INTENTIONALLY OMITTED]

                              35.7 Partial Invalidity. If any of the provisions
of this Lease, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

                              35.8 Common Facilities. Tenant and its agents,
employees and invitees, shall have the right to use, in common with all others granted such rights by Landlord, in a proper and lawful manner, the common walkways and sidewalks on the Property, the common entranceways, lobbies, elevators and stairways, furnishing access to the Premises, and (if the Premises includes less than a full floor) the common lobbies, hallways and toilet rooms on the floor on which the Premises is located. Such use shall be subject to such reasonable rules, regulations and requirements as Landlord may from time to time prescribe with respect thereto.

                              35.9 Choice of Law. This Lease has been executed
and delivered in the Commonwealth of Pennsylvania and shall be construed in accordance with the laws of the Commonwealth of Pennsylvania. Any action brought to enforce or interpret this Lease shall be brought in the court of appropriate jurisdiction in the county in which the Building is located. Should any provision of this Lease require judicial interpretation, it is agreed that the court interpreting or considering same shall not apply the presumption that the terms hereof shall be more strictly construed against a party by reason of the rule or conclusion that a document should be construed more strictly against the party who itself or through its agent prepared the same. It is agreed and stipulated that all parties hereto have participated equally in the preparation of this Lease and that legal counsel was consulted by each responsible party before the execution of this Lease.

                              35.10 No Recordation. This Lease shall not be
recorded in whole or in memorandum form by either party hereto without the prior written consent of the other.

                              35.11 Receipt of Money. No receipt of money by
Landlord from Tenant after the termination of this Lease or after the service of any notice or after the commencement of any suit, or after final judgment for the possession of the Premises, shall reinstate, continue or extend the Term of this Lease or affect any such notice, demand or suit or imply consent for any action for which Landlord's consent is required.

                              35.12 No Joint Venture. This Lease shall create
only the relationship of Landlord and Tenant between Landlord and Tenant and no fee estate shall pass out of Landlord. Nothing herein is intended to be construed as creating a joint venture or partnership relationship between the parties hereto.

                              35.13 No Third Party Beneficiaries.
Notwithstanding anything to the contrary contained herein, no provision of this Lease is intended to benefit any party other than the signatories hereto and their permitted heirs, personal representatives, successors and assigns, and no provision of this Lease shall be enforceable by any other party.

                              35.14 Exhibits. All exhibits referred to in this
Lease are attached hereto and shall be deemed an integral part hereof.

                              35.15 Captions. The captions included in this
Lease, whether for sections, subsections, paragraphs, Table of Contents, Exhibits, or otherwise, are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof, and are not to be used in interpreting this Lease or for any other purpose in the event of any controversy.

                              35.16 Representations. Landlord and Agent have
made no representation, agreement, condition, warranty, understanding, or promise, either oral or written, other than as set forth herein, with respect to this Lease, the Property, the Premises, or otherwise.

                              35.17 Gender; Plural Terms; Persons. The
masculine, feminine, or neuter pronoun shall each include the masculine, feminine, and neuter genders. A reference to person shall mean a natural person, a trustee, a corporation, a partnership and any other form of legal entity. All references (including pronouns) in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well, as the context may require.

                              35.18 Time. Time is of the essence of this Lease
and all of its provisions.

                              35.19 Waiver of Jury Trial. It is mutually agreed
by and between Landlord and Tenant that they hereby waive trial by jury in any action proceeding or counter-claim brought by either of the parties hereto against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises or claim of injury or damage.

                              35.20 Parking Spaces. Landlord shall make
available to Tenant within 30 days of the Lease Commencement Date eighteen (18) monthly contract parking spaces on a non-reserved basis in the Garage Space. Thereupon, if Tenant so elects, Tenant may contract at Tenant's expense with the Garage Space operator for the use of such spaces throughout the Term and any renewals thereof, or for such lesser period as Tenant may elect, and shall abide by all reasonable rules and regulations uniformly applicable to users of parking spaces in the Garage Space. Such parking spaces shall be for use solely by Tenant and Tenant's sublessees, agents and invitees.

                              35.21 Survival Notwithstanding any termination of
the Term of this Lease for any reason, obligations of the parties hereunder which arose prior to such termination (such as the payment of Rent) or relate back to an event which occurred during the Term (such as releases and indemnities herein contained) shall survive such termination and remain fully enforceable thereafter for the period of the applicable statute of limitations.

                              35.22 Guaranty. As a material inducement to
Landlord to enter into this Lease, Tenant agrees to cause PMA Reinsurance Corporation, a Pennsylvania corporation, to execute and deliver to Landlord an unconditional agreement to guarantee and become surety for the full performance of Tenant's obligations under this Lease, said agreement to be in the form attached hereto as Exhibit "I" and incorporated herein by reference, and to be delivered to Landlord, duly executed by said guarantor, simultaneously with Tenant's execution and delivery of this Lease to Landlord.

                              35.23 Time for Performance. In the event any
performance of the obligations imposed by this Lease is required on a Saturday, Sunday or Holiday the time for such performance shall automatically extend until the next following Business Day.

                              35.24 Fire Stair Access. Notwithstanding anything
contained in this Lease to the contrary, Tenant may utilize the fire stairways connecting the several floors of the Building on which the Premises are located for purposes of access between floors of the Premises by Tenant's employees and invitees, in the same manner as if such fire stairways were part of the Premises, on the following terms and conditions:

                                  35.24.1 Subject to Tenant's compliance with
the requirements of Sections 10.7 and 11.6 of this Lease and receipt of all necessary permits, licenses and approvals from governmental entities and agencies having jurisdiction, including without limitation the Philadelphia Fire Marshall's office (copies of which permits, licenses and approvals shall be delivered to Landlord prior to the commencement of any work in the fire stairways), Tenant may paint and install lighting in that portion of the fire stairways beginning on and including the landing serving the lowest floor of the Premises and ending on and including the landing serving the highest floor of the Premises (excluding any non-contiguous floors of the Premises), at Tenant's sole expense, provided that Tenant may not carpet such portion of the fire stairways. In connection with such work, and subject as aforesaid, Tenant shall install Weigand card readers compatible with the existing Building card access system and the Building fire alarm system in the stairwells to permit access through the fire stairway doors to the Premises.

                                  35.24.2 Solely for purposes of Sections 10.6,
10.7, 14 and 15 of this Lease, those portions of the fire stairways so painted and lit by Tenant shall be deemed part of the Premises. Likewise, all rules and regulations applicable to the Premises shall be applicable to Tenant's use of the fire stairways. For all other purposes, the fire stairways shall not be part of the Premises. Tenant shall not be obligated to pay any Rent on account of its use of the fire stairways.

                                  35.24.3 Tenant's use of the fire stairways
shall be in common with Landlord and all other tenants of the Building, and their respective employees, agents, contractors and invitees.

                                  35.24.4 The parties intend that the portion of
the fire stairways decorated by Tenant hereunder shall not receive janitorial services of a different type or with greater frequency than the remainder of the fire stairways of the Building.

                                  35.24.5 Tenant shall not allow Tenant's
employees and invitees to utilize the remainder of the fire stairways in the Building except in the event of an emergency or Building fire drill.

                IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Lease to be executed by their duly authorized representatives as of the day and year first above written.


                                          TENANT

                                            LORJO CORP.

Attest:

/s/ Paul T. Luber                           By: /s/ John W. Smithson
-----------------------------                   -------------------------------
Name: Paul T. Luber                             Name:  John W. Smithson
Title: Assistant Secretary                      Title: Vice President

[Corporate Seal]


                                          LANDLORD

Witness:                                    NINE PENN CENTER ASSOCIATES, L.P.

                                            By Transportation Associates, a
                                            Pennsylvania limited partnership,
                                            its managing general partner

                                            By: /s/ Ronald Rubin
                                                --------------------------------
                                                Name:  Ronald Rubin
                                                Title: Managing General Partner


                                            By The Equitable Life Assurance
                                            Society of the United States,
                                            general partner


                                            By: /s/ Frederick F. Buchholz
                                                --------------------------------
                                                Name:  Frederick F. Buchholz
                                                Title: Investment Officer

                                    EXHIBIT B

                             [INTENTIONALLY OMITTED]

                                    EXHIBIT C

                                       To
                            Mellon Bank Center Lease


                               MELLON BANK CENTER
                              RULES AND REGULATIONS


                1. The entrances, sidewalks, halls, passages, concourses, plaza, elevators, lobbies, stairways, and driveways shall not be obstructed by Tenant or used for any purpose other than for ingress to and egress from the Premises. The halls, passages, entrances, elevators, stairways, balconies and roof are not for the use of the general public, and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord shall be prejudicial to the safety, or interest of the Building or its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of its business including Tenant's employees, agents, contractors, guests and invitees, unless such persons are engaged in illegal activities.

                2. Tenant, its employees, contractors, agents, servants, visitors, and licensees shall not go upon the roof or mechanical floors of the Building without the written consent of Landlord which consent shall not be unreasonably withheld or delayed during the course of the Tenant Work.

                3. The exterior windows and doors that reflect or admit light or air into the Premises or the halls, passageways or other public places in the Building or the Property, shall not be covered or obstructed by Tenant. No showcase or other articles shall be put in front or affixed to any part of the exterior of the Building or the Property, nor placed in the halls, corridors or vestibules, nor shall any article obstruct any air-conditioning supply or exhaust.

                4. No awnings, air conditioning units, fans, aerials, antennas, or other projections or similar devices shall be attached to the Building, regardless of whether inside the Building or on its facade or its roof, without the prior written consent of Landlord. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window, transom or door of the Premises or the Building without the prior written consent of Landlord. All curtains, blinds, shades, screens, and other fixtures must be of a quality, type, design and color, and attached in the manner approved by Landlord. All electrical fixtures shall be fluorescent, of a quality, type, design, and color approved by Landlord unless the prior consent of Landlord has been obtained for any other lighting or lamping.

                5. No Tenant or employees, contractors, agents, servants, visitors, or licensees of Tenant shall sweep or throw or permit to be placed, left or discarded from the Premises any rubbish, paper, articles, objects or other substances into any of the corridors or halls, elevators, or out of the doors or stairways of the Building.

                6. Tenant shall at all times keep the Premises neat and orderly.

                7. Tenant shall not mark or in any other way deface any part of the Premises, Building or Property. The ceiling shall not be used for the suspension of any item or fixture, including, without limitation, plants and decorative items. No boring, drilling of nails or screws, cutting or stringing of wires shall be permitted within the Building or the Property (excluding the Premises), except with the prior written consent of Landlord and as Landlord may direct. Tenant shall not lay floor tile or other similar floor covering in the Premises, except with the prior approval of Landlord which approval shall not be unreasonably withheld, conditioned or delayed. Floor covering shall be affixed to the floor in a manner which permits easy removal and shall be subject to approval by Landlord prior to installation.

                8. No freight, furniture of bulky matter of any description shall be received into the Building or carried into the passenger or service elevators except during hours and in a manner approved by Landlord. Any hand trucks, carryalls, or similar appliances used for delivery or receipt of merchandise or equipment shall be equipped with rubber tires, side guards and such other safeguards as Landlord shall reasonably require.

                9. Tenant shall not permit any work to be done or service to be rendered in the Premises, including moving of goods into or out of the Premises, involving the employment of labor incompatible with the employees or contractors doing work or performing services by or on behalf of Landlord.

                10. Any tenant deciding to move any equipment or office furniture into, out of, or within the Building, requiring more than two (2) elevator trips, must notify Landlord at least one (1) week in advance of intended move. Any move involving lesser use of the freight elevators or use on Saturday or Sunday shall require twenty-four (24) hours notice. Such notification shall include: (i) the date of the move, (ii) the time of move (which shall not be during normal working hours on Business Days without Landlord's consent), (iii) the number of elevators and operators required for the move, and (iv) an agreement by the Tenant to pay the then prevailing charge for the use of the elevators and operators. Upon receipt of the above information, Landlord, or its agent, will issue a letter of authorization to the Tenant to arrange for elevator operators.

                11. The freight elevator shall not be used by Tenant without Landlord's prior approval.

                12. Tenant shall not alter any lock or install a new or additional lock or any bolt or other security device on any door of the Premises without prior written consent of Landlord.

If Landlord shall give its consent, Tenant shall in each case furnish Landlord with two keys for each such lock and security device.

                13. Dock facilities are to be used only for loading and unloading procedures. No parking or storage privileges are extended.

                14. No dumpsters are to be placed at the loading dock without prior notification and approval by Landlord which approval shall not be unreasonably withheld, conditioned or delayed.

                15. If Tenant desires telecommunications signalling, telephonic, protective alarm, connections, or other such wires, apparatus, or devices, Landlord will direct electricians as to where and how the wires are to be introduced. No boring or cutting for wires or otherwise shall be made without directions and approval from Landlord, which shall not be unreasonably withheld, conditioned or delayed. All wires must be clearly tagged at the distributing boards and junction boxes, and elsewhere as reasonably required by Landlord, with the number of the office to which said wires lead, the purpose of the wires, and the name of the concern, if any, operating or servicing the same.

                16. The electrical, mechanical, and telephone closets, water and wash closets, drinking fountains and other plumbing, electrical and mechanical fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, coffee grounds, acids or other substances shall be deposited therein. No access to the electrical, mechanical and telephone closets will be permitted without the prior consent of Landlord which consent shall not be unreasonably withheld, conditioned or delayed. All damages resulting from any misuse of the fixtures shall be borne by the Tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same. No person shall waste water by interfering or tampering with the faucets or otherwise.


                17.Tenant shall not create, execute, or deliver any financing or security agreement of any kind that may be considered or give rise to any lien upon the Premises, the Building, or the Property.

                18. No portion of the Premises, Building, or Property shall be used or occupied at any time for manufacturing, for the storage of merchandise, for the sale of merchandise, goods or property of any kind at auction or at retail, or as sleeping or lodging quarters.

                19. In the design, layout, construction, renovation, and/or installation of Tenant's demising walls, partitions, furniture, fixtures, equipment, and all other improvements and betterments of or in the Premises, the live load of seventy (70) pounds per square foot shall not be exceeded at any time.

                20. Tenant shall not engage or pay any employees on the Premises, except those actually working for such Tenant on said Premises, and Tenant shall not advertise for labor giving an address at said Premises.

                21. No bicycles, vehicles, animals, or birds of any kind (other than a seeing-eye dog for a blind person), shall be brought into or kept by Tenant in or about the Premises, the Building, or the Property.

                22. Tenant shall not do or commit, or suffer to be done or committed, any act or thing whereby, or in consequence whereof, the rights of other tenants will be materially obstructed or interfered with, or other tenants will in any other way be injured or annoyed, or whereby the Building will be damaged, nor shall Tenant cause or suffer to be caused any noise, vibrations, obnoxious odors, or electronic interference which disturbs other tenants, the operation of their equipment or the operation of any equipment in the Building (including, without limitation, radio, television reception). Tenant shall not suffer nor permit the Premises or any part thereof to be used in any manner or anything to be done therein nor suffer nor permit anything to be brought into or kept in the Premises which, in the reasonable judgment of Landlord, shall in any way impair or tend to materially impair the appearance of the Building.

                23. Tenant shall not serve, nor permit the serving of alcoholic beverages in the Premises unless Tenant shall have procured Host Liquor Liability Insurance, issued by companies and in amounts reasonably satisfactory to Landlord, naming Landlord as an additional party insured.

                24. Except as otherwise explicitly permitted in its lease, Tenant shall not allow any open flames, cooking, the operation or conduct of any restaurant, luncheonette or cafeteria for the sale or service of food or beverages to its employees or to others, except for food and beverage vending machines, microwave ovens and hot plates and, at catered affairs only, chafing dishes, or install or permit the installation or use of any cigarette, cigar or stamp dispensing machine.

                25. Any person in the Building will be subject to identification by employees and agents of Landlord. All persons in or entering Building shall be required to comply with the security policies of the Building. Tenant shall keep doors to unattended areas locked, and shall otherwise exercise reasonable precautions to protect property from theft, loss or damage.

                26. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building during the continuance of the same by closing the doors or otherwise for the safety of Tenants or Landlord and protection of property in the Building.

                27. Landlord shall, in no case, be responsible for the admission or exclusion of any person to or from the Building for access or for invasion, hostile attack, insurrection, mob violence, riot, public excitement or other commotion.

                28. Tenant shall immediately notify Landlord of any injury to a person or damage to property regardless of cause within the Premises and all public areas within the Building.

                29. Canvassing, soliciting, and peddling in the Building is prohibited and Tenant shall cooperate in preventing the same, and report all such activity to Landlord.

                30. Tenant, upon the termination of the tenancy, shall deliver to Landlord all of the keys, combinations to all locks, of offices, rooms and toilet rooms which shall have been furnished Tenant or which Tenant shall have made.

                31. These Rules and Regulations shall be read in conjunction with the Lease and the Exhibits thereto. To the extent these Rules and Regulations are inconsistent with the remainder of the Lease and Exhibits, the Lease and other Exhibits shall control.

                32. Landlord may, by ten (10) days written notice to Tenant, promulgate additional rules and regulations, and/or modifications of the rules and regulations which are, in Landlord's reasonable judgment, desirable for the general safety, comfort and convenience of occupants and tenants in the Building. All such rules and regulations shall be deemed a part of this Lease, with the same effect as though written herein. Landlord shall enforce all rules and regulations uniformly against all Office Space tenants in the Building (except the Pyramid Club).

                                   EXHIBIT "D"
                                       To
                            Mellon Bank Center Lease

                             Index of Defined Terms


             Term                                      Section in Which Defined
             ----                                      ------------------------

             Additional Rent                                       1
             Affiliate                                             1
             Agent                                                 1
             Application for Payment                               7.7.2
             Base Building Plans                                   7.1
             Building                                              2.1
             Business Hours                                        1
             Capital Expenditures                                  6.1.3.24
             Confirmation Memorandum                               3.6
             Construction Allowance                                1
             Construction Documents                                7.3.3
             Deficiencies                                          5.2.5

             Design Development Documents                          7.3.2
             Expansion Area                                        31.3.1
             Expense Share Date                                    6.2.1.2
             First Lease Year                                      3.1
             HVAC                                                  8.1
             Indemnify                                             14.2
             Issued for Construction                               7.3.4.4
             Land                                                  1
             Landlord                                              1
             Landlord's Cost                                       7.8.1
             Lease Commencement Date                               3.1
             Lease Interest Rate                                   1
             Lease Year                                            3.1
             Minimum Rent                                          4
             Monthly Operating Expense Estimate                    6.2.1.1
             Notifying Party                                       15.10
             Office Space                                          2.1
             Operating Expenses                                    6.1.3
             Operating Expense Statement                           6.1.8
             Operating Year                                        6.1.1
             Permitted Use                                         1
             Pledge                                                12.1
             Premises                                              2.1
             Prime Rate                                            1
             Profit                                                12.7
             Property                                              1
             Real Estate Taxes                                     5.1.1
             Renewal Term                                          30.1
             Rent                                                  4.4
             Rentable Area                                         1
             Rentable Square Feet                                  1
             Schematic Design Documents                            7.3.1
             Sublet Notice                                         12.4
             Sublet Space                                          12.5
             Tax Statement                                         5.1.5
             Tax Year                                              5.1.4
             Tenant                                                29.2
             Tenant Work                                           7.5
             Tenant's Construction Representative                  7.2
             Tenant's Expense Share                                6.1.2
             Tenant's Tax Share                                    5.1.3
             Term                                                  3.1.1
             Termination Date                                      3.1

                                    EXHIBIT E

                                       To
                            Mellon Bank Center Lease

                         TENANT'S CONTRACTORS' INSURANCE


                Prior to approving any contractor or subcontractor, Landlord may require each contractor and subcontractor to obtain the following insurance, at its own expense, in amounts not less than those specified below:

                1. Worker's Compensation insurance in accordance with the laws of the Commonwealth of Pennsylvania.

                2. Employer's Liability insurance in an amount not less than $1,000,000.

                3. Commercial General Liability insurance on an occurrence form for: (a) bodily injury, and (b) property damage liability, with limits of $1,000,000 combined single limit, each occurrence. Such insurance policy shall include, but shall not be limited to: CGL Form, Premises - Operation, Explosion, Collapse, Underground Hazard, Products/Completed Operations Hazard , Blanket Contractual Coverage (including coverage for the Indemnity Clauses provided under this Contract), Broad Form Property Damage, Independent Contractors, Personal Injury.

                4. Business Automobile Liability covering owned, hired, and non-owned vehicles with limits of $1,000,000 combined single limit each occurrence.

                The above insurances (#3 through #4) shall, without liability on the part of Landlord(s) and Agent for premiums thereof include the following:

                A.  Endorsement as Additional Insureds of:

                    a. Landlord(s) and Agent and their partners, directors, officers, employees, agents and representatives; and

                B. Thirty (30) day prior notice of cancellation to each named insured.

                                   EXHIBIT "G"
                                       TO
                            MELLON BANK CENTER LEASE

                             CLEANING SPECIFICATIONS

IT IS THE INTENT OF THIS EXHIBIT THAT THE BUILDING BE KEPT NEAT AND CLEAN AT ALL TIMES. THE SPECIFICATIONS OUTLINED BELOW SHOULD, THEREFORE, BE REFERRED TO AS A MINIMUM STANDARD.

- - - --------------------------------------------------------------------------

General Cleaning five (5) nights per week, Sunday through Thursday nights, unless excluded by Union contract, and further, excluding Union Holidays.

NIGHTLY

     1.   Empty and damp wipe all ash trays.

     2.   Empty and dust wipe all waste receptacles.

     3. Place waste in bags and leave in designated area off Tenant's premises.

     4.   Empty, clean and refill smoking urns as needed.

     5. Dust all areas within hand high reach; this includes window sills, wall ledges, chairs, desks, tables, baseboards, file cabinets, radiators, pictures and all manner of office furniture.

     6.   Damp wipe all glass top desks and tables.

     7.   Damp wipe spillage on furniture in lounges and lunch room areas.

     8.   Sweep with treated cloths all composition tile flooring.

     9. Vacuum all carpeted areas and remove spots. Spot vacuum one night, full vacuum every other night.

    10.   Sweep and wash rubber mats as necessary.

GENERAL OFFICE AREAS

Quarterly

          Strip, scrub and wash all composition tile flooring.

HIGH DUSTING

Monthly

     1. High dust all walls, ledges, pictures, anemostats and registers of public areas not reached in normal nightly cleaning.

     2. High dust all walls, ledges, pictures, files, anemostats and registers of office areas not reached in normal nightly cleaning.


LIGHTS

Quarterly

          Dust all lighting fixtures in public areas.

Yearly

     1.   Wash all lighting fixtures in public areas. (*)

     2.   Wash all lighting fixtures in office areas. (*)

          (*) We would expect lighting fixtures to be dusted on tube replacement.


STAIRWAYS

Weekly

          Sweep and dust stairways.

Monthly

     1.   Wash all stairways other than fire tower.

     2.   Sweep and dust fire tower stairways.

Semi-Annually

          Wash fire tower stairways.


ELEVATOR & ESCALATORS

Weekly

     1.   Clean Passenger elevator saddles.

     2.   Clean Freight elevator saddles.


MISCELLANEOUS

Yearly

          Wash marble walls.


AS NECESSARY

          Snow removal.


DAY PORTER SERVICE

     1. Police all public areas and men's toilets in Tenant's Premises twice daily.

     2. Refill toilet room dispensers in Tenant's Premises as needed twice daily.

     3.   Sweep sidewalks.

     4.   Remove fingermarks from entrance doors.

     5.   Set out foul weather mats when necessary.


DAY MATRON SERVICES (Twice during daily working hours)

     1.   Police ladies' restrooms in Tenant's Premises.

     2. Refill all toilet room dispensers in Tenant's Premises, including sanitary napkins.


WINDOW CLEANING SERVICES (Weather and access permitting)

Daily

     1.   Clean entrance doors.

     2.   Clean glass in directors.

Every Three Months

     1.   Clean all windows inside and out.

     2.   Clean clear interior partition glass. (*)

Every Six Months

          Clean frosted interior partition glass. (*)

          (*) Spot clean all glass, if needed, by night cleaning crew.

                                    EXHIBIT I
                                       To
                            Mellon Bank Center Lease

                                GUARANTY OF LEASE

                WHEREAS, a certain Lease of even date herewith has been or will be executed by and between Nine Penn Center Associates, L.P. ("Landlord"), and LORJO CORP., a Pennsylvania corporation ("Tenant"), covering certain premises in the building known as Mellon Bank Center, Philadelphia, Pennsylvania (the "Lease"); and

                WHEREAS, the Landlord requires as a condition to its execution of the Lease, that the undersigned unconditionally becomes a surety to Landlord for the obligations of Tenant under the Lease; and

                WHEREAS, the undersigned is a principal of Tenant and as such is desirous that Landlord enter into the Lease with Tenant.

                NOW THEREFORE, in consideration of the execution of the Lease by Landlord and other good and valuable consideration and intending to be legally bound hereby, the undersigned hereby unconditionally becomes surety to Landlord, its successors and assigns for the full, faithful and punctual performance of each and all of the covenants, agreements and conditions of the Lease to be kept and performed by Tenant, in accordance with and within the times, terms and conditions prescribed by the Lease as well as all other liabilities now or hereafter contracted by Tenant with Landlord together with all reasonable costs and expenses (including reasonable attorney's fees) incurred by Landlord in connection with the enforcement or collection of any of the foregoing (hereinafter collectively referred to as the "Liabilities"). The undersigned further agrees as follows:

                1. Landlord shall have the right from time to time, and at any time in its sole discretion, without notice to or consent from the undersigned, or without affecting, impairing or discharging in whole or in part, the Liabilities of the Tenant or the obligations of the undersigned hereunder, to modify, change, extend, alter, amend, or supplement in any respect whatever, the Lease, or any agreement or transaction between Landlord and Tenant or between Landlord and any other party liable for the Liabilities, or any portion or provision thereof; to grant extensions of time and other indulgences of any kind to Tenant; to compromise, release, substitute, exercise, enforce or fail to refuse to exercise or enforce any claims, rights, or remedies of any kind which Landlord may have at any time against Tenant or any other party liable for the Liabilities, or any thereof, or with respect to any security of any kind held by Landlord at any time under any agreement or otherwise. The obligations of the undersigned hereunder shall not be affected, impaired or discharged. in whole or in part, by reason of any action whatsoever taken by Landlord, including, without limitation, any sale, lease, disposition, liquidation or other realization (which may be negligent, willful or otherwise with respect to any security in which Landlord may at any time have any interest or against any other party liable for all or any part of the Liabilities).

                2. The undersigned waives: (a) all notices, including but not limited to (i) notice of acceptance of this Guaranty; (ii) notice of presentment, demand for payment, or protest of any of the Liabilities, or the obligation of any person, firm, or corporation held by Landlord as collateral security; (b) all defenses, offsets and counterclaims which the undersigned may at any time have to any of the Liabilities; (c) trial by jury and the right thereto in any proceeding of any kind, whether arising on or out of, under or by reason of this Guaranty, or any other agreement or transaction between the undersigned, Landlord and/or Tenant; and (d) all notices of the financial condition or of any adverse or other change in the financial condition of Tenant.

                3. Landlord may, without notice, assign this Guaranty in whole or in part, and no assignment of this Guaranty or assignment or transfer of the Lease or subletting of the Demised Premises shall operate to extinguish or diminish the liability of the undersigned hereunder.

                4. The liability of the undersigned under this Guaranty shall be primary under any right of action which shall accrue to Landlord under the Lease and Landlord may, at its option, proceed against the undersigned without having to commence any action, or having obtained any judgment against Tenant.

                5. All of the Liabilities and the obligations of the undersigned hereunder shall be immediately due and payable by the undersigned, anything contained herein to the contrary notwithstanding, immediately upon the occurrence of an Event of Default (as defined in the Lease) whether or not Landlord has exercised any option which it may have to require payment in full or acceleration of payment of the Liabilities from any other person liable for payment of the Liabilities.

                6. The undersigned agrees and consents to the exclusive jurisdiction of the Courts of Common Pleas of Pennsylvania and/or the United States District Court for the Eastern District of Pennsylvania in any and all actions and proceedings whether arising hereunder or under any other agreement or undertaking between the undersigned, Landlord and/or Tenant and irrevocably agrees to service of process by certified mail, return receipt requested, to its address set forth herein.

                7. The obligations of the undersigned hereunder shall not be affected, impaired or discharged, in whole or in part, by reason of: (a) the entry of an order for relief pursuant to the United States Bankruptcy Code by or against Tenant or the undersigned; (b) the proposal of or the consummation of a plan of reorganization concerning Tenant or the undersigned; or (c) the assignment of Tenant's obligations pursuant to (i) the Lease; (ii) an order of court; or (iii) by operation of law.

                8. The waiver of any right by Landlord or its failure to exercise promptly any right shall not be construed as the waiver of any other right including the right to exercise the same at any time thereafter. No waiver of modification of any of the terms or conditions of this Guaranty shall be binding against Landlord unless such waiver or modification is in a writing signed by Landlord.

                9. Any acknowledgement, new promise, payment of rent or other sums by Tenant or others with respect to the Liabilities of Tenant, shall be deemed to be made as agent of the undersigned for the purposes hereof, and shall, if the statute of limitations in favor of the undersigned against Landlord shall have commenced to run, toll the running of such statute of limitations, and if such statute of limitations shall have expired, prevent the operation of such statute.

                10. The provisions of this Guaranty shall bind the successors and assigns of the undersigned and shall inure to the benefit of Landlord, its successors and assigns.

                11. All rights and remedies of Landlord are cumulative and not alternative. This Guaranty is, and shall be deemed to be, a contract entered into under and pursuant to the laws of the Commonwealth of Pennsylvania and shall be in all respects governed, construed, applied and enforced in accordance with the laws of said Commonwealth. No defense given or allowed by the laws of any other state or country shall be interposed in any action or proceeding hereunder unless such defense is also given or allowed by the laws of the Commonwealth of Pennsylvania.

                12. The undersigned represents that at the time of the execution and delivery of this Guaranty nothing exists to impair the effectiveness of the obligations of the undersigned to Landlord hereunder, or the immediate taking effect of this Guaranty between the undersigned and Landlord with respect to the undersigned becoming a surety for the Liabilities.

                13. If less than all persons who were intended to sign this Guaranty do so, the same shall nevertheless be binding upon those who do sign and if one person shall sign, all plural references shall be read as singular. In the event the undersigned consists of more than one person or entity, the obligations of such persons and entities hereunder shall be joint and several.

                14. Any notice or demand given or made under this Guaranty shall be given or made by mailing the same by certified mail to the party to whom the notice or demand is given or made at the following address of such party set forth in this Guaranty or at such other address as may be stipulated by notice given as aforesaid:

                If to Landlord:

                         c/o The Rubin Organization
                         The Bellevue, 3rd Floor
                         200 S. Broad Street
                         Philadelphia, PA  19102
                         Attn: Director of Leasing

                With a copy to:

                         Richard I. Rubin & Co., Inc.
                         Management Office
                         Concourse Level, Mellon Bank Center
                         1735 Market Street
                         Philadelphia, PA  19103
                         Attn: Building Manager

                With a copy to:

                         Banque Paribas
                         The Equitable Tower
                         787 Seventh Avenue
                         New York, New York 10019
                         Attention:  Douglas Veasey

                With a copy to:

                         Winston & Strawn
                         175 Water Street
                         New York, New York 10038
                         Attention:  Douglas L. Wisner, Esq.

                If to the undersigned:

                         PMA Reinsurance Corporation
                         Suite 2800
                         1735 Market Street
                         Mellon Bank Center
                         Philadelphia, PA  19103
                         Attn: Steve Tirney

                With a copy to:

                         The PMA Building
                         380 Sentry Parkway
                         Blue Bell, PA  19422
                         Attn: Paul T. Luber

                         Banque Paribas
                         The Equitable Tower
                         787 Seventh Avenue
                         New York, New York 10019
                         Attention:  Douglas Veasey

                With a copy to:

                         Winston & Strawn
                         175 Water Street
                         New York, New York 10038
                         Attention:  Douglas L. Wisner, Esq.

                IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be executed and sealed this ____ day of ________________, 1994.


Attest:                                     PMA REINSURANCE CORPORATION



_____________________________               By: _______________________________
Name:                                           Name:
Title:                                          Title:

(Corporate Seal)

                                    EXHIBIT J

                                Salvaged Material



1. All 2x4 light fixtures to be removed from the ceiling, and stored in an area determined by Landlord.

2. All wood and hollow metal doors to be removed prior to the demolition of the walls and stored in an area determined by Landlord. All hardware i.e.: locksets, latchsets, hinges and closures designated by Tenant prior to demolition, will remain on the doors.

3. Flexible duct is to be removed and stacked on floor. All VAV boxes and supplemental air conditioning units are to remain in their existing Allocations.

4. All plumbing fixtures i.e.: sinksand faucets, are to be removed and stored in an area determined by Landlord.

5. All fire alarm equipment and devices i.e.: smoke detectors, fire horns, strobe lights, warden pull stations, etc., are to be tied up to the existing structure.

6. All decorative light fixtures to be removed and stored in an area determined by Landlord.

7. All french doors in elevator lobbies in the Premises to be removed and stored in an area determined by Landlord.

                                    EXHIBIT L
                                       To
                            Mellon Bank Center Lease

                           CONFIRMATION OF LEASE TERM


                THIS IS AN AGREEMENT dated as of the _____ day of ______________ , 19__ by and between NINE PENN CENTER ASSOCIATES, L.P. ("Landlord") and ("Tenant").

                              W I T N E S S E T H:

                WHEREAS, by a lease dated as of ____________ , 1994, between the parties hereto (the "Lease") Landlord leased to Tenant and Tenant leased and took from Landlord, certain premises at Mellon Bank Center in Philadelphia, Pennsylvania for the term and upon the terms and conditions more specifically set forth therein (the "Premises");

                WHEREAS, the Lease provides that the parties shall execute a confirmation of certain terms of the Lease when the Lease Commencement Date (as defined in the Lease) occurred;

                NOW THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

                A. The Lease has not been amended except as follows:

                B. The Tenant is now in possession of the Premises.

                C. The Tenant acknowledges that the Lease is in full force and effect.

                D. The Lease Commencement Date of the Lease and the Termination Date of the term of the Lease are as follows:

                E. Tenant's obligation to pay Rent commences on _________, being the first day after the Rent Free Period (as defined in the Lease).

                F. Nothing in this Agreement is intended to change or modify the rights of the parties under the Lease.

                IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed by their duly authorized representatives the day and year first above written.

                                    LANDLORD

Witness:                                    NINE PENN CENTER ASSOCIATES, L.P.
                                            By Transportation Associates, a
                                            Pennsylvania limited partnership,
                                            its managing general partner


__________________________________          By: _______________________________
                                                Name:  Ronald Rubin
                                                Title: Managing General Partner


                                     TENANT

Attest:


__________________________________          By: _______________________________
                                                Name:
                                                Title: